EXHIBIT 2.2

                            STOCK PURCHASE AGREEMENT*




                                 by and between


                   SIX CONTINENTS International Holdings B.V.

                                   as Seller,



                                       and



                           HPT IHG-2 Properties Trust

                                    as Buyer



                                December 17, 2004










* Composite version of Stock Purchase Agreement reflecting amendments through the date of filing.

                                TABLE OF CONTENTS

 1.   Deadlines and Definitions.............................................2
 2.   Transfer of Shares....................................................2
 3.   Purchase Price........................................................2
 4.   Buyer's Due Diligence and Inspection Rights; Termination Right........2
 5.   Covenants.............................................................5
 6.   Closing..............................................................10
 7.   Closing Costs........................................................13
 8.   Representations and Warranties.......................................13
 9.   Casualty and Condemnation............................................22
 10.  Other Conditions to Closing..........................................23
 11.  Transaction Issues: Brokers, Confidentiality and Indemnity...........25
 12.  Default At or Prior to Closing.......................................26
 13.  Notices..............................................................27
 14.  General Provisions...................................................28
 15.  Additional Termination Rights........................................32
 16.  Limitation of Liability..............................................32
 17.  Conflicting Terms....................................................32
 18.  Nonliability of Trustees.............................................32

                                          SCHEDULE OF EXHIBITS AND SCHEDULES

                                                                                                   REFERENCE
EXHIBIT                          TITLE                                                             PARAGRAPH
-------                          -----                                                             ---------

   A.           Legal Description of Land                                                           Recitals
   B.           Hotel Lease Agreement                                                               Recitals
   C.           Indemnification Agreement                                                           Recitals
   D.           List of Assets and Liabilities to Be Transferred Out of                        5.1(K), 6.2(M) and
                the Company Prior to Closing Date                                                   8.1(BB)
   E.           Puerto Rico Comfort Letter                                                           5.1(L)
  E-1           New Tax Concession
   F.           Tenant Estoppel Certificate                                                          5.1(N)
   G.           Ground Lease Estoppel                                                                5.1(N)
   H.           Affidavit of Title                                                                   6.2(D)
   I.           Authority Certificate                                                                6.2(F)
   J.           Reaffirmation of Representations                                                     6.2(G)
   K.           Leases                                                                               8.1(E)
   L.           List of Contracts                                                                    8.1(E)
   M.           Press Release                                                                         11.2
   N.           Letter Regarding Guarantee                                                           6.2(Q)
                                                                                                    REFERENCE
SCHEDULE                           TITLE                                                            PARAGRAPH
--------                           -----                                                            ----------
  A             Definitions                                                                          1.2
                Seller's Reps and Warranties
  8.1(D)        Pending or Threatened Litigation                                                     8.1(D)
  8.1(F)        Conditions Materially Affecting the Property                                         8.1(F)
  8.1(G)        Conditions Affecting Utilities and Services                                          8.1(G)
  8.1(H)        Violation of Laws Relating to Zoning, Construction, Health                           8.1(H)
                and Five Safety, etc.
  8.1(I)        Unpaid (Delinquent) Taxes or Special Assessments                                     8.1(I)
  8.1(K)        Hazardous Materials                                                                  8.1(K)
  8.1(M)        Material Defects in Property                                                         8.1(M)
  8.1(N)        Unpaid Taxes, Etc.                                                                   8.1(N)
  8.1(O)        Unobtained Licenses and Permits                                                      8.1(O)
  8.1(R)        Violation of Laws                                                                    8.1(R)
  8.1(T)        Material Defaults with Respect to Permitted Title Exceptions                         8.1(T)
  8.1(W)        Information with Respect to Leases and Ground Leases                                 8.1(W)
  8.1(AA)       List of Material Governmental Licenses, Permits,                                     8.1(AA)
                Concessions and Franchises
  8.1(BB)(iii)  Pending or Threatened Litigation Continuing After Closing                            8.1(BB)(iii)

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of December 17, 2004 (the "Effective Date"), by and between SIX CONTINENTS INTERNATIONAL HOLDINGS B.V., a Netherlands closed limited liability company ("Seller"), and HPT IHG-2 Properties Trust, a Maryland real estate investment trust ("Buyer").

                                R E C I T A L S:

         WHEREAS, Seller owns all of the issued and outstanding shares of common stock, with a par value of One Hundred Dollars ($100) per share (the "Company Shares"), of Crowne Plaza (Puerto Rico) Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Company"); and

         WHEREAS, the Company is the owner of the InterContinental San Juan Resort and Casino in San Juan, Puerto Rico (the "Hotel"), including (i) fee simple title ("pleno dominio") to the land described on Exhibit A (the "Owned Real Property"), (ii) a valid and assignable leasehold estate in and to the leased land also described on Exhibit A (the "Leased Real Property") and (iii) the Property (as hereinafter defined); and

         WHEREAS, this Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, all of the Company Shares for an aggregate purchase price of One Hundred Nineteen Million and No/100 Dollars ($119,000,000.00), plus an amount equal to the amount of Working Capital of the Company at Closing and Buyer will thereby acquire all the outstanding capital stock of the Company, all upon the terms and conditions set forth herein; and

         WHEREAS, simultaneously with the execution of this Agreement by Buyer and Seller, Buyer and certain related parties of Seller and the Company (each, a "Seller Related Party," collectively, the "Seller Related Parties") are entering into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") pursuant to which Buyer will purchase certain other hotels and properties owned by the Seller Related Parties; and

         WHEREAS, a Seller Related Party (such party being the "Lessee"), on one hand, and the Company or a related party of Buyer (such party being the "Lessor"), on the other hand, shall enter into a Lease Agreement in the form attached hereto as Exhibit B (the "Hotel Lease Agreement") pursuant to which the Lessor will lease the Hotel to the Lessee; and

         WHEREAS, on the Closing Date, Buyer, Seller and Holiday Hospitality Franchising, Inc., a Delaware corporation ("HHF"), will enter into an Indemnification Agreement substantially in the form attached hereto as Exhibit C (the "Indemnification Agreement"), pursuant to which Seller and HHF will indemnify Buyer and its affiliates with respect to certain potential losses and damages; and

         NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Seller to Buyer and by Buyer to Seller upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

         1. Deadlines and Definitions.

              1.1 Deadlines. Wherever used in this Agreement, the following terms shall have the meanings set forth below:

              "Closing Deadline" shall be the same date as the initial "Closing Deadline" set forth in, and as such date may be extended in accordance with the terms of, the Purchase and Sale Agreement.

              "Due Diligence Deadline" shall mean January 14, 2005.

         1.2 Definitions. In addition, wherever used in this Agreement, the terms set forth on Schedule A shall have the meanings set forth on Schedule A.

         2. Transfer of Shares. Subject to the terms and conditions of this Agreement on the Closing Date, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, all of the Company Shares for the consideration specified below in Paragraph 3.

         3. Purchase Price. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer shall pay to Seller (1) an aggregate amount of One Hundred Nineteen Million and No/100 Dollars ($119,000,000.00), in cash by wire transfer, for the Company Shares (the "Purchase Price"), and (2) an aggregate amount, in cash by wire transfer, equal to Twenty Nine Million and No/00 Dollars ($29,000,000.00) on account of the Working Capital of the Company (such amount, together with the Purchase Price, the "Adjusted Purchase Price").

         4. Buyer's Due Diligence and Inspection Rights; Termination Right.

              4.1 Review of Property and Property Documents. Until Closing, and subject to the terms of Paragraph 4.2, Seller shall provide, and shall cause the Company to provide, Buyer and Buyer's Representatives with access to the Property and the Property Documents, wherever located, upon reasonable prior notice at reasonable times during business hours, with the right and license to conduct Due Diligence with respect to the Property. Subject to Paragraphs 7.1 and 7.2, Buyer covenants and agrees that it will inspect the Hotel at its sole cost and expense and will not allow any liens to attach against the Hotel as a result of its Due Diligence. If Buyer or Seller Terminates this Agreement, then upon written request from Seller, Buyer shall endeavor to deliver promptly to Seller (at no cost to Buyer) copies of all Buyer's Diligence Reports in its possession (except for such materials which Buyer deems confidential or proprietary), but with no liability for the accuracy thereof and no representation that Seller or any other party may rely thereon. Seller represents that neither it nor the Company has altered or intentionally withheld any part of the Property Documents delivered to Buyer.

              4.2 Guidelines for Inspection Rights. Buyer's rights to conduct Due Diligence shall be subject to the following further requirements: (a) Due Diligence must not unreasonably interfere with the operation or management of the Hotel or unreasonably disturb the rights of guests or Tenants; (b) Buyer must provide Seller with at least twenty-four (24) hours prior written notice of its intent to perform Due Diligence on the Property and Seller shall have the right to have a representative of Seller and/or the Company present during any such entry upon the Property by Buyer or Buyer's Representatives; (c) Buyer shall not contact any Tenant, Hotel contractor, Hotel guest, or Hotel employee without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed; (d) Seller or its designated representative shall have the right to pre-approve (which approval shall not be unreasonably withheld or delayed), and be present during, any physical testing of the Property; (e) Buyer shall immediately return the Property to the condition existing prior to any tests and inspections; (f) Due Diligence activities may not unreasonably affect the appearance of the Hotel in any way; and (g) Buyer may not conduct any invasive sampling, boring, testing, or analysis of soils, surface water or groundwater at the Property without first having obtained prior written approval of Seller, which approval shall not be unreasonably withheld or delayed. Prior to such time as Buyer or any of Buyer's Representatives enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer's Representatives with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name the Company as an additional insured and which are with such insurance companies, provide such coverages and carry such other limits as Seller and/or the Company shall reasonably require, and (ii) provide the Company with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of (i) a so-called "Phase I" environmental report with respect to the Property or (ii) a zoning report with respect to the Property, Buyer shall not contact any governmental official or representative regarding hazardous materials on, or the environmental condition of, the Property, or the status of compliance of the Property with zoning, building code or similar Laws, without Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

              4.3 Title and Survey Examination. Seller, on or prior to the date hereof, has delivered, or caused the Company to deliver, to Buyer a copy of Seller's or the Company's, as applicable, most recent Survey of the Property and a Title Commitment.

              A. Title and Survey Objections. Buyer shall have until the Due Diligence Deadline to notify Seller in writing of any Title Objections. If Buyer fails to notify Seller of any Title Objections on or before such date, then, notwithstanding any other provisions set forth herein, such failure to notify Seller shall constitute a waiver of such right to object to such matters existing as of the Effective Date and disclosed in the Title Commitment or Survey. Seller shall notify Buyer within three (3) Business Days of its receipt of such notice if Seller has elected to Remove, or to cause the Company to Remove, any such Title Objections. If Seller fails to respond within such timeframe, Seller shall be deemed to have declined to remove such Title Objections (other than Required Removal Items). If Seller does not covenant in writing to Buyer that Seller will Remove, or cause the Company to Remove, the Title Objections prior to Closing (other than Required Removal Items), Buyer shall have until five (5) days prior to the Closing Date to elect in writing, either to (a) Terminate this Agreement, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its Title Objections (other than Required Removal Items) and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected to Terminate this Agreement. Any such Title Objection so waived by Buyer shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Purchase Price.

              B. Cure of Title Matters. At Closing, if this Agreement is not Terminated as permitted herein, Seller shall Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required Removal Items.

              C. Buyer's Right To Terminate. If Seller fails to Remove or cause to be removed any Title Objection (other than Required Removal Items) prior to Closing that it has agreed to remove (or cause to be removed) pursuant to subsection (A) above, then Buyer's sole remedy shall be to Terminate this Agreement by written notice to Seller on or prior to the Closing Date, and the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

              D. Pre-Closing "Gap" Defects. Whether or not Buyer shall have furnished to Seller any notice of Title Objections before the Due Diligence Deadline, Buyer may at or prior to Closing notify Seller in writing of any defects in the Title Commitment or the Survey appearing in the Title Commitment or the Survey for the first time at any time after the Effective Date. With respect to any Title Objections set forth in such notice, Buyer shall have the same rights as those which apply to any notice of defects in title resulting from a notice of title defects by Buyer on or before the Due Diligence Deadline and Seller shall have the same rights and obligations to cure (or cause to be cured) the same at or prior to Closing. If necessary, the date for Closing shall be extended by written notice from Seller to Buyer (by not more than fifteen
(15) days) to allow Seller to cure such pre-closing "gap" defects.

              4.4 As-Is, Where-Is, With All Faults Sale. (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, SELLER DISCLAIMS THE MAKING OF ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PROPERTY OR MATTERS AFFECTING THE PROPERTY, WHETHER MADE BY SELLER, ON ITS BEHALF OR OTHERWISE INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, TITLE TO OR THE BOUNDARIES OF THE REAL PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS WASTES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, THE FITNESS OF THE PROPERTY FOR USE AS A HOTEL, THE FINANCIAL PERFORMANCE OR POTENTIAL OF THE PROPERTY AND ANY OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY ARE LOCATED. BUYER ACKNOWLEDGES (I) THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, FINANCIAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY; AND (II) THAT BUYER IS NOT RELYING UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED TO BUYER AT THE CLOSING, MADE BY SELLER. BUYER FURTHER ACKNOWLEDGES THAT IT HAS

NOT RECEIVED FROM OR ON BEHALF OF SELLER ANY ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT OR OTHER ADVICE WITH RESPECT TO THIS TRANSACTION AND IS RELYING SOLELY UPON THE ADVICE OF THIRD PARTY ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT AND OTHER ADVISORS. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, BUYER SHALL PURCHASE THE PROPERTY IN THEIR "AS IS" CONDITION ON THE CLOSING DATE.

              (b) BUYER ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS PARAGRAPH 4.4 ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

              4.5 Termination Right. If Buyer, in its sole and absolute discretion, determines not to proceed with the Transaction or is not satisfied with any matters relating to the Property, Buyer may Terminate this Agreement by written notice to Seller at any time on or prior to the Due Diligence Deadline. If Buyer does not timely exercise such right to Terminate this Agreement, then Buyer shall be deemed to have accepted the condition of the Property (subject to Seller's compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in Paragraph 10) and shall thereafter have no right to Terminate this Agreement on account of such Due Diligence termination right under this Paragraph 4.5. If after the Due Diligence Deadline Buyer conducts further Due Diligence, Buyer acknowledges and agrees that Buyer shall have no further right to terminate this Agreement with respect to such further Due Diligence or otherwise in accordance with this Paragraph 4.5 after the Due Diligence Deadline.

         5. Covenants.

              5.1 Seller's Covenants: Effective Date to Closing Date. Seller agrees that after the Effective Date:

              A. Capital Stock. Seller shall not, and shall cause the Company not to, redeem, repurchase, sell, pledge or otherwise dispose of any shares of the capital stock of the Company, or issue any new shares of capital stock of the Company, or grant any options, warrant or other rights to purchase shares of capital stock of the Company, without the prior written consent of Buyer.

              B. Corporate Documents. Seller shall not, and shall cause the Company not to, cause any amendment, supplement, waiver or modification to or of any of the Governing Documents of the Company, without the prior written consent of Buyer.

              C. No Alteration of Title. Seller shall not, and shall cause the Company not to, transfer or alter or encumber in any way the Company's title to the Real Property as it exists as of the Effective Date without written notice to, and the prior written consent of, Buyer. If Buyer fails to object in writing to any such proposed instrument within five (5) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument. Buyer's consent shall not be unreasonably withheld or delayed with respect to any such instrument that is proposed by Seller.

              D. New Leases and Modifications to Existing Leases. If the Company desires to (i) enter into any new Lease, (ii) cancel, modify, amend, extend or renew any existing Lease or any Ground Lease, (iii) consent to any assignment or sublease in connection with any Lease or any Ground Lease, (iv) accept any prepayment of rent thereunder (more than thirty (30) days in advance), or (v) take any other material action with respect to any Lease or any Ground Lease, Seller shall deliver to Buyer written notice of such action, which notice shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Seller shall not permit the Company to take such action without Buyer's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (and if no response by Buyer is made within five (5) Business Days after Buyer's receipt of such request and all documents related thereto, such consent shall be deemed to have been granted). Seller shall promptly provide Buyer with true, correct and complete copies of any Lease, modification, or amendment of a Lease entered into by the Company. Notwithstanding any provision of this Agreement to the contrary, without any requirement for notice or consent from Buyer, the Company may, but shall not be obligated to, take any action with respect to any Lease that the Lessee may, without the consent of the Lessor, take under the Hotel Lease Agreement as if it had been in effect in its current form as of the Effective Date.

              E. Contracts. If the Company desires to (i) enter into any new Contracts, (ii) cancel, modify, amend, extend or renew any existing Contracts,
(iii) waive any default under or accept any surrender of any Contracts, or (iv) take any other material action with respect to any Contract, Seller shall deliver to Buyer written notice of such action, which notice shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Except for Contracts that can be terminated, without penalty, upon thirty (30) days (or less) written notice from the Company, Seller shall not permit the Company to take such action without Buyer's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (and if no response by Buyer is made within five (5) Business Days after Buyer's receipt of such request and all documents related thereto, such consent shall be deemed to have been granted); upon delivery of such written consent, such Contract or modification thereof shall thereupon be included within the definition of "Contracts" set forth herein. Seller shall promptly provide Buyer with true, correct and complete copies of any Contract, modification, or amendment entered into by the Company. Notwithstanding any provision of this Paragraph 5.1(E) to the contrary, without any requirement for notice or consent from Buyer, the Company may, but shall not be obligated to, take any action with respect to any Contracts that the Lessee could, without the consent of Lessor, take under the Hotel Lease Agreement as if it had been in effect in its current form as of the Effective Date.

              F. [Reserved.]

              G. Personal Property. Seller shall not, and Seller shall take all actions required to ensure the Company does not, remove any of the Property, including Personal Property and the Excluded Property, from the Real Property nor use any of the Personal Property prior to the Closing Date except such use thereof as is normal and customary in the operation and maintenance of the Hotel.

              H. Other Consents and Approvals. Seller and Buyer shall cooperate and use commercially reasonable efforts (and Seller shall cause the Company to cooperate and use commercially reasonable efforts) to promptly obtain all approvals and consents to the Transaction, such approvals to be in form and substance satisfactory to Seller and Buyer and their respective counsel, including any approval from any agency or department of the government of Puerto Rico (including, without limitation, the Puerto Rico Tourism Company and the Commissioner of Financial Institutions) and any consents or approvals from third parties to any of the Contracts, Leases or other agreements, provided that exercise of commercially reasonable efforts shall not require the payment of any fee or other economic consideration for any such approval or consent from any party other than to a governmental agency.

              I. Intellectual Property. Buyer acknowledges that subject to the Hotel Lease Agreement, Seller Related Parties are retaining all right, title and interest in and to all their respective intellectual property rights that may be used within or comprise any part of the Property except as may be specifically licensed to the Company pursuant to a separate license agreement with Lessee or in accordance with the terms of the Hotel Lease Agreement.

              J. Liquor License. Buyer acknowledges and agrees that the Lessee will be responsible to apply for and obtain any liquor licenses for the Property from the applicable local and/or state authorities and otherwise be liable for and conduct in accordance with applicable law all liquor operations at the Property on and after the Closing Date in accordance with the terms and provisions of the Hotel Lease Agreement.

              K. Allowable Transactions. Promptly after the Effective Date, but in any event on or prior to the Closing Date, Seller shall cause the Company to transfer to Lessee (1) all of its assets listed on Exhibit D for net book value, and (2) all of its Liabilities of every nature whatsoever, whether actual or contingent. Further, all employees of the Company shall be transferred to Lessee, so that as of the Closing Date, the Company shall have no employees. Finally, Seller shall cause the Company to settle any intercompany accounts between the Company, on one hand, and Seller or a Seller Related Party, on the other hand. Copies of all documentation required to accomplish the matters contemplated by this Paragraph shall be provided to Buyer and its counsel prior to their execution and at Closing. The parties shall cooperate in addressing any reasonable comments on such documentation provided by Buyer or its counsel.

              L. Puerto Rico Comfort Letter/Tax Concession. Attached as Exhibit E is a copy of the "comfort" letter dated December 2, 2004 issued by the Puerto Rico Tourism Company. The new tax concession referenced in such comfort letter was issued effective as of December 15, 2004 and is attached hereto as Exhibit E-1. Seller shall use commercially reasonable efforts to (and shall cause the Company to use commercially reasonable efforts to) obtain the approval of the Puerto Rico Tourism Company for the transfer of the Company Shares from Seller to Buyer as expeditiously as possible and to have the amended tax concession described therein issued as promptly as possible after the Effective Date for the benefit of Buyer. The parties shall cooperate in all respects to obtain the amended concession as expeditiously as reasonably possible following the Effective Date. In connection with the issuance of the amended concession, each party shall take (and Seller shall cause the Company to take) all actions reasonably necessary to ensure that "clean" debt certificates with respect to the Company and Seller (i.e., reflecting no debt) are issued by all appropriate and required agencies or departments of the government of Puerto Rico (or by any municipal or local agencies or departments). Seller shall allow Buyer's representatives to participate in any written application, hearing, telephone call or meeting involving the Puerto Rico Tourism Company that in any way relates to the matters contemplated by this paragraph, and shall provide Buyer and its counsel reasonable notice of any such application, hearing, telephone call or meeting. Seller shall provide in advance copies of any and all documentation submitted to the Puerto Rico Tourism Company and shall provide a copy of any and all documentation received from the Puerto Rico Tourism Company.

              M. Casino License/Commissioner Approval. Promptly after the Effective Date, Seller shall cause the Company and Lessee to take all required actions reasonably required to ensure that Lessee obtains a license to operate the casino at the Hotel as expeditiously as reasonably possible following the Effective Date and in any event on or prior to the Closing Date. Seller shall cause the Company and Lessee to disclose to the Commissioner of Financial Institutions the fact that the Company Shares will be transferred from Seller to Buyer. The parties shall cooperate in all respects to obtain such approvals and license as provided above. Seller shall keep Buyer and its counsel informed of any and all communications with the Commissioner of Financial Institutions or other governmental agencies relating to such matters.

              N. Tenant Estoppels; Ground Lease Estoppels. Seller shall use reasonable efforts to obtain from each tenant under the Leases an estoppel certificate duly executed by and delivered by such tenant in the form of Exhibit F (each a "Tenant Estoppel Certificate") with respect to each of the Leases and as otherwise required pursuant to the terms of such Leases. Seller shall obtain an estoppel certificate in the form of Exhibit G (each a "Ground Lease Estoppel Certificate") duly executed and delivered by the lessor under each Ground Lease and as otherwise required pursuant to the terms of such Ground Leases. To the extent that any such form is not attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such forms that will be delivered at Closing.

              O. Change in Brands. Seller shall not permit the Company to change, and it shall cause its affiliates not to change, the brand now in effect with respect to the Hotel.

              5.2 Seller's Covenants After the Closing Date. All payments received by Buyer or the Company after the Closing with respect to the revenue generated by the Hotel prior to the Closing shall belong to Seller and Buyer or the Company, as applicable, shall promptly deliver to Seller all such payments. Subject to the terms of the Hotel Lease Agreement, all trade payables or other Liabilities that relate to Hotel prior to the Closing, whether invoices are received by Buyer or Seller, shall be paid by Seller or Lessee (for the account of the Company if applicable) on or prior to the date such payment is due. Any bills or other notices received by Buyer that relate to Hotel operations prior to the Closing shall be promptly delivered to Seller. The provisions of this paragraph shall survive the Closing.

              5.3 Approvals and Notifications. Each of Buyer and Seller, as applicable, will, as promptly as practicable after the execution of this Agreement (i) make, or cause to be made, all such filings and submissions to any governmental authority as may be required or desirable (in Buyer or Seller's respective discretion) to consummate the purchase and sale of the Company Shares in accordance with the terms of this Agreement, and (ii) use its commercially reasonable efforts to take, or cause to be taken, all other actions which are necessary or advisable (in Buyer or Seller's respective discretion) in order for Buyer or Seller to fulfill its obligations under this Agreement. Each of Buyer and Seller will coordinate and cooperate (and Seller will cause the Company to coordinate and cooperate) with the other in exchanging such information and supplying such assistance as may be reasonably requested in connection with the foregoing including, without limitation, providing copies of notices and information supplied to or filed with any governmental authority (except for notices and information which Buyer or Seller, as the case may be, acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis, but which may be shared with Buyer's or Seller's, as the case may be, outside legal counsel or as otherwise provided in Paragraph 11.2), and all notices and correspondence received from any governmental authority.

              5.4 SEC Matters. Seller shall cooperate and shall cause the Company to cooperate with Buyer or any of its affiliates in connection with the preparation of any documents to be filed under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and shall use commercially reasonable efforts to provide such persons with financial statements and other financial information that Buyer requests relating to periods prior to the Closing Date and to obtain consents from Seller's and the Company's independent accountants in connection therewith. The provisions of this paragraph shall survive the Closing.

              5.5 Access to Records. After the Closing Date and during normal business hours, Buyer shall afford to Seller, its lenders, counsel, accountants, and other representatives, reasonable access to the books, contracts, and records, insofar as the same relate to the Company and the Property and do not otherwise constitute Confidential Materials and shall furnish such persons with all information or copies thereof (including financial, tax and operating data) concerning the Company and the Property as they reasonably may request. Requests for such information shall be coordinated with Seller's designated representatives, and Buyer shall use its commercially reasonable efforts to assist the Seller, its lenders, counsel, accountants, and other representatives in their examination.

         6. Closing. Subject to the satisfaction (or waiver) of the conditions precedent set forth in Paragraphs 10.1 and 10.2, the time and place of Closing shall be held at 9:00 a.m. Eastern standard time at or through the offices of Buyer's attorneys on the Closing Date specified by Buyer to Seller on not less than five (5) Business Days prior written notice or such other time and location mutually agreed to by the parties.

              6.1 Closing Mechanics. The Closing shall be conducted through escrow with the Closing Agent using an escrow procedure mutually acceptable to both Seller and Buyer, or, if either Buyer or Seller determines in good faith that such an escrow Closing is not practical, through a so-called "New York style" closing (in which authorized representatives of Seller and Buyer attend the Closing). Seller and Buyer agree to execute and deliver into escrow on the day prior to the Closing Date (or, if applicable, execute at a "pre-closing" at 10:00 a.m. Eastern standard time on the last Business Day prior to the Closing Date but not deliver until the "New York style" closing) all Closing Documents with funding and release to occur on the Closing Date. Upon Closing, Buyer shall deliver to Seller the Adjusted Purchase Price and the other items required of Buyer as elsewhere set forth herein, and Seller shall deliver to Buyer the Company Shares and the other items required of Seller as elsewhere set forth herein.

              6.2 Seller's Deliveries. At Closing, Seller shall deliver, or cause to be delivered to Buyer, the following:

              A. Stock Certificates. Certificate(s) representing the Company Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, bearing or accompanied by all requisite stock transfer stamps, and free and clear of any and all Liens.

              B. Good Standing Certificate. A certificate of the applicable public official to the effect that the Company is a validly existing corporation in good standing in the Commonwealth of Puerto Rico as of a date not more than five (5) days prior to the Closing Date.

              C. Governing Documents. True and correct copies of (i) Governing Documents (other than the bylaws) of the Company certified by the applicable public official of the Commonwealth of Puerto Rico, and (ii) bylaws of the Company certified by the Secretary or Assistant Secretary of the Company.

              D. Affidavit of Title/Gap Indemnity. An Affidavit of Title for the Hotel duly executed and delivered by Seller with respect to liens and title matters in substantially the form of Exhibit H (provided, however, if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing) or as may otherwise be customary in Puerto Rico or in such form as may be required by the Title Company.

              E. Closing Statement. A Closing Statement Agreement duly executed and delivered by Seller in a form sufficient to account for the Transaction.

              F. Evidence of Authority. Evidence that Seller has the requisite power and authority to execute and deliver, and perform under, this Agreement and all Closing Documents, consisting of a certificate of an Assistant Secretary of Seller with respect to the authority to act on behalf of Seller of the individual executing on behalf of Seller all documents contemplated by this Agreement, in the form of Exhibit I (provided, however, if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing).

              G. Reaffirmation. A reaffirmation of the representations, warranties and covenants set forth in Paragraph 8.1 hereof in the form of Exhibit J (provided, however, if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing).

              H. Hotel Lease Agreement. A counterpart of the Hotel Lease Agreement duly executed and delivered by the Lessee; provided, however, that Buyer and Seller agree that the Hotel Lease Agreement shall be revised as to form (not substance) as may be necessary to allow it to be executed as a public instrument and recorded in the Registry of Property of Puerto Rico. Buyer agrees that Seller or Lessee may file the Hotel Lease Agreement in the said Registry of Property. Buyer and Seller shall each furnish such evidence of authority to the persons executing the Hotel Lease Agreement as may be required to accomplish its recording in the Registry of Property of Puerto Rico. All costs, taxes and expenses associated with the cancellation of any revenue stamps and recording stamps and vouchers charged or assessed in connection with the protocolizacion of the Hotel Lease Agreement in Puerto Rico or the recording and cancellation of the Hotel Lease Agreement in the Puerto Rico Registry of Property are herein referred to collectively as "Lease Recording Charges."

              I. Indemnification Agreement. An executed counterpart of the Indemnification Agreement duly executed and delivered by Seller and HHF.

              J. Other Instruments. Such other instruments or documents as may be reasonably requested by Buyer or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Seller's prior approval thereof, which approval shall not be unreasonably withheld or delayed.

              K. Delivery of Keys and Property Documents. The Property Documents and all keys to the Property or any portion thereof.

              L. Opinions. One or more written opinions from counsel to Seller in customary form and substance reasonably satisfactory to Buyer, regarding the authorization, execution, delivery and enforceability of the (i) Hotel Lease Agreement, (ii) the Indemnification Agreement and (iii) such other opinions as may be mutually agreed to by the parties.

              M. Transfer of Assets and Assumption of Liabilities. Evidence satisfactory to Buyer that the assets and Liabilities listed on Exhibit D have been transferred or assigned to Lessee and that Lessee has assumed and agreed to pay the Company's Liabilities pursuant to Paragraph 5.1(K).

              N. Tax Concession. Any documentation filed with the Puerto Rico Tourism Company since the Effective Date and, if issued, the amended tax concession from the The

Puerto Rico Tourism Company and, if issued, the consent to the transfer of the Company Shares to Buyer.

              O. Casino License. Evidence satisfactory to Buyer that the casino license has been issued to Lessee.

              P. Special Partnership Election. True and correct copies of the election filed by the Company to elect to be treated as a "special partnership" (the "Special Partnership Election") under Subchapter K of Chapter 2 of Subtitle A of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR Code"), and the reply received from the Puerto Rico Treasury Department concerning such election.

              Q. Letter regarding Guaranty. A letter agreement dated as of the Closing Date from IHG for the benefit of the Beneficial Parties (as defined therein) in the form of Exhibit N duly executed and delivered by IHG.

              R. Ground Lease Consent and Estoppel. A Ground Lease Estoppel Certificate duly executed by the respective lessor with respect to each of the Ground Leases and any consents that may be required as a result of the Transaction under the terms of the Ground Leases in each case in form and substance reasonably acceptable to Buyer.

              S. Tenant Estoppel Certificates. Tenant Estoppel Certificates from each of the tenants under the Leases to the extent received by Seller or the Company.

              T. Lessee Guaranty. The Guaranty Agreement, in substantially the form of Exhibit O, duly executed and delivered by Lessee.

              6.3 Buyer's Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

              A. Adjusted Purchase Price. The Adjusted Purchase Price due at Closing under this Agreement by wire transfer to such bank account outside of Puerto Rico as Seller shall designate.

              B. Closing Document Counterparts. Executed counterparts of any of the Closing Documents described in Paragraph 6.2 which are to be signed by Buyer.

              C. Hotel Lease Agreement. An executed counterpart of the Hotel Lease Agreement.

              D. Indemnification Agreement. An executed counterpart of the Indemnification Agreement.

              E. Opinions. One or more written opinions from counsel to Buyer in customary form and substance reasonably satisfactory to Seller, regarding (i) the authorization, execution, delivery and enforceability of the Hotel Lease Agreement and (ii) such other opinions as may be mutually agreed to by the parties.

         7. Closing Costs.

              7.1 Seller's Closing Costs. Seller shall pay the following: (a) the fees and expenses of Seller's attorneys, (b) the costs (including recording costs) of any cure of title defects required of Seller hereunder, (c) the commission due any broker retained by Seller, (d) half of all escrow agent fees (if any are charged in connection with this Transaction), (e) half of costs and expenses and premiums in connection with the preparation of the title reports and the issuance of the Title Policy (including a non-imputation and all other endorsements reasonably requested by Buyer), (f) half of all recording charges due on recordation of any Closing Documents, (g) half of the costs and expenses of the Surveyor to prepare the Survey, (h) half of the cost and expense of any local counsel mutually retained by Buyer and Seller in Puerto Rico, (i) half of the costs and expenses of all environmental and engineering reports regarding any Property furnished to Buyer and any recommended and/or follow-up studies required or suggested thereby, (j) half of the costs of any zoning reports or related zoning due diligence studies requested by Buyer in connection with its Due Diligence hereunder and (k) half of the Lease Recording Charges.

              7.2 Buyer's Closing Costs. Buyer shall pay the following: (a) except as otherwise provided herein, the costs of Buyer's Due Diligence, (b) half of the costs and expenses of all environmental and engineering reports regarding any property furnished to Buyer and any recommended and/or follow-up studies required or suggested thereby, (c) the fees and expenses of Buyer's attorneys, (d) the commission due any Broker retained by Buyer, (e) all lenders' fees related to any financing to be obtained by Buyer; (f) half of all recording charges due on recordation of any Closing Documents, (g) half of all escrow agent fees (if any are charged in connection with this Transaction), (h) half of the costs and expenses from the Title Company to prepare the title reports, (i) half of the costs, expenses and premiums for the Title Commitment and Title Policy (including a non-imputation and all other endorsements reasonably requested by Buyer), (j) half of the costs of the costs of the Survey, (k) half of the cost and expense of any local counsel mutually retained by Buyer and Seller in Puerto Rico, (l) half of the costs of any zoning reports or related zoning due diligence studies requested by Buyer in connection with its Due Diligence hereunder and (n) half of the Lease Recording Charges.

         8. Representations and Warranties.

              8.1 Seller's Representations and Warranties. To induce Buyer to enter into this Agreement, Seller covenants, represents and warrants to Buyer as follows:

              A. Each of Seller and the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority under the laws of such jurisdiction and its respective charter documents to enter into and perform its obligations under the Closing Documents and to consummate the transactions contemplated thereby. Each of Seller and the Company is duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on Seller or the transactions contemplated hereby.

              B. Seller has taken (or will take, prior to the Closing Date) all necessary action to authorize the execution, delivery and performance of this Agreement and the other Closing Documents to which it is a party, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

              C. The execution, delivery or performance of the Closing Documents by Seller, and the compliance with the terms and provisions thereof, will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, any Contract or Seller's Governing Documents or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

              D. Except as may be set forth on Schedule 8.1(D), to Seller's Knowledge, no action or proceeding is pending or threatened, and no investigation looking toward such an action or proceeding has begun, which (i) questions the validity of this Agreement or any of the other Closing Documents or any action taken or to be taken pursuant thereto, (ii) will result in any material adverse change in the business, operation, affairs or condition of the Company or the Property, (iii) may result in or subject the Company to a material liability, (iv) involves condemnation or eminent domain proceedings against any material part of the Property or (v) is likely to materially and adversely affect the ability of Seller to perform its obligations hereunder.

              E. Other than (i) the Permitted Title Exceptions, (ii) the Leases set forth on Exhibit K, (iii) the Contracts set forth on Exhibit L, (iv) the Ground Leases, and (v) agreements and easements with governmental bodies and utility companies which are reasonably necessary for the development and operation of the Property as contemplated by this Agreement and the Closing Documents, there are no material agreements, leases, licenses or occupancy agreements affecting the Property which will be binding on the Company subsequent to the Closing Date.

              F. Except as may be set forth in Schedule 8.1(F) or in the written inspection reports delivered to Buyer in connection herewith, to Seller's Knowledge, there is no fact or condition which materially and adversely affects the physical condition of the Property which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to or obtained by Buyer in connection with the transactions contemplated hereby.

              G. All utilities and services necessary for the use and operation of the Property (including, without limitation, road access, water, electricity and telephone) are available thereto, and are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of the Property. To Seller's Knowledge, except as may be set forth in
Schedule 8.1(G), no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Property.

              H. Except as may be set forth in Schedule 8.1(H), or in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, to Seller's

Knowledge (i) the Property and the use and operation thereof do not violate any material federal, state, Commonwealth of Puerto Rico, municipal or other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety or fire safety applicable thereto; and (ii) there are in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. To Seller's Knowledge, except as may be set forth in Schedule 8.1(H), there is no threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of the Property or which would modify or realign any adjacent street or highway.

              I. Except as may be set forth in Schedule 8.1(I), other than the amounts disclosed by current tax bills, true and correct copies of which have been delivered to Buyer, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable.

              J. [Reserved.]

              K. Except as may be set forth in Schedule 8.1(K), or in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, to Seller's Knowledge, none of Seller, the Company or any other occupant or user of any of the Property, or any portion thereof, have stored or disposed of (or engaged in the business of storing or disposing of) or have released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Property, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable federal, state, Commonwealth of Puerto Rico or local statutes, laws, ordinances, rules or regulations. To Seller's Knowledge, except as may be set forth in Schedule 8.1(K), or in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, the Property is free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

              L. To Seller's Knowledge, except as contained in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, there are no defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged therefor.

              M. Except as may be set forth in Schedule 8.1(M), or in the written inspection reports delivered to Buyer in connection herewith, to Seller's Knowledge, the Property is in good working order and repair, mechanically and structurally sound, free from material defects in materials and workmanship and not subject to any unrepaired casualty.

              N. Except as may be set forth in Schedule 8.1(N):

                  (i) All income and other material Tax Returns that are required to be filed on or before the Closing Date with respect to the Company have been or will be duly and timely filed, and all material Taxes (whether or not shown on such Tax Returns) that are required to be paid with respect to the Company have been or will be duly and timely paid. All such Tax Returns are correct and complete in all material respects. There are no Liens on any of the Company's assets or properties resulting from any failure (or alleged failure) to pay any Tax, other than Permitted Title Exceptions.

                  (ii) The Company has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has, within the time and the manner prescribed by Law, withheld and paid over to the proper taxing authorities all material amounts required to be so withheld and paid over under applicable laws.

                  (iii) No U.S. federal, state, Commonwealth of Puerto Rico, local or foreign audits, examinations, investigations or other administrative proceedings or court proceedings have been commenced or are presently pending or threatened with regard to any Taxes or Tax Returns with respect to the Company. There is no unresolved dispute or claim concerning any Tax liability of the Company either claimed or raised by any Tax authority in writing.

                  (iv) There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against the Company. No power of attorney has been granted by or with respect to the Company with respect to any matter relating to Taxes.

                  (v) The Company is not a party to, is not bound by and has no obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement, and the Company has no potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement.

                  (vi) The Company has not received written notice of any claim made by an authority in a jurisdiction where the Company does not file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

                  (vii) The Real Property constitutes one or more separate parcels for purposes of ad valorem real property Taxes, and is not subject to a lien for non-payment of real property Taxes relating to any other property.

                  (viii) Commencing with the Company's 2001 taxable year, the Company has had in effect a Special Partnership Election which has not been revoked or altered and remains in full force and effect. No property of the Company is subject to the "built-in-gain" provisions of Section 1397 of the PR Code nor to the recapture provisions of Sections 1117 and/or 1118 of the PR Code.

              O. Except as may be set forth in Schedule 8.1(O), or in the written inspection reports delivered to Buyer in connection herewith, there are in effect all material licenses (including liquor licenses, if required), permits and other authorizations necessary for the current use, occupancy and operation of the Property.

              P. The Company has good title to the Personal Property free and clear of all Liens other than Permitted Title Exceptions.

              Q. The Personal Property located at or otherwise used in connection with the Property (i) complies in all material respects with the Inter Continental brand standards and (ii) is otherwise at adequate, appropriate levels and at levels that are at least equal to those found at other InterContinental hotels.

              R. Except as may be set forth in Schedule 8.1(R), or in the written inspection reports (including without limitation environmental reports and reports from ATC Associates, Inc.) delivered to Buyer in connection herewith, to Seller's Knowledge there exists no violation of any law, regulation, order or requirement issued by any governmental authority against or affecting the Property and neither Seller nor the Company has received any notice or order from any governmental authority requiring any repairs, maintenance or improvements to are Property which have not been fully performed.

              S. [Reserved.]

              T. Except as may be set forth on Schedule 8.1(T), to Seller's Knowledge, there exists no material default on the part of Seller or the Company with respect to any Permitted Title Exception, other than those defaults which can be cured or discharged by the payment of money and for which an allowance for the payment thereof has been made at Closing.

              U. Each of the financial statements of HHF heretofore delivered to Buyer have been properly prepared in accordance with the Accounting Principles (as defined in the Management Agreement (as defined in the Purchase and Sale Agreement)), is true, correct and complete in all material respects and fairly present the consolidated financial condition of HHF at and as of the dates thereof and the results of its operations for the periods covered thereby. Each of the financial statements for the Hotel heretofore delivered to Buyer has been properly prepared in accordance with the Accounting Principles, is true, correct and complete in all material respects and fairly present the financial condition of the Hotel covered thereby at and as of the dates thereof and the results of their operations for the periods covered thereby.

              V. Neither Seller nor the Company is a debtor in any voluntary or involuntary proceeding in bankruptcy.

              W. Other than the Leases listed in Schedule 8.1(W), the Ground Leases and the Permitted Title Exceptions, there are no contracts or agreements with respect to the use or occupancy of the Property. The copies of the Leases and the Ground Leases heretofore delivered by Seller to Buyer are a true, correct and complete copies thereof; neither the Leases nor the Ground Leases have been amended except as evidenced by amendments similarly delivered and constitute the entire agreement between the Company and the tenants (or the ground lessor, as applicable) thereunder. Except as otherwise set forth in
Schedule 8.1(W): (i) to Seller's Knowledge, each of the Leases is in full force and effect on the terms set forth therein and to Seller's Knowledge each tenant, thereunder is legally required to pay all sums and perform all material obligations set forth therein without concessions, abatements, offsets, defenses or other basis for relief or adjustment; (ii) to Seller's Knowledge, each of the Ground Leases is in full force and effect on the terms set forth therein and the ground lessors thereunder are legally required to perform all material obligations set forth therein without concessions, defenses or other basis for relief or adjustment; (iii) no such tenant (or ground lessor with respect to the performance of any obligations under the Ground Lease, as applicable) has asserted in writing or, to Seller's Knowledge, has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under its Lease (or Ground Lease, as applicable); (iv) the Company has no outstanding obligation to provide any such tenant with an allowance to construct, or to construct at Seller's expense, any tenant improvements; (v) no such tenant is in arrears in the payment of any sums or in the performance of any material obligation required of it under its Lease beyond any applicable grace period, and no such tenant has prepaid any rent or other charges; (vi) to Seller's Knowledge, no such tenant or ground lessor, as applicable, has filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or under any other similar state law, or made an admission in writing as to the relief therein provided, or otherwise become the subject of any proceeding under any federal or state bankruptcy or insolvency law, or has admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or has petitioned for the appointment of or has had appointed a receiver, trustee or custodian for any of its property; (vii) no such tenant or ground lessor, as applicable, has requested in writing a modification of its Lease or Ground Lease, respectively, or a release of its obligations under its Lease or Ground Lease, respectively, in any material respect or has given written notice terminating its Lease or Ground Lease, or has been released of its obligations thereunder in any material respect prior to the normal expiration of the term thereof; (viii) except as set forth in the Leases, no guarantor has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto; (ix) all security deposits paid by tenants, are as set forth in
Schedule 8.1(W); (x) all lease commissions due with respect to each of the Leases has been paid, except as otherwise set forth on Schedule 8.1(W); and (xi) the other information set forth in Schedule 8.1(W) is true, correct and complete in all material respects. No default or breach exists under any Lease or Ground Lease on the part of the Company.

              X. The authorized capital stock of the Company consists of five hundred thousand (500,000) shares of common stock, One Hundred and No/Dollars ($100) par value per share, all of which are owned by Seller free and clear of all Liens. Each of the Company Shares has been validly issued and is fully paid and non-assessable with no personal liability attaching to the ownership thereof. No person other than Seller owns beneficially or otherwise an ownership interest in the Company or any right, option or warrant to acquire any form of ownership interest in the Company, and the Company has no commitment to issue any such ownership interest or rights, options or warrants. No securities of the Company are subject to any contractual restrictions, including any preemptive right, right of first refusal or similar agreement. All securities of the Company were issued in compliance with all applicable Federal, Commonwealth of Puerto Rico and local securities laws.

              Y. (i) Each of the financial statements of the Company for the past five fiscal years (copies of which have been provided to Buyer) fairly presents in all material respects the financial position of the Company as of its date or the periods therein set forth, as the case may be, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved and, with respect to any unaudited interim financial statements, except for the omission of footnote disclosure and, to the extent consistent with generally accepted accounting principles, normally recurring year-end audit adjustments.

                  (ii) Subject to normal year-end adjustments, if any, the books of account and other similar records of the Company are true and complete in all material respects and have been maintained in accordance with sound business practice. The Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that, in all material respects: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              Z. Except for the matters described in Paragraphs 5.1(L) and 5.1(M), the execution, delivery and performance by Seller of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

              AA. The Company is not in violation of, or has never violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect. Schedule 8.1 (AA) correctly describes each governmental license, permit, concession or franchise (a "Permit") material to the business of the Company, together with the name of the governmental agency or entity issuing such Permit.

              BB. As of immediately after the Closing, the Company will not:

                  (i) own the assets or retain the liabilities listed on Exhibit D;
                  (ii) have any indebtedness or Liabilities of any nature whatsoever (whether actual or contingent), other than such liabilities incurred in the ordinary course of business which are to be paid by Seller or Lessee after the Closing (which shall be paid in accordance with Paragraph 5.2);
                  (iii) except as disclosed on Schedule 8.1(BB)(iii), have any litigation, pending or to the Seller's Knowledge, threatened; or
                  (iv) have any employees, consultants or advisors, or any obligations of any nature (whether monetary or otherwise) to any former employees, consultants or advisors.

              CC. Neither the Company, nor any of its predecessors, has ever conducted any business other than owning and operating the Hotel or owned any assets except such assets as were necessary or incidental to owning and operating the Hotel.

              DD. None of this Agreement and the schedules, exhibits and other documents delivered in connection herewith and therewith, when read together as a whole, and with the documents or information delivered to Buyer in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

              EE. The Designated Representatives are the persons (either individually or as a whole) to whom any condition which would render any of the statements in Paragraph 8.1 untrue, inaccurate or incorrect in any material respect (without regard to any knowledge qualifier contained in such statement) should be communicated to, directly or indirectly, by any general manager of the Hotel that first knows such condition.

              8.2 [Reserved.]

              8.3 Claims of Breach Prior To Closing. If, at or prior to the Closing, to Seller Knowledge's, any Seller's Warranty becomes untrue, inaccurate or incorrect in any material respect (without regard to any materiality or knowledge qualifier contained therein), Seller shall give Buyer written notice thereof within ten (10) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). After the Due Diligence Deadline but prior to the Closing, if to Buyer's Knowledge any Seller's Warranty is or becomes untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure (or cause to be cured) such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing upon written notice to Buyer (not to exceed fifteen (15) days) to attempt such cure. Seller shall notify Buyer within three (3) Business Days of its receipt of such notice if Seller has elected to cure such untrue, inaccurate or incorrect Seller's Warranty. If Seller fails to respond within such time frame, Seller shall be deemed to have declined to cure such untrue, inaccurate or incorrect Seller's Warranty.

         If any Seller's Warranty is untrue, inaccurate or incorrect in any material respect as of the date made, and Seller is unable or unwilling to so cure (or cause to be cured) such misrepresentation or breach, then Buyer, as its sole remedy shall elect either (a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to Terminate this Agreement by written notice given to Seller on or before the Closing Date, in which event Buyer shall be entitled to recover from Seller within five (5) days of demand, all of Buyer's out-of-pocket costs (including legal fees) incurred with respect to the transactions contemplated by this Agreement.

         If, to Buyer's Knowledge, after the Due Diligence Deadline but prior to the Closing Date any Seller's Warranty becomes untrue, inaccurate or incorrect in any material respect through no fault of Seller, and Seller is unable or unwilling to so cure (or cause to be cured) such misrepresentation or breach, then Buyer, as its sole remedy shall elect either (a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Purchase Price, or (b) to Terminate this Agreement by written notice given to Seller on or before the Closing Date.

         If any of Seller's Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be required to consummate the Transaction without any reduction of or credit against the Purchase Price. If on the Closing Date, to Buyer's Knowledge Seller's Warranties are untrue, inaccurate or incorrect in any material respect and Buyer chooses to consummate the Transaction, Buyer waives any right to seek damages against Seller if such breach would otherwise have allowed Buyer to terminate this Agreement pursuant to its terms.

         The untruth, inaccuracy or incorrectness of all Seller's Warranties shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of Seller's Warranties are reasonably estimated to equal or exceed one hundred thousand dollars ($100,000.00).

              8.4 Survival and Limits On Buyer's Claims. Seller's Warranties (other than 8.1(X), 8.1(BB) and 8.1(CC) which shall survive indefinitely; and 8.1(A), 8.1(B), 8.1(C), 8.1(D), 8.1(K), 8.1(N), 8.1(U), 8.1(V), 8.1(Y), 8.1(Z)
and 8.1(DD) which shall survive for the duration of the applicable statute of limitations) shall survive the Closing and not be merged therein for a period of one (1) year. Covenants set forth in this Agreement shall survive until fully performed. Notwithstanding the foregoing, with respect to claims first asserted after the thirtieth (30th) anniversary of the date hereof for breaches of Seller's Warranties under under 8.1(X), 8.1(BB) and 8.1(CC) and any corresponding claims under the Indemnification Agreement, Buyer shall look solely to any collateral hereafter pledged securing Seller's obligations hereunder for satisfaction of such claim; provided, however, nothing contained herein is intended to, nor shall it, limit or reduce the rights of Buyer's affiliate under the Management Agreement (as defined in the Purchase and Sale Agreement) or of the Company under the Hotel Lease Agreement or limit or reduce the obligations of any guarantor of either such agreement.

              8.5 Buyer's Representations and Warranties. Buyer, as of the date of the execution of this Agreement by Buyer, represents and warrants to Seller as follows, and as a condition precedent to Seller's obligation to consummate the Transaction at Closing pursuant to the terms of this Agreement, the following representations of Buyer shall be true and correct in all material respects as of the Closing Date:

              A. Status and Authority of Buyer. Buyer is duly organized and validly existing and the laws of the jurisdiction of its formation, and has all requisite power and authority under the laws of such jurisdiction and under its charter documents to enter into and perform its obligations under the Closing Documents to which it is a party and to consummate the transactions contemplated thereby. Buyer is duly qualified and in good standing in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on Buyer or the transactions contemplated hereby.

              B. Action of Buyer. Buyer has taken (or will take, prior to the Closing Date) all necessary action to authorize the execution, delivery and performance of each of the Closing Documents to which it is a party, and upon the execution and delivery of any document to be delivered by Buyer on or prior to the Closing Date such document shall constitute valid and binding obligation and agreement of Buyer enforceable against Buyer its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

              C. No Violations of Agreements. Neither the execution, delivery or performance of the Closing Documents by Buyer, nor compliance with the terms and provisions thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, or charge upon any property or assets of Buyer pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Buyer is bound.

              D. Litigation. To Buyer's Knowledge, no action or proceeding is pending or threatened, and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of the Closing Documents or any action taken or to be taken pursuant hereto or (b) is likely to materially and adversely affect the ability of Buyer to perform its obligations hereunder.

              E. Bankruptcy. Buyer is nor a debtor in any voluntary or involuntary proceeding in bankruptcy.

              F. Reporting. John Murray is the person to whom any condition which would render any of the statements in this Paragraph 8.5 untrue, inaccurate or incorrect in any material respect (without regard to any knowledge qualifier contained in such statement) should be communicated to, directly or indirectly, by any senior employee of HPT that first knows such condition.

              G. Sophisticated Buyer. Buyer is an experienced investor that specializes in the investment in and ownership of hotel properties in geographically diverse markets. Buyer is a sophisticated real estate owner and investor with particular experience in the acquisition and ownership of hotels similar to the Hotel. Buyer further represents and warrants that it is purchasing the Company Shares solely for investment, with no present intention to resell or distribute within the meaning of the Securities Act. Buyer hereby acknowledges that the Company Shares have not been registered pursuant to the Securities Act and may not be transferred in the absence of such registration or an exemption available under the Securities Act.

         9. Casualty and Condemnation. Seller shall maintain, or cause the Company to maintain, the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date. If after the Effective Date and on or prior to the Closing Date, any portion of the improvements is materially damaged or destroyed by fire or other casualty, or there shall be commenced or instituted against the Property any Condemnation Proceeding, Seller shall promptly (and in no event more than two (2) Business Days after the occurrence of such casualty or Condemnation Proceeding) give written notice of such event to Buyer, and the following provisions shall apply notwithstanding the contrary terms of any applicable Laws with respect to the subject matter of Paragraph 9:

              9.1 Major Event. If such damage or destruction or Condemnation Proceeding results in the Hotel becoming Unsuitable for its Permitted Use, as reasonably determined by Buyer or Seller, (such damage or Condemnation Proceeding shall be referred to as a "Major Event"), then both Buyer and Seller shall have the right to Terminate this Agreement by written notice to the other party given no later than ten (10) Business Days after the giving of Seller's notice of such event, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. In the case of a Major Event, and so long as neither party has elected to Terminate this Agreement, in addition to the foregoing termination right, Seller or Buyer shall have the option to extend the Closing Date for up to ninety (90) days for the Hotel (to allow Seller to repair/restore the Hotel in a manner satisfactory to Buyer). To the extent that Buyer or Seller elects to postpone Closing pursuant to the provisions of this Paragraph, Buyer shall have the ability to conduct a limited due diligence review (such review shall be limited to the conditions directly related to any restoration and repair of the Hotel) with respect to the Hotel up to and including the date that is ten (10) calendar days prior to the extended closing date for the Hotel and Buyer shall have the right to Terminate this Agreement solely as to the Hotel for reasons directly related to any restoration and repair thereof.

              9.2 Closing Despite Casualty/Condemnation. If a casualty or Condemnation Proceeding occurs and neither Buyer nor Seller Terminates this Agreement, then at Closing (a) the conveyance of the Property shall be less such portion of the Property so taken by (or, as applicable, shall be subject to) said Condemnation Proceeding, without adjustment of the Purchase Price, (b) Seller shall assign, or cause to be assigned, to Buyer (without recourse to Seller) all the rights to all awards or insurance proceeds with respect to such casualty or Condemnation Proceeding (except for business interruption coverage with respect to rental payments prior to Closing); (c) Buyer and Seller shall, or shall cause the Lessor and Lessee of the Hotel, to waive any of their respective ability to terminate the Hotel Lease Agreement as to the Hotel as a result of the Hotel being "Unsuitable for its Permitted Use" pursuant to the terms of the Hotel Lease Agreement; and (d) Seller shall provide a credit at Closing equal to (i) the Company's deductible under the Company's insurance policy, plus all proceeds or awards previously paid to the Company with respect to such casualty or Condemnation Proceeding, less (ii) an amount equal to the sum of (A) the costs, expenses and fees, including reasonable attorneys' fees, expenses and disbursements, incurred by Seller or the Company in connection with receiving such proceeds or award, (B) any portion of any Condemnation Proceeding award that is allocable to loss of use of the Property prior to Closing, and the proceeds of any rental loss, business interruption or similar insurance to the extent allocable to the period prior to the Closing Date, and (C) the reasonable and actual costs incurred by Seller or the Company in stabilizing and/or repairing the Property following such casualty or condemnation.

         10. Other Conditions to Closing. The obligation of Buyer and Seller to close the Transaction shall be further subject to the satisfaction at or prior to Closing of the conditions precedent set forth in this Paragraph.

              10.1 Conditions to Buyer's Obligations. The conditions precedent to Buyer's obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Buyer in writing, at its sole option:

              A. Representations. Seller's Warranties shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by Paragraphs 8.2 and 8.3, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

              B. Title Policy. At Closing, Company shall have received from the Title Company the Title Policy (or a specimen or proforma policy thereof or "marked" Title Commitment) together with an irrevocable written obligation of the Title Company to issue a Title Policy in the form of such specimen or proforma policy.

              C. Seller Compliance. Seller shall have performed, and shall have caused the Company and Lessee to have performed, all of the covenants, undertakings and obligations to be performed or complied with by Seller at or prior to the Closing.

              D. Closing Deliveries. Buyer shall have received the closing deliveries listed in Paragraph 6.2 hereof.

              E. Purchase and Sale Agreement. Buyer and Seller Related Parties shall have entered into and consummated (or shall be in the process of consummating simultaneously with this Transaction) the initial closing of the transaction affecting all hotels under the Purchase and Sale Agreement.

              F. Tax Concession/Approval. All actions required to obtain the amendments to the tax concession and the Puerto Rico Tourism Company approval contemplated by Paragraph 5.1(L) shall have been taken, in each case in a manner reasonably satisfactory to Buyer.

              G. Casino License. Lessee shall have obtained the license to operate the Hotel's casino and shall have taken the actions contemplated by Paragraph 5.1(M).

              H. Pre-Closing Transfer. Seller shall have caused the Company to transfer certain assets and employees and otherwise effectuated the matters set forth in Paragraph 5.1(K) in each case in a manner reasonably satisfactory to Buyer.

              I. Working Capital. The Company shall have Working Capital in the aggregate amount of at least Twenty Nine Million and No/00 Dollars ($29,000,000.00), plus the sum of (1) any proceeds received by Seller or the Company on account of any claims under property insurance coverage relating to the Property, or comparable coverage, which has not been applied to repair/restore the Property, (2) any proceeds received by Seller or the Company on account of any Condemnation Proceeding relating to the Property which has not been applied to repair/the Property, and (3) an amount equal to the "deductible" which is absorbed by the Company prior to claiming an insured loss under property insurance coverage relating to the Property, or comparable coverage for which proceeds have been paid under (1) above, which has not been applied to repair/restore the Property.

              J. Governmental Approvals. Any other approvals from federal, state, Commonwealth of Puerto Rico or local government authorities required as a result of the Transactions contemplated hereby, including if applicable any approvals required by the Hart-Scott-Rodino Antitrust Improvement Act of 1976 ("HSR"), shall have been obtained.

              10.2 Conditions to Seller's Obligations. The conditions precedent to Seller's obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Seller in writing, at its sole option:

              A. Representations. Buyer's warranties set forth in Paragraph 8.5, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by this Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date.

              B. Buyer Compliance. Buyer shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Buyer at or prior to the Closing.

              C. Purchase and Sale Agreement. Buyer and the Seller Related Parties shall have entered into and consummated (or shall be in the process of consummating simultaneously with this Transaction) the initial closing of the transaction affecting all hotels under the Purchase and Sale Agreement.

              D. Closing Deliveries. Seller shall have received the closing deliveries listed in Paragraph 6.3 hereof.

              E. Casino License. Lessee shall have obtained the license to operate the Hotel's casino and shall have taken the actions contemplated by Paragraph 5.12.

              F. Governmental Approvals. Any other approvals from federal, state, Commonwealth of Puerto Rico or local government authorities required as a result of the Transactions contemplated hereby, including if applicable any approvals required by the HSR, shall have been obtained.

              10.3 Waiver of Conditions. No waiver of a closing condition by either party shall limit its rights to seek indemnification or any other legal remedy available to such party.

         11. Transaction Issues: Brokers, Confidentiality and Indemnity.

              11.1 Brokers. Seller and Buyer expressly acknowledge that Seller's Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller's Broker in accordance with the separate agreement between Seller and Seller's Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller's Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any other party claiming to have represented Buyer as broker in connection with the Transaction.

              11.2 Publicity. Except for the Press Releases or Public Announcements the forms of which are attached hereto as Exhibit M, or if no such forms are attached, such other forms as are reasonable under the circumstances or as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, to perform its obligations and duties contained in this Agreement or to receive legal, accounting and/or tax advice, the parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, if such information required to be disclosed by law, the party so disclosing the information shall use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure.

         Buyer acknowledges that certain Ground Leases that affect the Hotel require landlord consent to any assignment of those rights and/or release of the Company or Seller from continued liability under such lease. Buyer hereby consents to Seller's disclosure to any such landlords of Buyer's identity and financial information. Buyer agrees to cooperate (at no material cost and expense) with Seller and any such landlord and to provide such Buyer financial information as may be reasonably requested by such landlord in order to consent to the proposed assignment.

              11.3 Indemnity. Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Paragraph 11.2 or (b) the entry on the Property and/or the conduct of any Due Diligence by Buyer or any of Buyer's Representatives at any time prior to the Closing; provided, however, that Buyer's obligations under this clause (b) shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

         12. Default At or Prior to Closing.

              12.1 Buyer Default. If Buyer defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) Business Days after the date of receipt of written notice from Seller demanding cure of such default, Seller shall be entitled, as its sole and exclusive remedy hereunder, to Terminate this Agreement by written notice to Buyer of such termination and, provided the deposit contemplated by Paragraph 18 of the Purchase and Sale Agreement, as amended from time to time, has not been posted by Buyer, to receive liquidated damages equal to five percent (5%) of the Purchase Price on or prior to the Closing Date as full liquidated damages for such default of Buyer, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Buyer 's default, that such liquidated damages are intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller's actual damages which would be suffered by Seller in the event of default by Buyer. Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Seller's right to Terminate this Agreement is Seller's sole and exclusive remedy in the event of default under this Agreement by Buyer, and Seller hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue Buyer for damages, (2) any right to sue Buyer for specific performance, or (3) any other right or remedy which Seller may otherwise have against Buyer, either at law, or equity or otherwise.

              12.2 Seller Default. If Seller defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for the greater of five (5) Business Days after the date of receipt of written notice from Buyer demanding cure of such default, then Buyer shall be entitled either, at Buyer's option, (i) without waiving the right to elect the option to Terminate this Agreement, to sue Seller for specific performance of this Agreement, but only if such suit is filed within one hundred eighty (180) days after the occurrence of Seller's alleged default, unless Buyer is legally precluded from bringing such suit pursuant to bankruptcy law requirements within such one hundred and eighty day period or (ii) to Terminate this Agreement by the delivery to Seller of notice of such termination and Buyer shall be entitled to all of its out-of pocket costs (including legal fees) incurred in connection with the transactions contemplated by this Agreement payable within five (5) days of demand; provided however that Buyer shall not be able to recover any of its out-of-pocket costs (including legal fees) to the extent Seller is unable to deliver any Ground Lease Estoppel Certificate pursuant to Paragraph 5.1(N). Prior to the Closing, Buyer's rights to so Terminate this Agreement or sue for specific performance, are Buyer's sole and exclusive remedies hereunder in the event of default hereunder by Seller, and Buyer hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue for damages, or (2) any other right or remedy which Buyer may otherwise have against Seller either at law, in equity or otherwise. Buyer agrees that its failure to timely commence an action for specific performance within the period noted above shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

         13. Notices. All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Buyer under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery, (b) certified mail, return receipt requested, (c) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air or Airborne Express), or (d) telecopying to the telecopy number listed below (provided that a copy of such notice is also sent within one Business Day to the party by one of the other methods listed herein), with all postage and delivery charges paid by the sender and addressed to the Buyer or Seller, as applicable as set forth below, or at such other address (or telecopy number) as each may request in writing. Such notices delivered by hand, by telecopy, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the earlier of actual receipt or two days after mailing. Said notice addresses are as follows (and Seller and Buyer shall have the right to designate changes to their respective notice addresses, effective five (5) days after the delivery of written notice thereof):

         If to Seller:                   InterContinental Hotels Group
                                         Three Ravinia Drive
                                         Suite 100
                                         Atlanta, Georgia 30346-2149
                                         Attention: Robert Chitty
                                         Telephone No.: (770) 604-5321
                                         Telecopy No.: (770) 604-5075

         With a copy to:                 InterContinental Hotels Group
                                         Three Ravinia Drive
                                         Suite 100
                                         Atlanta, Georgia 30346-2149
                                         Attention: Legal Dept. - Paul Huang
                                         Telephone No.: (770) 604-2644
                                         Telecopy No.: (770) 604-5075

         With a copy to:                 Alston & Bird LLP
                                         1201 West Peachtree Street
                                         Atlanta, GA  30309-3424
                                         Attention: Timothy J. Pakenham
                                         Telephone No.: (404) 881-7755
                                         Telecopy No.: (404) 881-7777

         If to Buyer:                    Hospitality Properties Trust
                                         400 Centre Street
                                         Newton, MA 02458
                                         Attention: John Murray
                                         Telephone No.: (617) 964-8389
                                         Telecopy No.: (617) 969-5730

         With a copy to:                 Sullivan & Worcester LLP
                                         One Post Office Square
                                         Boston, MA 02110
                                         Attention: Warren M. Heilbronner
                                         Telephone No.: (617) 338-2946
                                         Telecopy No.: (617) 338-2880

         14. General Provisions.

              14.1 Execution Necessary. This Agreement shall not be binding upon Seller or Buyer, respectively, until fully executed and delivered by a proper official of Seller and Buyer, and no action taken by either of their representatives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by them and delivered to each other.

              14.2 Counterparts. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.

              14.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer shall not have the right to assign or delegate any right, duty or obligation of Buyer under this Agreement in whole or in part to any other party other than its affiliates without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio. Notwithstanding the foregoing, Buyer shall have the right to cause Seller to transfer the Company Shares or portions thereof to an affiliate of Buyer which is wholly owned by Buyer or wholly owned by the owners of Buyer, or to an affiliate which is owned, in part, by Buyer and which is controlled by Buyer as to property operating and management issues, and which assignee shall be designated in writing by Buyer, together with delivery to Seller of evidence reasonably satisfactory to Seller of the valid legal existence of Buyer's assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located and of the authority of Buyer's assignee to execute and deliver any and all documents required of Buyer under the terms of this Agreement, which items shall be received by Seller not less than three (3) Business Days prior to the Closing Date. Notwithstanding the foregoing, the exercise of such right by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or the termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, all of which are binding upon the assignee(s) of Buyer. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder.

              14.4 Governing Law. This Agreement shall be governed by the laws of the State of New York.

              14.5 Entire Agreement. This Agreement and all the exhibits and schedules referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding (including without limitation any letter of intent or similar proposals or correspondence between Buyer and Seller pertaining to any of the matters connected with this Transaction shall be effective for any purpose. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

              14.6 Time is of the Essence. TIME IS OF THE ESSENCE of the Transaction and this Agreement. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

              14.7 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

              14.8 Further Assurances. Each party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

              14.9 Exclusive Application. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Buyer and Seller (and their permitted successors or assigns) hereto any right, remedy or claim under or by reason of this Agreement. Except as set forth herein, all terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned.

              14.10 Partial Invalidity. If all or any portion of any of the provisions of this Agreement shall be declared invalid by Laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision affects any material aspect of this Transaction, the party for whose benefit such excused provision was inserted may request that the other party enter into a modification or separate agreement which sets forth in valid fashion the substance of such offending provision in a manner which counsel to both parties determine is valid.

              14.11 No Implied Waiver. Unless otherwise expressly provided herein, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

              14.12 Rights Cumulative. All rights, powers, options or remedies afforded to Seller or Buyer either hereunder or by Law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by Law, unless expressly provided to the contrary herein.

              14.13 Attorney's Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney's fees, expended or incurred in connection therewith.

              14.14 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

              14.15 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy or other electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

              14.16 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and
(b) to indemnify Seller against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, (a) if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens against the Owned Real Property if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Paragraph 12.2 hereof, and
(b) Buyer shall be entitled to file a copy of all or a portion of this Agreement (or make specific reference hereto) with the Securities and Exchange Commission in connection with any of its filings required by Law or regulation pertaining thereto.

              14.17 Exhibits and Schedules. All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

              14.18 Jurisdiction. With respect to any suit, action or proceedings relating to the Transaction, this Agreement, the Property or the relationship of Buyer and Seller hereunder ("Proceedings") each party irrevocably (a) submits to the exclusive jurisdiction of the Courts of the County of New York, State of New York and the United States District Court for the Southern District of New York, and (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such party. The provisions of this Paragraph shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

              14.19 Currency. Each reference herein to any dollar amount is a reference to such amount of United States dollars.

         15. Additional Termination Rights. (a) If the Transaction has not occurred on or prior to December 31, 2005, other than by reason of a default by a party hereto, and unless mutually extended by the parties hereto, this Agreement shall automatically Terminate and this Agreement shall be of no force and effect between the parties except for those obligations which survive such termination. (b) If any condition to the Closing is not satisfied or waived by March 31, 2005 either party, so long as such party is not in default hereunder, may Terminate this Agreement by written notice to the other party (subject to any rights of such non-defaulting party hereunder) and this Agreement shall be of no force and effect between the parties except for those provisions which expressly survive such termination. (c) On or before the Closing Date, if the Purchase and Sale Agreement is terminated then this Agreement shall also Terminate, provided however that if such termination results from (i) a default by a "Seller" thereunder, then Buyer shall have all of its rights hereunder against Seller as if Seller was in default hereunder; or (ii) a default by the "Buyer" thereunder, then Seller shall have all of its rights hereunder against Buyer as if Buyer was in default hereunder.

         16. Limitation of Liability. No advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times heretofore or hereafter. In no event shall any of Buyer or Seller be entitled to punitive, consequential or special damages under this Agreement, and each of Buyer and Seller hereby waives any right to claim, pursue or collect same. The provisions of this Paragraph shall survive any termination of this Agreement and the Closing hereunder.

         17. Conflicting Terms. Seller acknowledges that certain provisions in this Agreement and the Indemnification Agreement may be inconsistent or may conflict with one another. In the event of an inconsistency or conflict between the terms of this Agreement and the terms of the Indemnification Agreement, the terms of the Indemnification Agreement shall control.

         18. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING BUYER, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND SELLER HEREBY AGREES THAT, THE NAME "HPT IHG-2 PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER. ALL PERSONS DEALING WITH BUYER, IN ANY WAY,

SHALL LOOK ONLY TO THE ASSETS OF BUYER, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.




                       [Signatures on the Following Page]

         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement under seal as of the day and year first above written.


                                 SELLER:

                                 SIX CONTINENTS INTERNATIONAL HOLDINGS B.V., a Netherlands closed limited liability company

                                 By:  /s/ Robert Chitty
                                      -------------------------
                                      Robert Chitty, its
                                      attorney-in-fact
                                      pursuant to a power
                                      of attorney dated
                                      July 12, 2004

                                 BUYER:

                                 HPT IHG-2 Properties Trust, a Maryland real estate investment trust

                                 By: /s/John G. Murray
                                     ---------------------
                                     Name:  John G. Murray
                                     Title: President





                  [Signature Page to Stock Purchase Agreement]

The following exhibits and schedules have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:

  EXHIBIT                          TITLE
  -------                          -----
     A.           Legal Description of Land
     D.           List of Assets and Liabilities to Be Transferred Out
                  of the Company Prior to Closing Date
     E.           Puerto Rico Comfort Letter
    E-1           New Tax Concession
     F.           Tenant Estoppel Certificate
     G.           Ground Lease Estoppel
     H.           Affidavit of Title
     I.           Authority Certificate
     J.           Reaffirmation of Representations
     K.           Leases
     L.           List of Contracts
     M.           Press Release

SCHEDULE                                                 TITLE
  8.1(D)          Pending or Threatened Litigation
  8.1(F)          Conditions Materially Affecting the Property
  8.1(G)          Conditions Affecting Utilities and Services
  8.1(H)          Violation of Laws Relating to Zoning, Construction, Health
                  and Five Safety, etc.
  8.1(I)          Unpaid (Delinquent) Taxes or Special Assessments
  8.1(K)          Hazardous Materials
  8.1(M)          Material Defects in Property
  8.1(N)          Unpaid Taxes, Etc.
  8.1(O)          Unobtained Licenses and Permits
  8.1(R)          Violation of Laws
  8.1(T)          Material Defaults with Respect to Permitted Title Exceptions
  8.1(W)          Information with Respect to Leases and Ground Leases
  8.1(AA)         List of Material Governmental Licenses, Permits, Concessions
                  and Franchises
  8.1(BB)(iii)    Pending or Threatened Litigation Continuing After Closing

                                   SCHEDULE A

                  attached to and made a part of that certain:
                            Stock Purchase Agreement
                                 by and between

                   SIX CONTINENTS INTERNATIONAL HOLDINGS B.V.

                                    as Seller

                                       and

                           HPT IHG-2 PROPERTIES TRUST

                                    as Buyer

                         Dated as of December ___, 2004

         "Adjusted Purchase Price" is defined in Paragraph 3 of this Agreement.

         "Agreement" shall mean this Stock Purchase Agreement between Seller and Buyer including all schedules, exhibits and other attachments hereto, and documents incorporated herein by reference.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Georgia are authorized by law or executive action to close.

         "Buyer" shall mean the buyer referenced in the first paragraph of this Agreement.

         "Buyer's Diligence Reports" shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer's Representatives in connection with Buyer's Due Diligence.

         "Buyer's Knowledge" shall mean the actual (and not the imputed or constructive) knowledge of John Murray of Buyer.

         "Buyer's Representatives" shall mean Buyer's officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, lenders, investors, contractors, architects and engineers.

         "Closing" shall mean the consummation and closing of the Transaction.

         "Closing Agent" shall mean the Title Company or such other party as is selected by Buyer and Seller to fund the Closing in escrow.

         "Closing Date" shall mean the date on which the Closing occurs, which shall be on or before the Closing Deadline as defined in Paragraph 1.1 of this Agreement.

         "Closing Deadline" is defined in Paragraph 1.1 of this Agreement.

         "Closing Documents" shall mean the documents and instruments delivered by Buyer and Seller, in order to consummate the Transaction.

         "Company" is defined in the Recitals to this Agreement.

         "Company Shares" is defined in the Recitals to this Agreement.

         "Condemnation Proceeding" shall mean any proceeding in condemnation, expropriation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property.

         "Confidential Materials" shall mean excerpts of any books, computer software, databases, records or files (whether in a electronic or printed format) that consist of or contain any of the following: appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Company Shares by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, the Company, or any of their respective affiliates and correspondence between or among such parties; or other information or materials in the possession or control of Seller, any direct or indirect owner of any beneficial interest in Seller, the Company or the Company's property manager which such party deems proprietary or confidential.

         "Contracts" shall mean all contracts respecting leasing, management, maintenance or operation of the Real Property, including, but not limited to, equipment leases, agreements with respect to building systems, service, construction, and maintenance contracts, but specifically any license to the Company of computer hardware, software or systems. A summary list of the Contracts (including identity of contract parties and type of service) is shown on Exhibit L and made a part hereof.

         "Designated Representatives" shall mean Robert Chitty, Robert Gunkel and Thomas Brettschneider, each of IHG.

         "Due Diligence" shall mean the investigation by Buyer and Buyer's Representatives of the feasibility and desirability of acquiring the Property as a result of Buyer's purchase of the Company Shares, including all audits, surveys, examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations, investigations and verifications with respect to the Property, the Property Documents, title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, the economic status of the Property, and other information and documents regarding the Property, including, but not limited to, investigations of the legal and physical status of the Property by such consultants, engineers, architects and/or entomologists as Buyer requires, tests and assessments with respect to environmental matters, soil tests, asbestos analysis, mold analysis, structural review, examination of title to the Property, preparation of a Survey of the Land, and verification of all information made or to be made available to Buyer with respect to Property.

         "Due Diligence Deadline" is defined in Paragraph 1.1 of this Agreement.

         "Effective Date" shall mean the date of this Agreement referenced in the first paragraph of this Agreement.

         "Excluded Property" shall mean the assets to be transferred by the Company pursuant to clause (1) of Paragraph 5.1(K).

         "GAAP" is defined in Paragraph 8.1(Y) of this Agreement.

         "Governing Documents" shall mean the certificate or articles of incorporation, bylaws, declaration of trust, formation or governing agreement or other charter documents or organizational or governing documents or instruments.

         "Ground Lease" shall mean the ground leases granting the Company's interest in the Leased Real Property.

         "Ground Lease Estoppel Certificate" is defined in Paragraph 5.1(N) of this Agreement.

         "HHF" is defined in the Recitals to this Agreement.

         "Hotel" is defined in the Recitals to this Agreement.

         "Hotel Lease Agreement" is defined in the Recitals to this Agreement.

         "IHG" shall mean InterContinental Hotels Group PLC, a corporation organized under the laws of the United Kingdom.

         "Indemnification Agreement" is defined in the Recitals to this Agreement.

         "Land" shall mean those certain tracts or parcels of land (whether owned or leased), more particularly described on Exhibit A.

         "Law" shall mean any federal, state, local or foreign law, statute, ordinance, code, order, decrees, or other governmental rule, regulation or requirement, including common law.

         "Lease Recording Charges" is defined in Paragraph 6.2(H).

         "Leased Real Property" is defined in the Recitals to this Agreement.

         "Leases" shall mean all leases, subleases, rental agreements and other occupancy agreements for the use or occupancy of any portion of the Real Property, or improvements located thereon, if any, together with all amendments to, modifications of, renewals and extensions thereof, but excluding the Hotel Lease Agreement.

         "Lessee" is defined in the Recitals to this Agreement.

         "Lessor" is defined in the Recitals to this Agreement.

         "Liabilities" shall mean any and all direct or indirect damages, demands, claims, payments, problems, conditions, obligations, actions or causes of action, assessments, losses, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, penalties, interest on any amount payable to a third party, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys' fees and expenses) reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability. In no event shall "Liabilities" include the right of the Buyer, Seller or the Company to collect punitive, consequential, or special damages under this Agreement, and each of Buyer, Seller and the Company, by and through the Seller, waive any right to collect the same.

         "Lien" shall mean any mortgage, charge, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due Taxes, past-due assessments, contractor's lien, materialmen's lien, construction lien, judgment or similar encumbrance against the Property or the Company Shares of a monetary nature.

         "Major Event" is defined in Paragraph 9.1 of this Agreement.

         "Other Interests" shall mean the following other interests of Seller in and to the Real Property, Leases, Contracts, or Personal Property, or pertaining thereto: (a) to the extent that the same are in effect as of the Closing Date, any licenses (but excluding any franchise license rights or liquor licenses), permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date.

         "Owned Real Property" is defined in the Recitals to this Agreement.

         "Permit" is defined in Paragraph 8.1(AA) of this Agreement.

         "Permitted Title Exceptions" shall mean, subject to Buyer's rights to review and make objection to the status of title and survey as set forth in this Agreement, and the right of Buyer to Terminate this Agreement pursuant to Paragraph 4.5 if the Due Diligence is not satisfactory, the following: (a) the Leases and any new Leases entered into between the Effective Date and the Closing Date in accordance with the terms of this Agreement; (b) all Liens for real estate Taxes and assessments not yet due and payable as of the Closing Date; (c) local, state, federal or foreign (if applicable) zoning and building Laws; (d) the Record Exceptions disclosed by the Title Commitment and not Removed as provided in Paragraph 4 hereof; (e) the state of facts disclosed by a current Survey of the Land obtained by Buyer and not Removed as provided in Paragraph 4 hereof; and (f) any other matters approved as Permitted Title Exceptions in writing by Buyer prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement.

         "Personal Property" shall mean (a) all Property Documents; (b) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about the Property and any improvement on the Land; (c) the food and beverage inventory of the Hotel; and (d) all tangible personal property, including, but not limited to, all "Inventories", as such term is defined in the Uniform System of Accounts, and all other tools, vehicles, supplies, artwork, furniture, furnishings, machinery, equipment, specialized hotel equipment and other tangible personal property, in each case, owned or leased by Seller (in its own name or by and through the Company) in connection with the ownership, operation or maintenance of the Hotel, including without limitation all china, glassware, silverware, linens, towels, curtains, uniforms, works of art, engineering, maintenance, and housekeeping supplies, draperies, materials and carpeting, used or intended for use, but not for sale, in connection with the operation of the Hotel, all equipment used in the operation of the kitchen, dining rooms, lounges, bars, laundry, dry cleaners, lobby, reservation desk and all supplies, merchandise, food and beverages held for sale in connection with the operation of the Hotel, which are on hand on the Effective Date; but specifically excluding (i) any Confidential Materials and (ii) any computer hardware, software, or system that is licensed to Seller.

         "PR Code" is defined in Paragraph 6.2P of this Agreement.

         "Proceedings" is defined in Paragraph 14.18 of this Agreement.

         "Property" shall mean the Real Property, the Leases, the Contracts, the Personal Property and the Other Interests, but specifically excluding any right or interest to any liquor license rights and intellectual property.

         "Property Documents" shall mean all books, records and files of Seller and the Company and of the management agent for the Property related to the Property (other than Confidential Materials; provided, however that Seller shall make available extracts of non-confidential information contained in such books, records or files).

         "Purchase and Sale Agreement" is defined in the Recitals to this Agreement.

         "Purchase Price" is defined in Paragraph 3 of this Agreement.

         "Real Property" shall mean the Land, including, without limitation, (a) the Hotel and any other buildings located on the Land and all other improvements, (b) all easements and rights-of-way, appurtenant to the Land and other easements, rights-of-way, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situated upon the Land, including, without limitation, signage rights and parking rights or agreements, all whether or not specifically referenced on Exhibit A, (c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (d) all right, title and interest, if any, of the owner of the Land in and to any and all strips and gores of land located on or adjacent to the Land, and (e) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land.

         "Record Exceptions" shall mean all instruments recorded in the real estate records of the locality in which the Land is located which affect the status of title to the Real Property or which affect the recordation of any Ground Lease with a first priority rank on the Leased Real Property.

         "Remove" with respect to any exception to title shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Title Policy, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

         "Required Removal Items" shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer's Representatives, and (b) are either: (i) Liens evidencing monetary encumbrances (other than liens for general real estate Taxes or assessments not yet due and payable) which can be Removed by payment of liquidated amounts, (ii) liens or encumbrances (including, but not limited to, monetary liens) created by Seller or the Company after the Effective Date and not consented to or deemed consented to by Buyer; or (iii) items which Seller has agreed to Remove pursuant to Paragraph 4.3 of this Agreement.

         "Securities Act" is defined in Paragraph 5.4 of this Agreement.

         "Securities Exchange Act" is defined in Paragraph 5.4 of this Agreement.

         "Seller" shall mean the Seller referenced in the first paragraph of this Agreement.

         "Seller Parties" shall mean and include, collectively, (a) Seller; (b) the Company (c) counsel to Seller and/or the Company; (d) any Broker retained by Seller or the Company; (e) the Company's property manager; (f) any direct or indirect owner of any beneficial interest in Seller; (g) any officer, director, employee, or agent of Seller or the Company, or their counsel; and (h) any other entity or individual affiliated or related in any way to any of the foregoing.

         "Seller Related Parties" is defined in the Recitals to this Agreement.

         "Seller Related Party" is defined in the Recitals to this Agreement.

         "Seller's Broker" shall mean The Plasencia Group, Inc.

         "Seller's Knowledge" shall mean the actual (and not the imputed or constructive) knowledge of the Designated Representatives.

         "Seller's Warranties" shall mean Seller's representations and warranties set forth in Paragraph 8.1, as the same may be modified or waived by Buyer pursuant to this Agreement.

         "Special Partnership Election" is defined in Paragraph 6.2P of this Agreement.

         "Survey" shall mean a survey of the Land obtained by Buyer pursuant to Paragraph 4.

         "Tax" shall mean any and all federal, state, Commonwealth of Puerto Rico, local or non-U.S. taxes, fees, levies, duties, tariffs, imposts, and other similar charges on or with respect to net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, Section 59A of the Internal Revenue Code of 1986, as amended, or windfall profit tax, custom, duty, value added, volume of business or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax.

         "Tax Return" shall mean any return, claim, election, information return, declaration, report, statement and other document required to be filed in respect of Taxes.

         "Tenant" shall mean a tenant under a Lease; collectively, all tenants under the Leases are referred to as the "Tenants."

         "Tenant Estoppel Certificate" is defined in Paragraph 5.1(N).

         "Terminate" shall mean the termination of this Agreement, by Buyer or Seller as applicable as set forth in this Agreement, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination hereof.

         "Title Commitment" shall mean the commitment of the Title Company to issue the Title Policy.

         "Title Company" shall mean Chicago Title Insurance Company.

         "Title Objections" shall mean any defects in title (including any Record Exceptions which are not acceptable to Buyer) or Survey (including the description of the Land) which may be revealed by Buyer's examinations thereof to which Buyer timely objects in accordance with the terms of Paragraph 4.3.

         "Title Policy" shall mean the ALTA Owner's Policy of Title Insurance (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) issued by the Title Company in the amount of the Purchase Price and in the form of the Title Commitment, and containing, unless prohibited by applicable statutes or regulations, such non-imputation and such other endorsements reasonably required by Buyer.

         "Transaction" shall mean the purchase of the Company Shares by Buyer and the other transactions contemplated by this Agreement.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, prepared by The Hotel Association of New York City, Inc., in effect as of the date hereof.

         "Unsuitable for Its Permitted Use" shall mean a state or condition of the Hotel such that (a) following any damage or destruction to the Hotel, the Hotel cannot be operated in the good faith judgment of Buyer or Seller on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction within twelve (12) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover rent and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial taking by condemnation, the Hotel cannot be operated, in the good faith judgment of Buyer or Seller on a commercially practicable basis in light of then existing circumstances.

         "Working Capital" shall mean cash on deposit in same day funds with a U.S. bank of national reputation reasonably acceptable to Buyer, free and clear of all Liens.

                                    EXHIBIT B

                              HOTEL LEASE AGREEMENT

                              [See Attached Copy]

                                 LEASE AGREEMENT

                       Dated as of ____________ ___, 2005

                                 By and Between

                                HPT IHG PR, INC.,
                                  AS LANDLORD,

                                       AND

                   INTERCONTINENTAL HOTELS (PUERTO RICO) INC.,
                                    AS TENANT

                                Table of Contents

                                                                            Page


ARTICLE 1  DEFINITIONS........................................................1
         1.1          "Additional Charges"....................................1
         1.2          "Additional Rent".......................................1
         1.3          "Affiliate" or "Affiliated Person"......................2
         1.4          "Agreed Upon Procedure Letter"..........................2
         1.5          "Agreement".............................................3
         1.6          "Applicable Law"........................................3
         1.7          "Applicable Percentage".................................3
         1.8          "Arbitration"...........................................3
         1.9          "Award".................................................3
         1.10         "Base Total Hotel Sales"................................4
         1.11         "Base Year".............................................4
         1.12         "Business Day"..........................................4
         1.13         "Capital Addition"......................................4
         1.14         "Capital Expenditure"...................................4
         1.15         "Capital Replacements"..................................4
         1.16         "Claim".................................................4
         1.17         "Code"..................................................4
         1.18         "Commencement Date".....................................4
         1.19         "Condemnation"..........................................4
         1.20         "Condemnor".............................................5
         1.21         "Consumer Price Index"..................................5
         1.22         "Debt Service Coverage Ratio"...........................5
         1.23         "Default"...............................................5
         1.24         "Disbursement Rate".....................................5
         1.25         "Easement Agreement"....................................5
         1.26         "Entity"................................................5
         1.27         "Environment"...........................................6
         1.28         "Environmental Laws"....................................6
         1.29         "Event of Default"......................................6
         1.30         "Excess Total Hotel Sales"..............................6
         1.31         "Expiration Date".......................................6
         1.32         "Extended Terms"........................................6
         1.33         "FF&E Estimate".........................................7
         1.34         "FF&E Reserve"..........................................7
         1.35         "Financial Officer's Certificate".......................7
         1.36         "Fiscal Month"..........................................7
         1.37         "Fiscal Year"...........................................7
         1.38         "Fixed Term"............................................7
         1.39         "Fixtures"..............................................7
         1.40         "GAAP"..................................................7
         1.41         "Government Agencies"...................................7
         1.42         "Guarantor".............................................8
         1.43         "Guaranty"..............................................8
         1.44         "Hazardous Substances"..................................8
         1.45         "Hotel".................................................9
         1.46         "Hotel Mortgage"........................................9

                                Table of Contents
                                   (continued)
                                                                           Page

         1.47         "Hotel Mortgagee".......................................9
         1.48         "IHG"...................................................9
         1.49         "Impositions"...........................................9
         1.50         "Insurance Requirements"...............................10
         1.51         "Interest Rate"........................................10
         1.52         "Land".................................................10
         1.53         "Landlord".............................................11
         1.54         "Landlord Liens".......................................11
         1.55         "Lease Year"...........................................11
         1.56         "Leased Improvements"..................................11
         1.57         "Leased Intangible Property"...........................11
         1.58         "Leased Personal Property".............................11
         1.59         "Lien".................................................12
         1.60         "Managed Hotels".......................................12
         1.61         "Material Repair"......................................12
         1.62         "Minimum Rent".........................................12
         1.63         "New Management Agreement".............................12
         1.64         "NOI"..................................................12
         1.65         "Notice"...............................................12
         1.66         "Officer's Certificate"................................12
         1.67         "Operating Costs"......................................12
         1.68         "Parent"...............................................13
         1.69         "Permitted Encumbrances"...............................13
         1.70         "Permitted Use"........................................14
         1.71         "Person"...............................................14
         1.72         "Pledged Hotels".......................................14
         1.73         "Pooled FF&E Hotel"....................................14
         1.74         "Portfolio Manager"....................................14
         1.75         "Portfolio Purchaser"..................................14
         1.76         "Portfolio Owner"......................................14
         1.77         "Property".............................................14
         1.78         "Purchase Agreement"...................................14
         1.79         "Records"..............................................14
         1.80         "Repairs"..............................................14
         1.81         "Rent".................................................14
         1.82         "SEC"..................................................15
         1.83         "Specially Designated or Blocked Person"...............15
         1.84         "State"................................................15
         1.85         "Subsidiary"...........................................15
         1.86         "Successor Landlord"...................................15
         1.87         "System Fees"..........................................15
         1.88         "Tax Exemption Decree".................................15
         1.89         "Tenant"...............................................16
         1.90         "Tenant Management Agreement"..........................16
         1.91         "Tenant Manager".......................................16
         1.92         "Tenant's Personal Property"...........................16
         1.93         "Term".................................................16

                                Table of Contents
                                   (continued)
                                                                           Page

         1.94         "Total Hotel Sales"....................................16
         1.95         "Uniform System of Accounts"...........................17
         1.96         "Unsuitable for Its Permitted Use".....................17
         1.97         "Work".................................................17
ARTICLE 2  PROPERTY AND TERM.................................................17
         2.1          Property...............................................17
         2.2          Condition of Property..................................19
         2.3          Fixed Term.............................................19
         2.4          Extended Term..........................................19
ARTICLE 3  RENT..............................................................20
         3.1          Rent...................................................20
         3.2          Late Payment of Rent, Etc..............................26
         3.3          Net Lease..............................................26
         3.4          No Termination, Abatement, Etc.........................26
         3.5          Waiver.................................................27
ARTICLE 4  USE OF THE PROPERTY...............................................27
         4.1          Permitted Use..........................................27
         4.2          Compliance with Legal/Insurance Requirements, Etc......28
         4.3          Environmental Matters..................................28
ARTICLE 5  MAINTENANCE AND REPAIRS...........................................31
         5.1          Maintenance and Repair.................................31
         5.2          Tenant's Personal Property.............................35
         5.3          At End Of Term.........................................36
         5.4          Tenant Management Agreement............................38
ARTICLE 6  IMPROVEMENTS, ETC.................................................39
         6.1          Material Repairs.......................................39
         6.2          Emergency Expenditures.................................39
         6.3          No Tie-In..............................................40
ARTICLE 7  LIENS.............................................................40
         7.1          Liens..................................................40
         7.2          Landlord's Lien........................................40
ARTICLE 8  PERMITTED CONTESTS................................................41
ARTICLE 9  INSURANCE AND INDEMNIFICATION.....................................42
         9.1          General Insurance Requirements.........................42
         9.2          Replacement Cost.......................................43
         9.3          Waiver of Subrogation..................................44
         9.4          Form Satisfactory, Etc.................................44
         9.5          Blanket Policy.........................................45
         9.6          No Separate Insurance..................................45
         9.7          Indemnification of Landlord............................45
ARTICLE 10  CASUALTY.........................................................46
         10.1         Insurance Proceeds.....................................46
         10.2         Damage or Destruction..................................46
         10.3         Damage Near End of Term................................49
         10.4         Tenant's Property......................................49
         10.5         Restoration of Tenant's Property.......................49
         10.6         No Abatement of Rent...................................49

                                Table of Contents
                                   (continued)
                                                                           Page

         10.7         Waiver.................................................50
ARTICLE 11  CONDEMNATION.....................................................50
         11.1         Total Condemnation, Etc................................50
         11.2         Partial Condemnation...................................50
         11.3         Abatement of Rent......................................51
         11.4         Temporary Condemnation.................................52
         11.5         Condemnation Near End of Term..........................52
         11.6         Allocation of Award....................................52
ARTICLE 12  DEFAULTS AND REMEDIES............................................52
         12.1         Events of Default......................................52
         12.2         Remedies...............................................54
         12.3         Waiver.................................................56
         12.4         Application of Funds...................................56
         12.5         Landlord's Right to Cure Tenant's Default..............56
ARTICLE 13  HOLDING OVER.....................................................57
ARTICLE 14  LANDLORD'S DEFAULT...............................................57
ARTICLE 15  SUBLETTING AND ASSIGNMENT........................................58
         15.1         Subletting and Assignment..............................58
         15.2         Required Sublease Provisions...........................59
         15.3         Permitted Sublease.....................................60
         15.4         Sublease Limitation....................................61
         15.5         Permitted Assignments..................................61
         15.6         Sale by Landlord.......................................61
ARTICLE 16  ESTOPPEL CERTIFICATES............................................62
ARTICLE 17  LANDLORD'S RIGHT TO INSPECT......................................62
ARTICLE 18  EASEMENTS........................................................62
         18.1         Grant of Easements.....................................62
         18.2         Exercise of Rights by Tenant...........................63
         18.3         Permitted Encumbrances.................................63
ARTICLE 19  HOTEL MORTGAGES..................................................63
         19.1         Landlord May Grant Liens...............................63
         19.2         Notice to Mortgagee and Superior Landlord..............65
ARTICLE 20  MISCELLANEOUS....................................................66
         20.1         Limitation on Payment of Rent..........................66
         20.2         No Waiver..............................................66
         20.3         Remedies Cumulative....................................66
         20.4         Severability...........................................66
         20.5         Acceptance of Surrender................................67
         20.6         No Merger of Title.....................................67
         20.7         Conveyance by Landlord.................................67
         20.8         Quiet Enjoyment........................................67
         20.9         Recordation of Lease...................................68
         20.10        Notices................................................68
         20.11        Trade Area Restriction.................................69
         20.12        Construction...........................................70
         20.13        Counterparts; Headings.................................70
         20.14        Applicable Law, Etc....................................71

                                Table of Contents
                                   (continued)
                                                                           Page


         20.15        Right to Make Agreement................................71
         20.16        Nonrecourse............................................71
         20.17        Attorneys' Fees........................................72
         20.18        Securities Filings.....................................72
         20.19        Arbitration............................................72
         20.20        Tax Exemption Decree...................................73
         20.21        Cooperation............................................74
         20.22        Private Letter Ruling..................................74
         20.23        Affiliated Manager.....................................74

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT is entered into as of this _____ day of ________ __, 2005, by and between HPT IHG PR, INC., a Puerto Rico corporation, as landlord ("Landlord"), and INTERCONTINENTAL HOTELS (PUERTO RICO) INC., a [____________] corporation, as tenant ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord owns or leases the Property (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1); and

         WHEREAS, Landlord wishes to lease the Property to Tenant and Tenant wishes to lease the Property from Landlord, all subject to and upon the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP, (iii) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, and (iv) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         1.1 "Additional Charges" shall have the meaning given such term in
Section 3.1.3 (a).

         1.2 "Additional Rent" shall have the meaning given such term in Section
3.1.2 (a).

         1.3 "Affiliate" or "Affiliated Person" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership, (b) in the case of any such Person which is a limited liability company, any member of such company, (c) any other Person which is a Parent, a Subsidiary, or a Subsidiary of a Parent with respect to such Person or to one or more of the Persons referred to in the preceding clauses (a) and (b), and (d) any other Person who is an officer, director, trustee or employee of, or partner in or member of, such Person or any Person referred to in the preceding clauses (a), (b) and (c).

         1.4 "Agreed Upon Procedure Letter" shall mean a letter from Ernst & Young or another firm of independent certified public accountants (the "auditor") selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld or delayed) which letter shall, subject to the limitations and conditions imposed by the auditor, address the following components and such other reasonable matters as Landlord and the auditor shall reasonably agree:

         (a)      That auditor has tested Tenant's systems of internal controls.

         (b) That auditor has verified that the information provided was generated from the same reporting systems as Tenant uses for its regular periodic accounting and reporting.

         (c) That auditor has verified the mathematical accuracy of the Officer's Certificate delivered with such Agreed Upon Procedure Letter.

         (d) That auditor has recomputed the annual calculation of System Fees, contributions to the FF&E Reserve, expenditures from the FF&E Reserve, and the Additional Rent.

         (e) That auditor has confirmed that the Hotel is subjected to audit procedures by Tenant's internal audit department, if any, and reviewed work papers provided in connection therewith. If auditor has performed hotel level audit procedures at the Hotel, auditor shall so state and list the procedures performed and results obtained. In any event at least three of the Pooled FF&E Hotels shall be subjected to audit procedures each Fiscal Year by either internal audit or the auditor.

         1.5 "Agreement" shall mean this Lease Agreement, including the Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

         1.6 "Applicable Law" shall mean all federal, State, county, municipal, local and other governmental statutes, laws, rules, orders, regulations, by-laws, ordinances, judgments, decrees and injunctions affecting the Property, Landlord, or Tenant or the maintenance, construction, alteration or operation of the Property, whether now or hereafter enacted or in existence, including, without limitation, (a) Environmental Laws, (b) all permits, licenses, authorizations, certificates and regulations necessary to operate the Property for its Permitted Use, (c) all covenants, agreements, ground leases, restrictions and encumbrances contained in any instruments at any time in force affecting the Property, including those which may (i) require material repairs, modifications or alterations in or to the Property or (ii) in any way materially and adversely affect the use and enjoyment thereof, but excluding any requirements arising as a result of Landlord's status as a real estate investment trust, (d) the Tax Exemption Decree, (e) the outcome of any arbitration, or (f) any collective bargaining agreement or other agreement or legal requirement pertaining to any union representing employees of the Hotel.

         1.7 "Applicable Percentage" shall mean the following percentages for the corresponding periods:

                 Year                               Rate
                 ----                               ----

                 2005                               0%
                 2006                               0%
                 2007                               3.0%
                 2008                               3.5%
                 2009                               4.0%
                 2010                               4.5%
                 Thereafter                         5.0%

         1.8 "Arbitration" shall mean an arbitration conducted in accordance with the terms of Section 20.19.

         1.9 "Award" shall mean all compensation, sums or other value awarded, paid or received by virtue of a total or partial Condemnation of any of the Property (after deduction of all reasonable legal fees and other reasonable costs and expenses, including, without limitation, expert witness fees, incurred by Landlord in connection with obtaining any such award).

         1.10 "Base Total Hotel Sales" shall mean Total Hotel Sales for the Base Year.

         1.11 "Base Year" shall mean the 2006 Fiscal Year; provided, however, if there shall occur a casualty, Condemnation or other force majeure event with respect to the Hotel which causes a material decline in Total Hotel Sales for the Hotel or a force majeure event in Canada, the United States or Caribbean region or in any relevant market that results in a ten percent (10%) annual decline in REVPAR for the Upscale segment or other appropriate segment, as determined by Smith Travel Research, in Canada, the United States or Caribbean region or in the relevant market, which, in either case, causes a material decline in Total Hotel Sales for the Hotel for the 2006 Fiscal Year, the Base Year shall be adjusted to be the first full Fiscal Year of operation of the Hotel after the resolution of any such casualty, Condemnation or force majeure event and the return of the Hotel to its substantially normal status.

         1.12 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of New York are authorized by law or executive action to close.

         1.13 "Capital Addition" shall mean any renovation, repair or improvement to the Property (or portion thereof), the cost of which constitutes a Capital Expenditure.

         1.14 "Capital Expenditure" shall mean any expenditure treated as capital in nature in accordance with GAAP.

         1.15 "Capital Replacements" shall mean, collectively, replacements and renewals to the FF&E and Capital Additions.

         1.16 "Claim" shall mean any claim, charge, lien, attachment, levy or encumbrance.

         1.17 "Code" shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

         1.18 "Commencement Date" shall mean the date of this Agreement.

         1.19 "Condemnation" shall mean (a) the exercise of any governmental power with respect to the Property, whether by legal proceedings or otherwise, by a Condemnor of its power of condemnation, (b) a voluntary sale or transfer of the Property by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending, or (c) a taking or voluntary conveyance of all or part of the Property, or any interest therein, or right accruing thereto or use thereof, as the result or in settlement of any condemnation or other eminent domain proceeding affecting such Property, whether or not the same shall have actually been commenced.

         1.20 "Condemnor" shall mean any public or quasi-public Person, having the power of Condemnation.

         1.21 "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the United States Bureau of Labor Statistics or if such index is no longer published, such other index as is published in substitution thereof.

         1.22 "Debt Service Coverage Ratio" shall mean, with respect to any loan or other debt secured by a Hotel Mortgage, the quotient obtained by dividing (a) the NOI of the properties securing such loan or other debt for the twelve (12) months ending on the date on which such Hotel Mortgage is granted by (b) regularly scheduled interest and principal payments projected to be paid thereunder during the first (1st) twelve (12) months after the first day of the month next after such date.

         1.23 "Default" shall mean any event or condition which with the giving of notice and/or lapse of time would ripen into an Event of Default.

         1.24 "Disbursement Rate" shall mean a per annum rate equal to the greater of (x) nine (9%) percent and (y) the sum of the rate for fifteen (15) year U.S. Treasury Obligations, as published in The Wall Street Journal, plus three hundred eighty (380) basis points.

         1.25 "Easement Agreement" shall mean any conditions, covenants and restrictions, easements, declarations, licenses and other agreements which are Permitted Encumbrances and such other agreements as may be granted in accordance with Section 19.1.

         1.26 "Entity" shall mean any corporation, general or limited partnership, limited liability company or partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, business trust, cooperative, any government or agency, authority or political subdivision thereof or any other entity.

         1.27 "Environment" shall mean soil, surface waters, ground waters, land, biota, sediments, surface or subsurface strata and ambient air.

         1.28 "Environmental Laws" shall mean all applicable laws, statutes, regulations, rules, ordinances, codes, licenses, permits and orders, from time to time in existence, of all courts of competent jurisdiction and Government Agencies, and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Government Agencies pertaining to reporting, licensing, permitting, investigation, remediation and removal of underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or emissions, discharges, releases or threatened releases of Hazardous Substances, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, underground improvements (including, without limitation, treatment or storage tanks, or water, gas or oil wells), or pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature.

         1.29 "Event of Default" shall have the meaning given such term in
Section 12.1.

         1.30 "Excess Total Hotel Sales" shall mean with respect to any Lease Year, or portion thereof, the amount of Total Hotel Sales for such Property for such Lease Year, or portion thereof, in excess of Base Total Hotel Sales for the equivalent period in the Base Year.

1.31     "Expiration Date"  shall mean the date on which the Term shall expire.

         1.32 "Extended Terms" shall have the meaning given such term in Section 2.4.

         1.33 "FF&E Estimate" shall have the meaning given such term in Section
5.1.2 (c).

         1.34 "FF&E Reserve" shall mean an interest-bearing account established for funds to be held in reserve for Capital Replacements in Landlord's name at a bank selected by Landlord.

         1.35 "Financial Officer's Certificate" shall mean, as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers' authorized designee) of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Sections 3.1.2 or 5.3, in which such officer shall certify (a) that such statements have been properly prepared in accordance with GAAP and are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby, and (b), in the event that the certifying party is an officer of Tenant and the certificate is being given in such capacity, certify that no Event of Default has occurred and is continuing hereunder.

         1.36 "Fiscal Month" shall mean each calendar month in the Term or each partial calendar month in the Term.

         1.37 "Fiscal Year" shall mean each calendar year in the Term and each partial calendar year in the Term.

         1.38 "Fixed Term" shall have the meaning given such term in Section
2.3.

         1.39 "Fixtures" shall have the meaning given such term in Section
2.1(d).

         1.40 "GAAP" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied.

         1.41 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning, and the Puerto Rico Tourism Company), bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States, or any State, municipality, county or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Tenant or the Property or any portion thereof or the Hotel operated thereon.

         1.42 "Guarantor" shall have the meaning given to the term "Guarantor" under the Guaranty.

         1.43 "Guaranty" shall mean the Guaranty Agreement of even date herewith made by IHG for the benefit of, inter alia, Landlord, as the same may be amended, supplemented or replaced from time to time.

         1.44 "Hazardous Substances" shall mean any substance:

                  (a) the presence of which requires or may hereafter require notification, investigation or remediation under Applicable Law; or

                  (b) which is or becomes defined as a "hazardous waste," "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under Applicable Law including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) and the regulations promulgated thereunder; or

                  (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Government Agencies; or

                  (d) the presence of which on the Property, or any portion thereof, causes or materially threatens to cause an unlawful nuisance upon the Property, or any portion thereof, or to adjacent properties or poses or materially threatens to pose a hazard to the Property, or any portion thereof, or to the health or safety of persons; or

                  (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

                  (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

                  (g) without limitation, which contains or emits radioactive particles, waves or material; or

                  (h) without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Medical Waste Tracking Act of 1988 or any requirement promulgated by any Government Agencies.

         1.45 "Hotel" shall mean the hotel being operated on the Property.

         1.46 "Hotel Mortgage" shall mean any first mortgage, first deed-of-trust or first deed to secure debt and other related security documents granted in connection therewith now or hereafter granted by Landlord to secure a loan to, or other debt of, Landlord or its Affiliated Persons which is made by an institutional lender, investment bank, publicly traded investment fund or other similar Person regularly making loans secured by hotels or incurred in connection with the issuance of a mortgage backed security, which loan or debt provides for (i) level payments of interest and principal and (ii) amortization and other terms which are commercially reasonable.

         1.47 "Hotel Mortgagee" shall mean the holder of the Hotel Mortgage.

         1.48 "IHG" shall mean InterContinental Hotels Group PLC, its successors and assigns.

         1.49 "Impositions" shall mean collectively, all taxes (including, without limitation, all taxes imposed under the laws of any State, as such laws may be amended from time to time, and all ad valorem, sales and use, or similar taxes as the same relate to or are imposed upon Landlord, Tenant or the business conducted upon the Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof), water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, volume of business taxes, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Property or the business conducted thereon by Tenant (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord's interest in the Property, (b) the Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Property or the leasing or use of the Property or any part thereof by Tenant; provided, however, that nothing contained herein shall be construed to require Tenant to pay and the term "Impositions" shall not include (any of the following, collectively, "Landlord's Taxes"): (i) any tax based on net income imposed on Landlord or its shareholder,
(ii) any gross or net revenue tax of Landlord or its shareholder, (iii) any transfer fee or other tax imposed with respect to the sale, exchange or other disposition by Landlord of the Property or the proceeds thereof, (iv) any single business tax, gross receipts tax (including, without limitation, the Puerto Rico municipal license tax), transaction privilege, rent, franchise, capital stock or similar taxes as the same relate to or are imposed upon Landlord or its shareholder, (v) any interest or penalties imposed on Landlord as a result of the failure of Landlord to file any return or report timely and in the form prescribed by law or to pay any tax or imposition, except to the extent such failure is a result of a breach by Tenant of its obligations pursuant to Section
3.1.3 , (vi) any impositions that are enacted or adopted by their express terms as a substitute for any tax that would not have been payable by Tenant pursuant to the terms of this Agreement or (vii) any impositions imposed as a result of a breach of covenant or representation by Landlord in any agreement governing Landlord's conduct or operation or as a result of the gross negligence or willful misconduct of Landlord. Moreover, the term "Impositions" also shall not include any construction license tax or excise tax attributable to items to be used in or with respect to Capital Replacements which shall be a part of the cost of Capital Replacements.

         1.50 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant or the Property.

         1.51 "Interest Rate" shall mean a rate, not to exceed the maximum legal interest rate, equal to the greater of (i) twelve percent (12%) per annum and
(ii) two and one-half percent (2.5%) per annum in excess of the Disbursement Rate determined as of the first day that interest accrues on any amount to which such Interest Rate is to be applied.

         1.52 "Land" shall have the meaning given such term in Section 2.1(a).

         1.53 "Landlord" shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

         1.54 "Landlord Liens" shall mean liens on or against the Property or any payment of Rent (a) which result from any act of, or any Claim against, Landlord or any owner of a direct or indirect interest in the Property, or which result from any violation by Landlord of any terms of this Agreement or the Purchase Agreement, or (b) which result from liens in favor of any taxing authority by reason of any tax owed by Landlord or any fee owner of a direct or indirect interest in the Property; provided, however, that "Landlord Liens" shall not include any lien resulting from any tax for which Tenant is obligated to pay or indemnify Landlord against until such time as Tenant shall have already paid to or on behalf of Landlord the tax or the required indemnity with respect to the same.

         1.55 "Lease Year" shall mean any Fiscal Year or portion thereof, commencing with the 2005 Fiscal Year, during the Term.

         1.56 "Leased Improvements" shall have the meaning given such term in
Section 2.1(b).

         1.57 "Leased Intangible Property" shall mean the following items of intangible property: all hotel licensing agreements and other service contracts, equipment leases, booking agreements and other arrangements or agreements affecting the ownership, repair, maintenance, management, leasing or operation of the Property to which Landlord is a party; all books, records and files relating to the leasing, maintenance, management or operation of the Property belonging to Landlord; all transferable or assignable permits, certificates of occupancy, operating permits, sign permits, development rights and approvals, certificates, licenses, warranties and guarantees, rights to deposits, trade names, service marks, telephone exchange numbers identified with the Property, and all other transferable intangible property, miscellaneous rights, benefits and privileges of any kind or character belonging to Landlord with respect to the Property other than liquor licenses; provided, however, that "Leased Intangible Property" shall not include items that are acquired by Tenant on and after the date hereof or owned by Tenant before the date hereof, in either case to the extent not conveyed to Landlord.

         1.58 "Leased Personal Property" shall have the meaning given such term in Section 2.1(e).

         1.59 "Lien" shall mean any mortgage, security interest, pledge, collateral assignment, or other encumbrance, lien or charge of any kind, or any transfer of property or assets for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors.

         1.60 "Managed Hotels" has the meaning given to the term "Hotels" in the New Management Agreement.

         1.61 "Material Repair" shall mean a repair the cost of which exceeds $250,000; provided, however, on January 1 of each year starting in 2006, said $250,000 shall be adjusted to reflect the percentage change in the Consumer Price Index since the prior January 1.

         1.62 "Minimum Rent" shall mean (i) for the period prior to January 1, 2006, an annual amount equal to Five Million Eight Hundred Twelve Thousand Five Hundred Dollars ($5,812,500), and (ii) for the period after January 1, 2006, an annual amount equal to Six Million One Hundred Thirty-One Thousand Two Hundred Fifty Dollars ($6,131,250).

         1.63 "New Management Agreement" has the meaning given such term in the Guaranty.

         1.64 "NOI" shall mean, with respect to any property, for any period, the Gross Operating Profit (as defined in the Uniform System of Accounts) of such property for such period net of, for such period and such property, real and personal property taxes and casualty and liability insurance premiums, an imputed reserve for capital replacements equal to five percent (5%) of gross revenues and an imputed management fee equal to three percent (3%) of gross revenues.

         1.65 "Notice" shall mean a notice given in accordance with Section
20.10.

         1.66 "Officer's Certificate" shall mean a certificate signed by an officer or other duly authorized individual of the certifying Entity duly authorized by the board of directors or other governing body of the certifying Entity.

         1.67 "Operating Costs" shall mean, collectively, all reasonable and customary costs and expenses of the Hotel that are normally charged as an operating expense under Accounting Principles including, without limitation or duplication:

         (a) the cost of Inventories (as defined under the Uniform System of Accounts), wages, salaries and employee fringe benefits, advertising and promotional expenses, the cost of personnel training programs, utility and energy costs, operating licenses and permits, maintenance costs, and equipment rentals;

         (b) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair (other than replacements and renewals of the FF&E, Capital Additions and other Capital Expenditures);

         (c)      premiums for insurance required under this Agreement;

         (d)      the System Fees;

         (e)      real estate and personal property taxes and expenses;

         (f) audit, legal and accounting fees and expenses except to the extent Tenant is to reimburse Landlord therefor pursuant to
                  Section 3.1.2 (f);

         (g) rent or lease payments under ground leases or for equipment used at the Hotel in the operation thereof; and

         (h)      Minimum Rent, Additional Rent and Additional Charges.

         Except as expressly provided herein, Operating Costs shall not include any fees or charges payable to Tenant, Tenant Manager or any of their Affiliates or any items corresponding to exclusions from Total Hotel Sales (e.g., sales taxes) or items otherwise expressly excluded from Operating Costs.

         1.68 "Parent" shall mean, with respect to any Person, any Person which owns directly, or indirectly through one or more Subsidiaries or Affiliated Persons, fifty percent (50%) or more of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         1.69 "Permitted Encumbrances" shall mean all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner's or leasehold title insurance policy issued to Landlord or its Affiliate in connection with the transactions contemplated by the Purchase Agreement with respect to such Property, plus any other encumbrances as may be "Permitted Encumbrances" under the Purchase Agreement or as may have been consented to in writing by Landlord and Tenant from time to time.

         1.70 "Permitted Use" shall mean, with respect to the Property, any use of such Property permitted pursuant to Section 4.1.1 .

         1.71 "Person" shall mean any individual or Entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

         1.72 "Pledged Hotels" shall mean, with respect to any loan or other debt secured by a Hotel Mortgage, collectively, the hotels which secure such loan or other debt.

         1.73 "Pooled FF&E Hotel" shall mean the Property and, so long as Landlord and Portfolio Purchaser are Affiliates of each other, the Managed Hotels, collectively.

         1.74 "Portfolio Manager" shall have the meaning given to the term "Manager" in the New Management Agreement.

         1.75 "Portfolio Purchaser" shall have the meaning given to the term "Purchaser" in the New Management Agreement.

         1.76 "Portfolio Owner" shall have the meaning given to the term "Owner" under the New Management Agreement.

         1.77 "Property" shall have the meaning given such term in Section 2.1.

         1.78 "Purchase Agreement" shall mean that certain Stock Purchase Agreement pursuant to which an Affiliate of Landlord acquired the stock of the corporation that owns the Hotel from an Affiliate of Tenant.

         1.79 "Records" shall have the meaning given such term in Section 7.2.

         1.80 "Repairs" shall have the meaning given such term in Section 5.1.1.

         1.81 "Rent" shall mean, collectively, the Minimum Rent, Additional Rent and Additional Charges.

         1.82 "SEC" shall mean the United States Securities and Exchange Commission.

         1.83 "Specially Designated or Blocked Person" shall mean (i) a Person designated by the US Department of Treasury's Office of Foreign Assets Control from time to time as a "specially designated national or blocked person" or similar status, (ii) a Person described in Section 1 of the US Executive Order 13224, issued September 23, 2001, or (iii) a Person otherwise identified by Government Agencies as a person or entity with which Landlord or Tenant is prohibited from transacting business. As of the Commencement Date, a list of such designations and the text of the Executive Order are published at: www.ustreas.gov/offices/enforcement/ofac.

         1.84 "State" shall mean the Commonwealth of Puerto Rico.

         1.85 "Subsidiary" shall mean, with respect to any Person, any Entity
(a) in which such Person owns directly, or indirectly through one or more Subsidiaries, twenty percent (20%) or more of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         1.86 "Successor Landlord" shall have the meaning given such term in
Section 19.1.

         1.87 "System Fees" shall mean a reservation and marketing fee of three percent (3.0%) of rooms revenue, (ii) a Priority Club Fee of four and three-quarters percent (4.75%) of all qualifying folio revenue at a Hotel to Priority Club (i.e., the loyalty program of the "InterContinental" brand) members, (iii) a Technology Fee equal to $10.80 per guest room per month, (iv) an e-mail service fee equal to $15.00 per e-mail user per month and (v) an accounting fee of $15.00 per month per guest room, which fees shall be subject to increases on the terms and conditions that the corresponding fees under the New Management Agreement are subject to increase thereunder.

         1.88 "Tax Exemption Decree" shall mean the new concession to be issued by the Puerto Rico Tourism Company to Landlord, for which the Puerto Rico Tourism Company has formally approved the stock transfer and the amendment to exempt Landlord's leasing activity, as described in the comfort letter issued by the Puerto Rico Tourism Company to IHG on December 2, 2004.

         1.89 "Tenant" shall have the meaning given such term in the preambles to this Agreement and shall also include its permitted successors and assigns.

         1.90 "Tenant Management Agreement" shall mean any management agreement entered into by Tenant with respect to all or any portion of the Property, together with all amendments, modifications and supplements thereto.

         1.91 "Tenant Manager" shall mean any manager under a Tenant Management Agreement.

         1.92 "Tenant's Personal Property" shall mean all motor vehicles and consumable inventory and supplies, furniture, furnishings, movable walls and partitions, equipment and machinery and all other tangible personal property of Tenant, if any, acquired by Tenant on and after the date hereof or owned by Tenant before the date hereof (in each case, if not conveyed to Landlord), and located at the Property or used in Tenant's business at the Property and all modifications, replacements, alterations and additions to such personal property installed at the expense of Tenant, other than any items included within the definition of Fixtures or Leased Personal Property or which are to be paid for with amounts in the FF&E Reserve.

         1.93 "Term" shall mean, collectively, the Fixed Term and the Extended Terms, to the extent properly exercised pursuant to the provisions of Section 2.4, unless sooner terminated pursuant to the provisions of this Agreement.

         1.94 "Total Hotel Sales" shall mean for any period all revenues and receipts of any nature derived directly or indirectly from the Hotel or from the use or operation thereof, including, without limitation, room sales; food and beverage sales; gaming revenues in accordance with industry standards; telephone, telegraph, fax and internet revenues; rental or other payments from lessees, sublessees, concessionaires and others occupying or using space or rendering services at the Hotel (but not the gross receipts of such lessees, sublessees or concessionaires); and the actual cash proceeds of business interruption, use, occupancy or similar insurance; provided, however, that Total Hotel Sales shall not include the following (and there shall be appropriate deductions made in determining Total Hotel Sales for): gratuities or service charges in the nature of a gratuity added to a customer's bill; federal, State or municipal excise, value added, sales or use taxes, room taxes, or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services; interest received or accrued with respect to the funds in the FF&E Reserve; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Total Hotel Sales or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); credits or refunds made to customers, guests or patrons; sums and credits received by Landlord for lost or damaged merchandise; proceeds from the sale or other disposition of the Hotel, any part thereof, of FF&E or any other assets of the Hotel; or proceeds of any financing or re-financing; and any other matters specifically excluded from Total Hotel Sales pursuant to this Agreement.

         1.95 "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Educational Institute of the American Hotel and Motel Association, as it may be amended from time to time.

         1.96 "Unsuitable for Its Permitted Use" shall mean a state or condition of the Hotel such that (a) following any damage or destruction to the Hotel, the Hotel cannot be operated in the good faith judgment of Tenant or Landlord on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction and otherwise as required under Section 10.2.4 hereof, within twelve (12) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover Rent and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial taking by Condemnation, the Hotel cannot be operated, in the good faith judgment of Tenant or Landlord on a commercially practicable basis in light of then existing circumstances.

         1.97 "Work" shall have the meaning given such term in Section 10.2.4.

                                   ARTICLE 2

                                PROPERTY AND TERM

         2.1 Property. Upon and subject to the terms and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord all of Landlord's right, title and interest in and to all of the following, collectively, the "Property"):

              (a) those certain tracts, pieces and parcels of land, as more particularly described in Exhibit A attached hereto and made a part hereof (the "Land");

              (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently situated upon the Land (collectively, the "Leased Improvements");

              (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements;

              (d) all equipment, machinery, fixtures, and other items of property, now or hereafter permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which, to the maximum extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Fixtures");

              (e) all machinery, equipment, furniture, furnishings, moveable walls or partitions, computers or trade fixtures or other personal property of any kind or description used or useful in Tenant's business on or in the Leased Improvements, and located on or in the Leased Improvements, and all modifications, replacements, alterations and additions to such personal property, except items, if any, included within the category of Fixtures, but specifically excluding all items included within the category of Tenant's Personal Property (collectively, the "Leased Personal Property");

              (f) all of the Leased Intangible Property; and

              (g) any and all leases of space in the Leased Improvements.

         2.2 Condition of Property. Tenant acknowledges receipt and delivery of possession of the Property and Tenant accepts the Property in its "as is" condition, subject to the rights of parties in possession, the existing state of title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Property, all Applicable Law, and such other matters which would be disclosed by an inspection of the Property and the record title thereto or by an accurate survey thereof. TENANT REPRESENTS THAT IT HAS INSPECTED THE PROPERTY AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF LANDLORD OR LANDLORD'S AGENTS OR EMPLOYEES WITH RESPECT THERETO AND TENANT WAIVES ANY CLAIM OR ACTION AGAINST LANDLORD IN RESPECT OF THE CONDITION OF THE PROPERTY. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. Tenant knowingly and expressly waives the warranties against latent and hidden defects implied by the Civil Code of Puerto Rico upon lessors of real property with respect to the lease of real property, including, but not limited to warranties for hidden defects implied under Articles 1363(2) and 1373 of the Civil Code of Puerto Rico.

         2.3 Fixed Term. The initial term of this Agreement (the "Fixed Term") shall commence on the Commencement Date and shall expire December 31, 2029.

         2.4 Extended Term. Provided the term of New Management Agreement is simultaneously extended in accordance with the terms of the New Management Agreement, the Term may be extended, at Tenant's option, for up to two (2) consecutive periods (collectively, the "Extended Terms") of fifteen (15) years each pursuant to a written notice to Landlord given at least two (2) years prior to the then Expiration Date. If Tenant fails to give notice of its election not to exercise either of its options to extend the Term on or before the date which is the day prior to the date that is two (2) years prior to the then Expiration Date, Tenant shall be deemed to have exercised the applicable extension option.

         Each Extended Term shall commence on the day succeeding the expiration of the Fixed Term or the preceding Extended Term, as the case may be. All of the terms, covenants and provisions of this Agreement shall apply to each such Extended Term, except that Tenant shall have no right to extend the Term beyond the expiration of the Extended Terms. If Tenant shall give Notice that it elects not to extend the Term in accordance with this Section 2.4, this Agreement shall automatically terminate at the end of the Term then in effect and Tenant shall have no further option to extend the Term of this Agreement. Otherwise, the extension of this Agreement shall be automatically effected without the execution of any additional documents; it being understood and agreed, however, that Tenant and Landlord shall execute such documents and agreements as either party shall reasonably require to evidence the same.

         If Tenant gives notice of its election not to extend the Term or if the Portfolio Manager gives notice of its election not to extend the term of the New Management Agreement, or if Tenant shall have no further right to extend the Term, then at any time during the last two years of the Term, Landlord may terminate this Agreement and the Term on not less than thirty (30) days' prior written notice.

                                   ARTICLE 3

                                      RENT

         3.1 Rent. Tenant shall pay, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, without offset, abatement, demand or deduction (unless otherwise expressly provided in this Agreement), Minimum Rent and Additional Rent to Landlord and Additional Charges to the party to whom such Additional Charges are payable, during the Term. All payments to Landlord shall be made by wire transfer of immediately available federal funds or by other means acceptable to Landlord in its sole discretion. Rent for any partial Fiscal Month shall be prorated on a per diem basis.

              3.1.1  Minimum Rent.

              (a) Payments. Minimum Rent shall be paid in advance on the first Business Day of each Fiscal Month; provided, however, that the first payment of Minimum Rent shall be payable on the Commencement Date (and, if applicable, such payment shall be prorated as provided in the last sentence of the first paragraph of
       Section 3.1).

              (b) Adjustments of Minimum Rent Following Disbursements Under Sections 5.1.3 (b), 10.2.3 or 11.2. Effective on the date of each disbursement to pay for the cost of any repairs, maintenance, renovations or replacements pursuant to Sections 5.1.3 (b), 10.2.3 or 11.2, the annual Minimum Rent shall be increased by a per annum amount equal to the Disbursement Rate times the amount so disbursed. If any such disbursement is made during any month on a day other than the first Business Day of a Fiscal Month, Tenant shall pay to Landlord on the first Business Day of the immediately following Fiscal Month (in addition to the amount of Minimum Rent payable with respect to such Fiscal Month, as adjusted pursuant to this paragraph (b)) the amount by which Minimum Rent for the preceding Fiscal Month, as adjusted for such disbursement on a per diem basis, exceeded the amount of Minimum Rent paid by Tenant for such preceding Fiscal Month.

              3.1.2  Additional Rent.

              (a) Amount. Tenant shall pay additional rent ("Additional Rent") with respect to the Property with respect to each Lease Year beginning with the 2007 Lease Year, in an amount, not less than zero, equal to seven and one-half percent (7.5%) of Excess Total Hotel Sales for such Property.

              (b) Fiscal Month Installments. Installments of Additional Rent for each Lease Year or portion thereof shall be calculated and paid with respect to each Fiscal Month in arrears on the twenty-fifth day of the succeeding Fiscal Month, based on Total Hotel Sales for the year-to-date as of the last day of the preceding month and the Total Hotel Sales for the year-to-date for the corresponding period during the Base Year. On or before the twenty-fifth (25th) day after the end of each Fiscal Month, Tenant shall furnish Landlord with detailed operating statements setting forth the results of operations at the Hotel with respect to such month and year-to-date showing Total Hotel Sales, rooms revenues, revenue per available room, occupancy percentage and average daily rate, Operating Costs, deposits to, and expenditures from, the FF&E Reserve and Additional Rent together with a Financial Officer's Certificate. Such statements may be provided electronically to Landlord.

              (c) Year End Statements. Not less than ten (10) days prior to the date on which Landlord or any of its Affiliates are required to file audited financial statements with the SEC (but in all events on or before February 15 of each year), Tenant shall deliver to Landlord a Financial Officer's Certificate setting forth for the prior Lease Year Total Hotel Sales, Operating Costs, the calculation of Additional Rent and deposits to, and expenditures from, the FF&E Reserve together with an Agreed Upon Procedures Letter with respect thereto. The cost of obtaining such letter shall be an Operating Cost.

              (d) Reconciliation. If any amounts due to Landlord as shown in a Financial Officer's Certificate or audit provided pursuant to Sections
       3.1.2 (f) or 5.3 exceed the amounts previously paid with respect thereto to Landlord, Tenant shall pay such excess to Landlord at such time as the Financial Officer's Certificate or audit is delivered, together with interest at the Interest Rate from the date due. (Any such interest which accrues after the day that is ten (10) Business Days after the date on which such Financial Officer's Certificate is delivered or is due and any such interest which results from Tenant's willful understatement of amounts due to Landlord shall not be Operating Costs). If Additional Rent due as shown in a Financial Officer's Certificate or audit is less than the amount previously paid with respect thereto to Landlord, Landlord shall be entitled to retain the same but Tenant shall be credited such overpayment against the next installment of Additional Rent. In no event shall (i) any amount previously deposited in the FF&E Reserve be withdrawn therefrom or (ii) the amount of Minimum Rent be subject to adjustment pursuant to this Section 3.1.2 (d).

              (e) Additional Information. In addition, Tenant shall provide Landlord with information relating to the Hotel, Tenant and its Affiliates that (i) may be required in order for Landlord or its Affiliates to prepare financial statements in accordance with GAAP or to comply with Applicable Law including, without limitation, any applicable tax or securities laws and regulations and the SEC's interpretation thereof, (ii) may be required for Landlord or any of its Affiliates to prepare tax returns, or (iii) is of the type that Tenant or its Affiliated

       Persons customarily prepares for other hotel owners or itself.

              (f) Audit. At Landlord's election and at Landlord's cost except as otherwise provided herein, a certified audit of the Hotel's operations may be performed annually, and after the Expiration Date, by a nationally recognized, independent certified public accounting firm appointed by Landlord. In the event that Landlord elects to have such an audit performed, Landlord must give notice of its election within twelve (12) months after its receipt of the applicable year-end Financial Officer's Certificate corresponding to such Lease Year and given pursuant to
       Section 3.1.2 (c). Any dispute concerning the correctness of an audit shall be settled by Arbitration. Tenant shall pay the cost of any audit revealing an understatement of Additional Rent by more than three percent (3%) in the aggregate, and such cost shall not be an Operating Cost. In the event that either no notice of audit is given within said twelve (12) months, or no audit is in fact commenced within eighteen (18) months after receipt of such year-end Financial Officer's Certificate, such operating statement will constitute the final statement for that Fiscal Year, deemed to have been approved by Landlord.

              (g) In the event that this Agreement is terminated by Landlord pursuant to Section 12.1, then all of Tenant's Personal Property shall immediately and automatically be transferred to Landlord and become, without the requirement of any action or undertaking by any party, Landlord's sole property and shall remain upon the Property and/or the Hotel and be surrendered with the Property and/or the Hotel without disturbance, molestation or injury.

              (h) Survival. The terms of this Section 3.1.2 shall survive the expiration or earlier termination of the Term.

              3.1.3 Additional Charges. In addition to the Minimum Rent and Additional Rent payable hereunder, Tenant shall pay to the appropriate parties and discharge as and when due and payable the following (collectively, "Additional Charges"):

              (a) Impositions. Subject to Article 8 relating to permitted contests, Tenant shall pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment) may be added for non-payment, such payments to be made directly to the taxing authorities (or other payees) where feasible, and shall promptly, upon request, furnish to Landlord copies of official receipts or other reasonably satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term as the same become due and before any fine, penalty, premium, further interest or cost may be added thereto. Where Tenant's direct payment of Impositions (and the filings therefor) are not feasible, Landlord shall cooperate with Tenant to effect the payment of such Impositions (and make the filings therefor), it being understood that the amount of any such Imposition remains Tenant's responsibility and Landlord is only cooperating to assist in remitting such amount; Tenant, at its expense, shall to the extent required or permitted by Applicable Law, prepare and file all other tax returns and reports in respect of any other Imposition as may be required. Landlord shall, at its expense and to the extent required or permitted by Applicable Law, prepare and duly and timely file all tax returns and pay all taxes due in respect of Landlord's Taxes (other than those with respect to Impositions) as may be required by Government Agencies, so as to avoid the imposition of any fine, penalty, interest or cost (other than any opportunity cost as a result of a failure to take advantage of any discount for early payment). Provided no Event of Default shall have occurred and be continuing, notwithstanding any provision of this agreement or any other agreement, including without limitation, the Purchase Agreement, to the contrary, if any refund shall be due from any taxing authority in respect of any Imposition paid by Tenant, the same shall be paid over to or retained by Tenant. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Property as may be necessary to prepare any required returns and reports. In the event Government Agencies classify the Property covered by this Agreement as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Each party shall, to the extent it possesses the same, provide the other, upon request, with cost and depreciation records necessary for filing returns for the Property so classified as personal property. Where Landlord is legally required to file personal property tax returns for property covered by this Agreement, Landlord shall provide Tenant with copies of assessment notices in sufficient time for Tenant to file a protest. All Impositions assessed against such personal property shall be (irrespective of whether Landlord or Tenant shall file the relevant return) paid by Tenant not later than the last date on which the same may be made without interest or penalty, subject to the provisions of Article 8. Landlord and Tenant shall, upon the other's request, consult with each other in order to avoid the imposition of withholding taxes upon either party, the Property or otherwise concerning the operation thereof.

              Landlord shall give prompt Notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge; provided, however, that Landlord's failure to give any such notice shall in no way diminish Tenant's obligation hereunder to pay such Impositions. To the extent Landlord is legally required to file a tax return for an Imposition and Tenant is not permitted under Applicable Law to make such filing, Landlord shall provide Tenant with a copy of the return in sufficient time for Tenant to pay the Imposition; provided, however, that Landlord's failure to provide such copy shall in no way diminish Tenant's obligation hereunder to pay such Impositions.

              (b) Utility Charges. Tenant shall pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in connection with the Property.

              (c) Insurance Premiums. Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to
       Article 9.

              (d) Other Charges. Tenant shall pay or cause to be paid all other amounts, liabilities and obligations, including, without limitation, all amounts payable under any equipment leases and all agreements to indemnify Landlord under Sections 4.3.2 and 9.7.

              (e) Reimbursement for Additional Charges. If Tenant pays or causes to be paid property taxes or similar or other Additional Charges attributable to periods after the end of the Term, whether upon expiration or sooner termination of this Agreement (other than termination by reason of an Event of Default), Tenant may, within a reasonable time after the end of the Term, provide Notice to Landlord of its estimate of such amounts. Landlord shall promptly reimburse Tenant for all payments of such taxes and other similar Additional Charges that are attributable to any period after the Term of this Agreement.

         3.2 Late Payment of Rent, Etc. If any installment of Minimum Rent shall not be paid within twenty-five (25) days after its due date or if any Additional Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Landlord) shall not be paid within ten (10) days after its due date, Tenant shall pay Landlord, on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Interest Rate on the amount of such installment, from the due date of such installment to the date of payment thereof.

         In the event of any failure by Tenant to pay any Additional Charges when due, Tenant shall promptly pay and discharge, as Additional Charges, every fine, penalty, interest and cost which is added for non-payment or late payment of such items. Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Minimum Rent and Additional Rent.

         3.3 Net Lease. The Rent shall be absolutely net to Landlord so that this Agreement shall yield to Landlord the full amount of the installments or amounts of the Rent throughout the Term, subject to any other provisions of this Agreement which expressly provide otherwise including any provisions for adjustment or abatement of such Rent.

         3.4 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Agreement, each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by this Agreement in accordance with its terms and shall not take any action without the consent of the other to modify, surrender or terminate this Agreement. In addition, except as otherwise expressly provided in this Agreement, Tenant shall not seek, or be entitled to, any abatement, deduction, deferment or reduction of the Rent, or set-off against the Rent, nor shall the respective obligations of Landlord and Tenant be otherwise affected by reason of: (a) any damage to or destruction of the

Property or any portion thereof from whatever cause or any Condemnation; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Property, or any portion thereof, or the interference with such use by any Person or by reason of eviction by paramount title; (c) any claim which Tenant may have against Landlord by reason of any default or breach of any warranty by Landlord under this Agreement or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; or (e) any other cause whether similar or dissimilar to any of the foregoing, except as otherwise specifically provided in this Agreement.

         3.5 Waiver. Tenant hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Property or any portion thereof, or (b) which would entitle Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable or other obligations to be performed by Tenant hereunder. The obligations of Tenant hereunder shall be separate and independent covenants and agreements, and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement.

                                   ARTICLE 4

                               USE OF THE PROPERTY

         4.1 Permitted Use.

              4.1.1 Permitted Use. Tenant shall, at all times during the Term, subject to temporary periods for the repair of damage caused by casualty or Condemnation, continuously use and operate the Property as full service luxury resort hotel and casino and any uses incidental thereto. Tenant shall not use or permit to be used the Property or any portion thereof for any other use without the prior written consent of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. Tenant shall not change the brand of the Hotel without Landlord's prior written consent, it being agreed that, on the Commencement Date, the Hotel shall be operated under the "InterContinental" brand. No use shall be made or permitted to be made of the Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide or permit to be kept, used or sold in or about the Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter's regulations. Tenant shall, at its sole cost, comply with all Insurance Requirements.

              4.1.2 Necessary Approvals. Tenant shall proceed with all due diligence and exercise reasonable efforts to obtain and maintain all approvals necessary to use and operate, for its Permitted Use, the Property and the Hotel located thereon under Applicable Law.

              4.1.3 Lawful Use, Etc. Tenant shall not use or suffer or permit the use of the Property or Tenant's Personal Property, if any, for any unlawful purpose. Tenant shall not, and shall direct the Tenant Manager not to, commit or suffer to be committed any waste on the Property, or in the Hotel, nor shall Tenant cause or permit any unlawful nuisance thereon or therein. Tenant shall not, and shall direct the Tenant Manager not to, suffer nor permit the Property, or any portion thereof, to be used in such a manner as (i) may materially and adversely impair Landlord's title thereto or to any portion thereof, or (ii) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of the Property or any portion thereof.

         4.2 Compliance with Legal/Insurance Requirements, Etc. Subject to the provisions of Article 8 and Section 5.1.3 (b), Tenant, at its sole expense, shall (i) comply with all Applicable Law and Insurance Requirements in respect of the use, operation, maintenance, repair, alteration and restoration of the Property and with the terms of any ground lease, sublease or parking lease affecting the Property, (ii) perform all obligations of the landlord under any sublease affecting the Property and (iii) procure, maintain and comply with all licenses, permits and other authorizations and agreements required for any use of the Property and Tenant's Personal Property, if any, then being made, and for the proper erection, installation, operation and maintenance of the Property or any part thereof.

         4.3 Environmental Matters.

              4.3.1 Restriction on Use, Etc. During the Term and any other time that Tenant shall be in possession of the Property, Tenant shall not store on, release or spill upon, dispose of or transfer to or from the Property any Hazardous Substance. During the Term and any other time that Tenant shall be in possession of the Property, Tenant shall maintain (and shall direct the Tenant Manager to maintain) the Property at all times free of any Hazardous Substance except for those which are customarily used at other hotels like the Hotel and are in compliance with all Environmental Laws. Tenant shall promptly: (a) upon receipt of notice or knowledge and shall direct the Tenant Manager upon receipt of notice or knowledge promptly to, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at the Property, (b) transmit to Landlord a copy of any report which is required to be filed with respect to the Property pursuant to the Emergency Planning and Community Right-to-Know Act or any other Environmental Law, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its agents or representatives with respect to Hazardous Substances or violations or alleged violations of Environmental Law (collectively, an "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Environmental Law and/or presents a material risk of any material cost, expense, loss or damage,(d) subject to the provisions of Article 8, observe and comply with all Environmental Laws relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (e) pay or otherwise dispose of any fine, charge or Imposition related to Hazardous Substances or violations of Environmental Law.

         If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those permitted under this Agreement) are discovered on the Property, Tenant shall take all actions and incur any and all expenses, as are required by any Governmental Agency and by Environmental Law, (i) to clean up and remove from and about the Property all Hazardous Substances thereon, (ii) to contain and prevent any further discharge, release or threat of discharge or release of Hazardous Substances on or about the Property and (iii) to use good faith efforts to eliminate any further discharge, release or threat of discharge or release of Hazardous Substances on or about the Property.

              4.3.2 Indemnification of Landlord. Tenant shall protect, indemnify and hold harmless Landlord and each Hotel Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the "Indemnitees" and, individually, an "Indemnitee") for, from and against any and all debts, liens, claims, obligations, liabilities, sanctions, losses, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney's and technical consultant's fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence during the Term (or any other time Tenant shall be in possession of the Property) in, upon, over or under the Land, soil, surface water or ground water of the Property or any properties surrounding the Property of any Hazardous Substances in violation of any Environmental Law or otherwise. Tenant's duty herein includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of the Term and the surrender of the Property to Landlord in accordance with the terms of this Agreement of Hazardous Substances in, upon, over or under the Land, soil, surface water or ground water of the Property in violation of any Environmental Law or otherwise. Upon Notice from Landlord or any other of the Indemnitees, Tenant shall undertake the defense, at Tenant's sole cost and expense, of any indemnification duties set forth herein, in which event, Tenant shall not be liable for payment of any duplicative attorneys' fees incurred by any Indemnitee.

         Tenant shall, upon demand, pay to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys' fees) incurred by Landlord and arising from a failure of Tenant to observe and perform the requirements of this Section 4.3, which amounts shall bear interest from the date incurred until paid by Tenant to Landlord at the Interest Rate.

              4.3.3 Survival. The provisions of this Section 4.3 shall survive the expiration or sooner termination of this Agreement.

                                   ARTICLE 5

                             MAINTENANCE AND REPAIRS

         5.1 Maintenance and Repair.

              5.1.1 Tenant's General Obligations. Subject to Section 6.1 hereof, Tenant shall, at its sole cost and expense (except as expressly provided in Section 5.1.3 (b), keep the Property and all private roadways, sidewalks and curbs appurtenant thereto (and Tenant's Personal Property) in good order and repair, reasonable wear and tear excepted (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, Insurance Requirements, the elements or the age of the Property or Tenant's Personal Property or any portion thereof), and shall promptly make all repairs, corrections, maintenance, alterations, improvements, renovations, installations, renewals and additions (collectively, "Repairs") thereto of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise). All Repairs shall be made in a good, workmanlike manner, consistent with industry standards for like hotels and casinos in like locales, in accordance with all applicable federal, State, territorial and local statutes, ordinances, codes, rules and regulations relating to any such work. Tenant shall not take or omit to take any action, the taking or omission of which would materially and adversely impair the value or the usefulness of the Property or any material part thereof for its Permitted Use.

Any and all alterations, additions, improvements, and fixtures which may be made or installed by either the Landlord or the Tenant upon the Property and/or the Hotel and which in any manner are attached to the floors, walls or ceilings (including, without limitation, any linoleum or other floor covering of similar character which may be cemented or otherwise adhesively affixed to the floor, and any electrical, plumbing, heating, ventilating and/or air conditioning system and equipment), shall, upon the termination or expiration of this Agreement, immediately and automatically be transferred to Landlord and become, without the requirement of any action or undertaking by any party, Landlord's sole property and shall remain upon the Property and/or the Hotel and be surrendered with the Property and/or the Hotel as a part thereof without disturbance, molestation or injury.

              5.1.2 FF&E Reserve.

              (a) The FF&E Reserve, all amounts deposited therein, and all Capital Replacements shall belong to Landlord.

              (b) Beginning on February 25, 2007 and on the twenty-fifth day of every month thereafter, Tenant shall transfer into the FF&E Reserve an amount equal to the Applicable Percentage of Total Hotel Sales for the prior month.

              (c) Not less than sixty (60) days prior to the first day of each Fiscal Year after the 2005 Fiscal Year, Tenant shall submit to Landlord for Landlord's approval a proposed estimate of expenditures from the FF&E Reserve for the ensuing full or partial Fiscal Year, as the case may be (the "FF&E Estimate"). If Landlord fails to disapprove of a proposed FF&E Estimate within thirty (30) days after the submission thereof to Landlord for its approval, the same shall be deemed approved. Together with each such FF&E Estimate, Tenant shall provide to Landlord a proposed five-year capital plan for the Hotel for Landlord's review and approval. Tenant will provide Landlord with the material data and information utilized in preparing the FF&E Estimates or any revisions thereof. Tenant will not be deemed to have made any guaranty, warranty or representation whatsoever in connection with the FF&E Estimates, except that the proposed FF&E Estimates reflect Tenant's best professional estimates of the matters they describe. The FF&E Estimate for the 2005 Fiscal Year shall have been delivered by Tenant to Landlord on or before the Commencement Date.

              (d) In the event Landlord disapproves or raises any objections to the proposed FF&E Estimate, or any portion thereof, or any revisions thereto, Landlord and Tenant shall cooperate with each other in good faith to resolve the disputed or objectionable items. If Landlord disapproves of a proposed FF&E Estimate, Landlord will disapprove on a specific line-by-line basis to the extent reasonably practical. Any dispute with respect to a proposed FF&E Estimate which is not resolved by the parties within thirty (30) days after the submission thereof to Landlord shall be resolved by Arbitration.

              (e) All expenditures from the FF&E Reserve shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary, given the objective that the Hotel will be maintained and operated to a standard comparable to competitive hotels. All amounts from the FF&E Reserve shall be paid to Persons who are not

       Affiliated Persons of Tenant without markup or allocated internal costs by Tenant or its Affiliated Persons except that Tenant may use Affiliated Persons to provide goods and services if Landlord has granted its prior written approval thereof.

              (f) Tenant shall, consistent with the FF&E Estimate approved by Landlord, from time to time make expenditures from the FF&E Reserve to pay for Capital Replacements made during the Term. Tenant shall not materially deviate from the FF&E Estimate approved by Landlord without the prior approval of Landlord, except in the case of emergency where immediate action is necessary to prevent imminent harm to person or property. Notwithstanding anything in this Agreement to the contrary, no additional cost or expense shall be incurred or paid in connection with any Capital Replacements made during the last two (2) years of the Term to the extent attributable solely to complying with the InterContinental brand standards.

              (g) Any amounts remaining in the FF&E Reserve at the close of each Lease Year will be carried forward and retained in the FF&E Reserve. Any and all portions of the Hotel which are scrapped or removed in connection with the making of any major or non-major repairs, renovations, additions, alterations, improvements, removals or replacements shall be disposed of by Tenant and any net proceeds thereof shall be deposited in the FF&E Reserve and not included in Total Hotel Sales. In addition, any proceeds from the sale of FF&E no longer necessary to the operation of the Hotel shall be added to the FF&E Reserve.

              (h) Subject to the terms of Section 5.1.2 (j), Tenant shall be the only party entitled to withdraw funds from the FF&E Reserve until a Default shall occur.

              (i) Upon the expiration or earlier termination of the Term, Tenant shall disburse to Landlord, or as Landlord shall direct, all amounts remaining in the FF&E Reserve after payments of all expenses on account of Capital Replacements appropriately incurred by Tenant during the Term.

              (j) So long as the Managed Hotels are Pooled FF&E Hotels, it is understood and agreed that funds deposited in the FF&E Reserve pursuant to this Agreement and the Reserve Account under New Management Agreement shall be maintained and used on a consolidated basis such that all amounts to be deposited in the FF&E Reserve and the Reserve Account shall be deposited in a single account and Portfolio Manager and Tenant may apply any funds therein to any of the Pooled FF&E Hotels in accordance with the terms of this Agreement and the New Management Agreement.

              (k) Notwithstanding anything contained herein to the contrary, if Landlord advises Tenant that in Landlord's opinion, the fair market value of all personal property of Landlord at, about or which forms a part of the Property is equal to or exceeds thirteen and one half percent (13.5%) of the fair market value of the Property, Tenant and its Affiliates shall not use funds from the FF&E Reserve or which are required to be expended pursuant to any purchase agreement to purchase additional personal property for use at, about or as part of the Property without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute judgment.

              5.1.3  Landlord's Obligations.

              (a) Except as otherwise expressly provided in this Agreement, Landlord shall not, under any circumstances, be required to build or rebuild any improvement on the Property, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Property, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain the Property in any way. Except as otherwise expressly provided in this Agreement, Tenant hereby waives, to the maximum extent permitted by law, the right to make repairs at the expense of Landlord pursuant to any law in effect on the date hereof or hereafter enacted. Landlord shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

              (b) Subject to the terms of Section 5.1.3 (c), if funds in the FF&E Reserve shall be insufficient for necessary and permitted expenditures thereof and the amount of such expenditures exceeds the amount on deposit in the FF&E Reserve, Tenant may, at its election, give Landlord Notice thereof, which Notice shall set forth, in reasonable detail, the nature of the required Capital Replacement, the estimated cost thereof and such other information with respect thereto as Landlord may reasonably require.

       Provided that no Default shall have occurred and be continuing and Tenant shall otherwise comply with the applicable provisions of Article 6, Landlord shall, within twenty (20) Business Days after such Notice, subject to and in accordance with the applicable provisions of Article 6, disburse such required funds to Tenant for deposit in the FF&E Reserve and, upon such disbursement, the Minimum Rent shall be adjusted as provided in Section 3.1.1 (b). Tenant shall include a good faith projection of funds required pursuant to this Section 5.1.3 (b) in the FF&E Estimate.

              (c) Unless and until the Affiliates of Portfolio Manager which sold the Pooled FF&E Hotels to the Portfolio Purchaser and the stock of Landlord to the Portfolio Purchaser have expended $25,000,000 of their own funds to make Capital Replacements at the Pooled FF&E Hotels, Landlord shall have no obligation to make or to cause its Affiliates to make any advances to the FF&E Reserve pursuant to Section 5.1.3 (b).

              5.1.4 Nonresponsibility of Landlord, Etc. All materialmen, contractors, artisans, mechanics and laborers and other persons contracting with Tenant with respect to the Property, or any part thereof, are hereby charged with notice that liens on the Property or on Landlord's interest therein are expressly prohibited and that they must look solely to Tenant to secure payment for any work done or material furnished by Tenant or for any other purpose during the term of this Agreement.

         Nothing contained in this Agreement shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any alteration, addition, improvement or repair to the Property or any part thereof or as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any lien against the Property or any part thereof nor to subject Landlord's estate in the Property or any part thereof to liability under any mechanic's lien law of any State in any way, it being expressly understood Landlord's estate shall not be subject to any such liability.

         5.2 Tenant's Personal Property. Tenant shall provide and maintain throughout the Term all such Tenant's Personal Property as shall be necessary in order to operate in compliance with all

Applicable Laws and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Permitted Use.

         5.3 At End Of Term.

              5.3.1 Yield Up. Upon the expiration or sooner termination of this
Agreement:

              (a) Tenant shall vacate and surrender the Property to Landlord in substantially the same condition in which the Property was in on the Commencement Date, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Agreement, reasonable wear and tear excepted (and casualty damage and Condemnation, in the event that this Agreement is terminated following a casualty or Condemnation in accordance with Article 10 or Article 11 excepted).

              (b) Within sixty (60) days following the effective date of such expiration or earlier termination, Tenant will submit to Landlord an audited final accounting of Total Hotel Sales, Additional Rent and deposits to and withdrawals from the FF&E Reserve and all accounts between Landlord and Tenant through the effective date of such expiration or earlier termination, the cost of which audit shall be shared equally by Tenant and Landlord and shall not be an Operating Cost and shall be performed by Ernst & Young or another accounting firm selected by Tenant and approved by Landlord. Said final accounting shall be accompanied by a Financial Officer's Certificate and will promptly be submitted by Tenant to Landlord for its approval. Landlord shall not unreasonably withhold or delay its approval of the final accounting and any such disapproval shall contain reasonably detailed explanation for disapproval. Within thirty
       (30) days after delivery of such final accounting, the parties will make appropriate adjustments to any amounts previously paid or due under this Agreement.

              (c) On the effective date of such expiration or earlier termination, Tenant will deliver to Landlord all Records of the Hotel, provided that Tenant may retain copies of any of the same for Tenant's records. Notwithstanding the foregoing, Tenant will not be required to deliver to Landlord any information or materials (including, without limitation, software, database, manuals and technical information) which are proprietary property of Tenant.

              (d) On the effective date of such expiration or earlier termination, Tenant will deliver any and all keys or other access devices of the Property, to Landlord.

              (e) On the effective date of such expiration or earlier termination Tenant will assign to Landlord or its designee, and Landlord or such designee will assume, all booking, reservation, service and operating contracts relating exclusively to the occupancy or operation of the Hotel and entered into in the ordinary course of business by Tenant. Landlord agrees to indemnify and hold Tenant harmless from liability or other obligations under any such agreements relating to acts or occurrences, including Landlord's or such designee's failure to perform, on or after the effective date of such assignment.

              (f) Tenant will assign to Landlord or its designee any assignable licenses and permits pertaining to the Property and will otherwise reasonably cooperate with Landlord as may be necessary for the transfer of any and all licenses and permits pertaining to the Property or the Hotel to Landlord or Landlord's designee.

              (g) Tenant shall release and transfer to Landlord any funds of Landlord which are held or controlled by Tenant.

              (h) Landlord shall have the right to operate the Hotel without modifying the structural design of same and without making any Material Repair, notwithstanding the fact that such design or certain features thereof may be proprietary to Tenant or its Affiliates and/or protected by trademarks or service marks held by Tenant or an Affiliate, provided that such use shall be confined to the Hotel. Further, provided that the Hotel then satisfies the InterContinental brand standards (unless the Hotel fails to satisfy such brand standards due to a breach hereof by Tenant), Landlord shall be entitled (but not obligated) to operate the Hotel under the InterContinental name for a period of one (1) year following such termination or expiration in consideration for which Landlord shall pay the then standard franchise and system fees for such brand and comply with the other applicable terms and conditions of the form of franchise agreement then being entered into with respect to Intercontinental hotels.

              (i) Tenant shall transfer to Landlord the telephone numbers used in connection with the operation of the Hotel (but not the InterContinental brand generally).

              (j) Tenant shall cooperate with Landlord's or its designees' efforts to engage employees of the Hotel.

              (k) If requested by Landlord prior to such expiration or earlier termination of this Agreement, Tenant shall continue to manage under the InterContinental brand after such expiration or earlier termination for up to one (1) year, on such reasonable terms (which shall include an agreement to reimburse Tenant for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs and a management fee of three percent (3%) of Total Hotel Sales) with respect to which Landlord and Tenant shall reasonably agree.

              5.3.2 Purchase Rights. Subject to Section 3.1.2 (g) and Section
5.1.1 , Landlord shall have the option, to be exercised within thirty (30) days after the expiration or termination of this Agreement, to purchase Tenant's Personal Property for an amount equal to the then net market value thereof (which shall be (i) the current replacement cost thereof as determined by agreement of the parties or, (ii) in the absence of such agreement, an amount determined by appraisal, less accumulated depreciation on Tenant's books pertaining thereto), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which such Personal Property is subject.

              5.3.3 Survival. The provisions of this Section 5.3 shall survive the expiration or earlier termination of this Agreement.

         5.4 Tenant Management Agreement. Tenant shall not, without Landlord's prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned), enter into, or amend or modify the provisions of any Tenant Management Agreement. Any Tenant Management Agreement shall be subordinate to this Agreement and shall provide, inter alia, that all amounts due from Tenant to the Tenant Manager shall be subordinate to all amounts due from Tenant to Landlord (provided that, as long as no Event of Default has occurred and is continuing, Tenant may pay all amounts due to a Tenant Manager pursuant to a Tenant Management Agreement) and for termination thereof, at Landlord's option, upon the termination of this

Agreement. Tenant shall not take any action, grant any consent or permit any action under any Tenant Management Agreement which might have a material adverse effect on Landlord, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned.

                                   ARTICLE 6

                               IMPROVEMENTS, ETC.

         6.1 Material Repairs. Except as set forth in Section 6.2, prior to making any Material Repair, Tenant shall submit, to Landlord in writing, a proposal setting forth, in reasonable detail, the proposed Material Repair and shall provide to Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Landlord may reasonably request. Landlord shall have twenty (20) Business Days to approve or disapprove all materials submitted to Landlord, in connection with any such proposal; provided, however, (i) Landlord may not withhold its approval of a Material Repair with respect to such items as are (A) required in order for the Hotel to comply with applicable InterContinental brand standards consistently applied to InterContinental hotels generally (except during the last two (2) years of the Term) or the requirements of this Agreement; or (B) required by reason of or under any Insurance Requirement or Applicable Law, or otherwise required for the continued safe and orderly operation of the Hotel and (ii) Landlord's approval shall not be required with respect to the cost of any proposed Material Repair if the same is set forth as a separate line item in the then applicable approved FF&E Estimate. If Landlord fails to disapprove of such Material Repair within such twenty (20) Business Days, Landlord shall be deemed to have approved same.

         6.2 Emergency Expenditures. In the event that a condition should exist in or about the Hotel of an emergency nature or in violation of Applicable Law or any Insurance Requirements, including structural conditions, which requires immediate repair necessary to prevent imminent danger or damage to persons or property, Tenant is hereby authorized to take all steps and to make all expenditures necessary to repair and correct any such condition, regardless of whether provisions have been made in the applicable FF&E Estimate for any such expenditures or if sufficient funds exist in the FF&E Reserve. Upon the occurrence of such an event or condition, Tenant will communicate to

Landlord all available information regarding such event or condition as soon as reasonably possible and will take reasonable steps to obtain Landlord's approval before incurring such expenses. Expenditures under this Section 6.2 shall be paid from the FF&E Reserve to the extent such expenditure is properly considered a Capital Replacement.

         6.3 No Tie-In. No Capital Replacement shall be made which would tie-in or connect the Hotel with any other improvements on property adjacent to the Hotel (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities (other than connections to public or private utilities) without the prior written approval of Landlord, which approval may be granted or withheld in Landlord's sole and absolute discretion.

                                   ARTICLE 7

                                      LIENS

         7.1 Liens. Subject to Article 8, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge, at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Property or Tenant's leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 15, (e) liens for Impositions so long as the same are not yet due and payable, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable, (g) the Hotel Mortgage or other liens which are the responsibility of Landlord pursuant to the provisions of Article 19 and (h) Landlord Liens and any other voluntary liens created by Landlord.

         7.2 Landlord's Lien. In addition to any statutory landlord's lien and in order to secure payment of the Rent and all other sums payable hereunder by Tenant, and to secure payment of any loss, cost or damage which Landlord may suffer by reason of Tenant's breach of this Agreement, Tenant hereby grants unto Landlord, to the maximum extent permitted by Applicable Law, a security interest in and an express contractual lien upon Tenant's Personal Property (except motor vehicles and liquor and casino licenses and permits), and Tenant's interest in all ledger sheets, files, records, documents and instruments (including, without limitation, computer programs, tapes and related electronic data processing) relating to the operation of the Hotel (the "Records") and all proceeds therefrom, subject to any Permitted Encumbrances; and such Tenant's Personal Property shall not be removed from the Property at any time when a Default has occurred and is continuing.

         Upon Landlord's request, Tenant shall execute and deliver to Landlord financing statements in form sufficient to perfect the security interest of Landlord in Tenant's Personal Property and the proceeds thereof in accordance with Applicable Law. During the continuance of a Default, Tenant hereby grants Landlord an irrevocable limited power of attorney, coupled with an interest, to execute all such financing statements in Tenant's name, place and stead. The security interest herein granted is in addition to any statutory lien for the Rent.

                                   ARTICLE 8

                               PERMITTED CONTESTS

         Tenant shall have the right to contest the amount or validity of any Imposition or Applicable Law concerning the Property by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant's obligation to pay any Claims as finally determined, (b) such contest shall not cause Landlord or Tenant to be in default under any mortgage or deed of trust encumbering the Property or any interest therein or result in or reasonably be expected to result in a lien attaching to the Property, (c) no part of the Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, (d) Tenant shall indemnify and hold harmless Landlord from and against any cost, claim, damage, penalty or reasonable expense, including reasonable attorneys' fees, incurred by Landlord in connection therewith or as a result thereof and (e) Landlord is not exposed to any risk for criminal or civil liability. Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith). If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.

                                   ARTICLE 9

                          INSURANCE AND INDEMNIFICATION

         9.1 General Insurance Requirements. Tenant shall, at all times during the Term and at any other time Tenant shall be in possession of the Property, keep the Property, and all property located therein or thereon, insured against the risks and in the amounts as follows and shall maintain, with respect to the Property, the following insurance:

              (a) "Special Form" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, terrorism (if available on commercially reasonable terms), earthquake, explosion of steam boilers, pressure vessels or other similar apparatus, now or hereafter installed in the Hotel, with equivalent coverage as that provided by the usual extended coverage endorsements, in an amount equal to one hundred percent (100%) of the then full replacement cost of the property requiring replacement (excluding foundations) from time to time, including an increased cost of construction endorsement;

              (b) Business interruption and blanket earnings plus extra expense under a rental value insurance policy or endorsement covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraph (a) above, in such amounts as may be customary for comparable properties managed or leased by Tenant or its Affiliates in the surrounding area and in an amount sufficient to prevent Landlord from becoming a co-insurer;

              (c) Commercial general liability insurance, including bodily injury and property damage (on an occurrence basis and on a 1993 ISO CGL form or on a form customarily maintained by similarly situated hotels, including, without limitation, broad form contractual liability, independent contractor's hazard and completed operations coverage, aggregate limit as applicable) in an amount not less than

       Two Million Dollars ($2,000,000) per occurrence and umbrella coverage of all such claims in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence;

              (d) Flood insurance (if the Hotel is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto)) and insurance against such other hazards and in such amounts as may be available under the National Flood Insurance Program and customary for comparable properties in the area;

              (e) Worker's compensation insurance coverage provided by the Puerto Rico State Insurance Fund for all persons employed by Tenant at the Hotel with statutory limits and otherwise with limits of and provisions in accordance with the requirements of applicable local, territorial, State and federal law.

              (f) Employment practices liability insurance with limits of Twenty Five Million Dollars ($25,000,000); and

              (g) Such additional insurance as may be required, from time to time by (i) Applicable Law, (ii) any Hotel Mortgagee or (iii) which is otherwise reasonably required upon advance notice to Tenant given in accordance with the terms hereof.

         9.2 Replacement Cost. "replacement cost" as used herein, shall mean the actual replacement cost of the property requiring replacement from time to time, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In the event either party believes that the then full replacement cost has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full replacement cost redetermined by an independent accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give Notice thereof to the other. The determination of such appraiser shall be final and binding on the parties hereto until any subsequent determination under this Section 9.2, and Tenant shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser.

         9.3 Waiver of Subrogation. Landlord and Tenant agree that (insofar as and to the extent that such agreement may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in any State) with respect to any property loss which is covered by insurance then being carried by Landlord or Tenant, respectively, the party carrying such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against the other on account thereof, even though extra premium may result therefrom. In the event that any extra premium is payable by Tenant as a result of this provision, Landlord shall not be liable for reimbursement to Tenant for such extra premium.

         9.4 Form Satisfactory, Etc. All insurance policies and endorsements required pursuant to this Article 9 shall be fully paid for, nonassessable and be issued by insurance carriers authorized to do business in the State, having a general policy holder's rating of no less than B++ in Best's latest rating guide. All such policies described in Sections 9.1(a) through (d) shall include no deductible in excess of Two Hundred Fifty Thousand Dollars ($250,000) and, with the exception of the insurance described in Sections 9.1(e), shall name Landlord and the Hotel Mortgagee as additional insureds, as their interests may appear. All loss adjustments shall be payable as provided in Article 10, except that losses under Sections 9.1(c) and 9.1(e) shall be payable directly to the party entitled thereto. Tenant shall cause all insurance premiums to be paid and shall deliver policies or certificates thereof to Landlord prior to their effective date (and, with respect to any renewal policy, prior to the expiration of the existing policy). All such policies shall provide Landlord (and the Hotel Mortgagee if required by the same) thirty (30) days prior written notice of any material change or cancellation of such policy. In the event Tenant shall fail to effect such insurance as herein required, to pay the premiums therefor or to deliver such policies or certificates to Landlord or the Hotel Mortgagee at the times required, Landlord shall have the right, upon Notice to Tenant, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Landlord, upon demand, as Additional Charges, together with interest accrued thereon at the Interest Rate from the date such payment is made until the date repaid.

         9.5 Blanket Policy. Notwithstanding anything to the contrary contained in this Article 9, Tenant's obligation to maintain the insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant, provided, that (a) the coverage thereby afforded will not be reduced or diminished from that which would exist under a separate policy meeting all other requirements of this Agreement, and
(b) the requirements of this Article 9 are otherwise satisfied.

         9.6 No Separate Insurance. Tenant shall not take out separate insurance, concurrent in form or contributing in the event of loss with that required by this Article 9, or increase the amount of any existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of such insurance, including Landlord and all Hotel Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Agreement. In the event Tenant shall take out any such separate insurance or increase any of the amounts of the then existing insurance, Tenant shall give Landlord prompt Notice thereof.

         9.7 Indemnification of Landlord. Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys' fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord by reason of (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or adjoining sidewalks or rights of way, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or anyone claiming under Tenant of the Property or Tenant's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant relating to the Property or Tenant's Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings to which Landlord is made a party), (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement. Tenant, at its expense, shall contest, resist and defend (x) any such claim, action or proceeding asserted or instituted against Landlord or may compromise or otherwise dispose of the same, with Landlord's prior written consent (which consent may not be unreasonably withheld, delayed or conditioned), (y) the termination or non-renewal of any ground, underlying or parking lease due to any act or omission of Tenant and (z) the loss or non-renewal of the Tax Exemption Decree due to any act or omission of Tenant. The obligations of Tenant under this Section 9.7 are in addition to the obligations set forth in Section 4.3 and shall survive the expiration or sooner termination of this Agreement.

                                   ARTICLE 10

                                    CASUALTY

         10.1 Insurance Proceeds. Except as provided in the last clause of this sentence, all proceeds payable by reason of any loss or damage to the Property, or any portion thereof, and insured under any policy of insurance required by
Article 9 (other than the proceeds of any business interruption insurance) shall be paid directly to Landlord (subject to the provisions of Section 10.2) and all loss adjustments with respect to losses payable to Landlord shall require the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant is required to reconstruct or repair the Property as provided herein, such proceeds shall be paid out by Landlord from time to time for the reasonable costs of reconstruction or repair of such Property necessitated by such damage or destruction, subject to and in accordance with the provisions of Section 10.2.4 . Provided no Default or Event of Default has occurred and is continuing, any excess proceeds of insurance remaining after the completion of the restoration shall be paid to Tenant. In the event that the provisions of Section 10.2.1 are applicable, the insurance proceeds shall be retained by the party entitled thereto pursuant to Section
10.2.1 .

         10.2 Damage or Destruction.

              10.2.1 Damage or Destruction of Property. If, during the Term, the Property shall be totally or partially destroyed and the Hotel located thereon is thereby rendered Unsuitable for Its Permitted Use, (i) Tenant may, by the giving of Notice thereof to Landlord, within sixty (60) days after the date of such casualty, terminate this Agreement or (ii) Landlord may terminate this Agreement on not less than sixty days' written notice to Tenant. If this Agreement is terminated by reason of or in connection with any casualty, the insurance proceeds shall be allocated equitably by agreement of Landlord and Tenant, or, if Landlord and Tenant fail to agree within a reasonable time, by Arbitration.

              10.2.2 Partial Damage or Destruction. If, during the Term, the Property shall be totally or partially destroyed but the Hotel is not rendered Unsuitable for Its Permitted Use, Tenant shall promptly restore the Hotel as provided in Section 10.2.4 unless this Agreement is terminated as to the Hotel as provided in Section 10.2.3 .

              10.2.3 Insufficient Insurance Proceeds. If this Agreement is not otherwise terminated pursuant to this Article 10 and the cost of the repair or restoration of the Property exceeds the amount of net insurance proceeds received by Landlord and Tenant on account of such casualty, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that, if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant, given within sixty (60) days after Tenant's notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1 (b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement by Notice to the other, whereupon, this Agreement shall terminate and insurance proceeds shall be distributed as provided in Section 10.2.1 . It is expressly understood and agreed, however, that, notwithstanding anything in this Agreement to the contrary, Tenant shall be strictly liable and solely responsible for the amount of any deductible and shall, upon any insurable loss, pay over the amount of such deductible to Landlord at the time and in the manner herein provided for payment of the applicable proceeds to Landlord.

              10.2.4 Disbursement of Proceeds. In the event Tenant is required to restore the Property pursuant to Section 10.2 and this Agreement is not terminated as to the Property pursuant to this Article 10, Tenant shall commence promptly and continue diligently to perform the repair and restoration of the Property (hereinafter called the "Work"), so as to restore the Property in material compliance with Applicable Law and so that such Property shall be, to the extent practicable, substantially equivalent in value and general utility to its general utility and value immediately prior to such damage or destruction. Subject to the terms hereof, Landlord shall advance the insurance proceeds and any additional amounts payable by Landlord pursuant to Section 10.2.3 or otherwise deposited with Landlord to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Any such advances shall be made not more than monthly within ten
(10) Business Days after Tenant submits to Landlord a written requisition and substantiation therefor on AIA Forms G702 and G703 (or on such other form or forms as may be reasonably acceptable to Landlord). Landlord may, at its option, condition advancement of such insurance proceeds and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vii) if Tenant has elected to advance deficiency funds pursuant to Section 10.2.3 , Tenant depositing the amount thereof with Landlord and (viii) such other certificates as Landlord may, from time to time, reasonably require.

         Landlord's obligation to disburse insurance proceeds under this Article 10 during the last two (2) years of the Term (including any automatic renewals thereof) shall be subject to the release of such proceeds by the Hotel Mortgagee to Landlord. If the Hotel Mortgagee shall be unwilling to disburse insurance proceeds in accordance with the terms of this Agreement, Tenant shall have the right, by the giving of Notice thereof to Landlord within ten (10) Business Days after Tenant learns of such unwillingness, to treat the Property as rendered Unsuitable for its Permitted Use for purposes of Section 10.2.1. Tenant's obligation to restore the Property pursuant to this Article 10 shall be subject to the release of available insurance proceeds by the applicable Hotel Mortgagee to Landlord or directly to Tenant.

              10.3 Damage Near End of Term. Notwithstanding any provisions of Sections 10.1 or 10.2 to the contrary, if damage to or destruction of the Property occurs during the last two (2) years of the Term (including any automatic Extended Terms) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is twelve (12) months prior to the end of the Term, the provisions of Section 10.2.1 shall apply as if such Property had been totally or partially destroyed and the Hotel thereon rendered Unsuitable for its Permitted Use.

              10.4 Tenant's Property. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant and, to the extent necessary to repair or replace Tenant's Personal Property in accordance with Section 10.5, Tenant shall hold such proceeds in trust to pay the cost of repairing or replacing damaged Tenant's Personal Property.

              10.5 Restoration of Tenant's Property. If Tenant is required to restore the Property as hereinabove provided and this Agreement is not terminated as to such Property pursuant to the terms of Article 10, Tenant shall either (a) restore all alterations and improvements made by Tenant and Tenant's Personal Property, or (b) replace such alterations and improvements and Tenant's Personal Property with improvements or items of the same or better quality and utility in the operation of such Property. If Tenant is not required to restore and does not, in fact, restore, Tenant shall pay over to Landlord the amount, if any, of insurance proceeds received by Tenant with respect to any of Tenant's Personal Property which was purchased with funds from the FF&E Reserve.

              10.6 No Abatement of Rent. Except as expressly provided herein, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any damage involving the Property (provided that Landlord shall credit against such payments any amounts paid to Landlord as a consequence of such damage under any business interruption insurance obtained by Tenant hereunder). The provisions of this Article 10 shall be considered an express agreement governing any cause of damage or destruction to the Property and, to the maximum extent permitted by law, no local or State statute, laws, rules, regulation or ordinance in effect during the Term which provide for such a contingency shall have any application in such case.

              10.7 Waiver. Tenant hereby waives any statutory rights of termination which may arise by reason of any damage or destruction of the Property, or any portion thereof.

                                   ARTICLE 11

                                  CONDEMNATION

              11.1 Total Condemnation, Etc. If either (i) the whole of the Property shall be taken by Condemnation or (ii) a Condemnation of less than the whole of the Property renders the Property Unsuitable for Its Permitted Use, this Agreement shall terminate, and Tenant and Landlord shall seek the Award for their interests as provided in Section 11.6.

              11.2 Partial Condemnation. In the event of a Condemnation of less than the whole of the Property such that such Property is still suitable for its Permitted Use, Tenant shall commence promptly and continue diligently to restore the untaken portion of the applicable Leased Improvements so that such Leased Improvements shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as such Leased Improvements existing immediately prior to such Condemnation, in material compliance with all Applicable Law, subject to and unless this Agreement is terminated pursuant to the provisions of this Section 11.2. If the cost of the repair or restoration of the affected Property exceeds the amount of the Award, Tenant shall give Landlord Notice thereof which notice shall set forth in reasonable detail the nature of such deficiency and whether Tenant shall pay and assume the amount of such deficiency (Tenant having no obligation to do so, except that if Tenant shall elect to make such funds available, the same shall become an irrevocable obligation of Tenant pursuant to this Agreement). In the event Tenant shall elect not to pay and assume the amount of such deficiency, Landlord shall have the right (but not the obligation), exercisable at Landlord's sole election by Notice to Tenant given within sixty
(60) days after Tenant's Notice of the deficiency, to elect to make available for application to the cost of repair or restoration the amount of such deficiency; provided, however, in such event, upon any disbursement by Landlord thereof, the Minimum Rent shall be adjusted as provided in Section 3.1.1 (b). In the event that neither Landlord nor Tenant shall elect to make such deficiency available for restoration, either Landlord or Tenant may terminate this Agreement and the entire Award shall be allocated as set forth in Section 11.6.

         Subject to the terms hereof, Landlord shall contribute to the cost of restoration that part of the Award necessary to complete such repair or restoration, together with severance and other damages awarded for the taken Leased Improvements and any other amounts deposited with or payable by Landlord, to Tenant regularly during the restoration period so as to permit payment for the cost of such repair or restoration. Landlord may, at its option, condition advancement of such Award and other amounts on (i) the absence of any Event of Default, (ii) its approval of plans and specifications of an architect satisfactory to Landlord (which approval shall not be unreasonably withheld, delayed or conditioned), (iii) general contractors' estimates, (iv) architect's certificates, (v) unconditional lien waivers of general contractors, if available, (vi) evidence of approval by all governmental authorities and other regulatory bodies whose approval is required, (vii) if Tenant has elected to advance deficiency funds pursuant to the preceding paragraph, Tenant depositing the amount thereof with Landlord and (viii) such other certificates as Landlord may, from time to time, reasonably require. Landlord's obligation under this
Section 11.2 to disburse the Award and such other amounts shall be subject to
(x) the collection thereof by Landlord and (y) during the last two (2) years of the Term (including any exercised renewals thereof), the release of such Award by the applicable Hotel Mortgagee. If the Hotel Mortgagee shall be unwilling to disburse Award proceeds in accordance with the terms of this Agreement, Tenant shall have the right, by the giving of Notice thereof to Landlord within ten
(10) Business Days after Tenant learns of such unwillingness, to treat the Property as rendered Unsuitable for Its Permitted Use for purposes of Section
11.1. Tenant's obligation to restore the Property shall be subject to the release of the Award by the applicable Hotel Mortgagee to Landlord or directly to Tenant.

              11.3 Abatement of Rent. Other than as specifically provided in this Agreement, this Agreement shall remain in full force and effect and Tenant's obligation to make all payments of Rent and to pay all other charges as and when required under this Agreement shall remain unabated during the Term notwithstanding any Condemnation involving the Property, or any portion thereof. The provisions of this Article 11 shall be considered an express agreement governing any Condemnation involving the Property and, to the maximum extent permitted by law, no local or State statute, law, rule, regulation or ordinance in effect during the Term which provides for such a contingency shall have any application in such case.

              11.4 Temporary Condemnation. In the event of any temporary Condemnation of the Property or Tenant's interest therein, this Agreement shall continue in full force and effect and Tenant shall continue to pay, in the manner and on the terms herein specified, the full amount of the Rent. Tenant shall continue to perform and observe all of the other terms and conditions of this Agreement on the part of the Tenant to be performed and observed. Provided no Event of Default has occurred and is continuing, the entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Tenant. Tenant shall, promptly upon the termination of any such period of temporary Condemnation, at its sole cost and expense, restore the Property to the condition that existed immediately prior to such Condemnation, in material compliance with Applicable Law, unless such period of temporary Condemnation shall extend beyond the expiration of the Term, in which event Tenant shall not be required to make such restoration.

              11.5 Condemnation Near End of Term. Notwithstanding any provisions of Sections 11.2 or 11.3 to the contrary, if Condemnation of the Property occurs during the last two (2) years of the Term (including any automatic Extended Terms) and if restoration cannot reasonably be expected to be completed prior to the date that is twelve (12) months prior to the end of the Term, the provisions of Section 11.1 shall apply as if such Property had been totally or partially taken and the Hotel thereon rendered Unsuitable for Its Permitted Use.

              11.6 Allocation of Award. Except as provided in Section 11.4, in any Condemnation proceedings, Landlord and Tenant shall each seek its own Award in conformity herewith, at its own expense.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

         12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

              (a) Subject to any applicable notice or cure provisions, Tenant's failure to make any payment of the

       Minimum Rent, Additional Rent or Additional Charges due to Landlord or Tenant's failure to pay any other Additional Charges or any other sum (including, but not limited to, funding of the FF&E Reserve) payable hereunder which has a material effect on the operation of the Property; or

              (b) Tenant's failure to maintain the insurance coverages required under Article 9; or

              (c) Tenant's default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and such default shall continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional one (1) year in the aggregate) as may be necessary to cure such default with all due diligence; or

              (d) Tenant's initiation or maintenance of any claim or action against Landlord in respect of the condition of the Property.

              (e) The termination of the New Management Agreement pursuant to
       Section 5.1 or Section 10.3 thereof.

         So long as an Event of Default shall be outstanding, Landlord, in addition to all other remedies available to it, may terminate this Agreement by giving Notice thereof to Tenant and upon the expiration of the time, if any, fixed in such Notice, this Agreement shall terminate and all rights of Tenant under this Agreement with respect thereto shall cease. Landlord shall have and may exercise all rights and remedies available at law and in equity to Landlord as a result of Tenant's breach of this Agreement.

         Upon the occurrence of an Event of Default, Landlord may, in addition to any other remedies provided herein, enter upon the Property or any portion thereof and take possession of any and all of Tenant's Personal Property, if any, and the Records, without liability for trespass or conversion (Tenant hereby waiving any right to notice or hearing prior to such taking of possession by Landlord) and sell the same at public or private sale, after giving Tenant reasonable Notice of the time and place of any public or private sale, at which sale Landlord or its assigns may purchase all or any portion of Tenant's Personal Property, if any, unless otherwise prohibited by law. Unless otherwise provided by law and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable Notice shall be met if such Notice is given at least ten (10) days before the date of sale. The proceeds from any such disposition, less all expenses incurred in connection with the taking of possession, holding and selling of such property (including, reasonable attorneys' fees) shall be applied as a credit against the indebtedness which is secured by the security interest granted in Section 7.2. Any surplus shall be paid to Tenant or as otherwise required by law and Tenant shall pay any deficiency to Landlord, as Additional Charges, upon demand.

         12.2 Remedies. None of (a) the termination of this Agreement pursuant to Section 12.1, (b) the repossession of the Property or any portion thereof,
(c) the failure of Landlord to re-let the Property or any portion thereof, nor
(d) the reletting of all or any of portion of the Property, shall relieve Tenant of its accrued liability or obligations which by their terms survive hereunder, all of which shall survive any such termination, repossession or re-letting. In the event of any such termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Property through and including the date of such termination. Thereafter, Tenant, until the end of what would have been the Term of this Agreement in the absence of such termination, and whether or not the Property or any portion thereof shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Rent (Additional Rent to be reasonably calculated by Landlord based on historical Total Hotel Sales) and other charges which would be payable hereunder for the remainder of the Term had such termination not occurred, less the net proceeds, if any, of any re-letting of the Property, after deducting all reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days on which the Minimum Rent would have been payable hereunder if this Agreement had not been so terminated.

         Upon such termination, whether or not Landlord shall have collected any such current damages, Landlord shall be entitled to liquidated damages. Landlord's right to receive liquidated damages has been agreed to due to the uncertainty, difficulty and/or impossibility of ascertaining the actual damages suffered by Landlord. Further, if not for Landlord's right to receive such liquidated damages, Landlord's Affiliated Person would not have entered into the Purchase Agreement and Landlord would not have entered into this Agreement. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT such liquidated damages are not a penalty, but are to compensate Landlord AND ITS AFFILIATES for the expense and lost earnings which may result from arranging substitute management AND/OR TENANCY for the Hotel as well as to compensate for price paid for the Hotel BY LANDLORD'S AFFILIATED PERSON. Such liquidated damages shall be equal to all accrued but unpaid amounts due to Landlord hereunder up until the date of termination, plus the Outstanding Balance (as defined in the Guaranty). Landlord shall be entitled to interest, at the Interest Rate, on such liquidated damages from the date of such termination until the date of payment of such damages and interest. Except with respect to Landlord's rights and remedies for any breach or violations by Tenant of the terms of Section 5.3 and Article 13, Landlord shall look solely to any collateral hereafter pledged securing Tenant's obligations hereunder for satisfaction of any claim of Landlord against Tenant hereunder; provided, however, nothing contained herein is intended to, nor shall, limit or reduce the obligations of the Guarantor under the Guaranty or limit Landlord's rights with respect thereto.

         In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (a) relet the Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option, be equal to, less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same, and (b) may make such reasonable alterations, repairs and decorations in the Property or any portion thereof as Landlord, in its sole and absolute discretion, considers advisable and necessary for the purpose of reletting the Property; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for any failure to relet all or any portion of the Property, or, in the event that the Property is relet, for failure to collect the rent under such reletting. To the maximum extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Property, by reason of the occurrence and continuation of an Event of Default hereunder. Landlord covenants and agrees, in the event of any termination of this Agreement as a result of an Event of Default, to use reasonable efforts to mitigate its damages.

         12.3 Waiver. To the maximum extent permitted by Applicable Law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or matters arising in connection herewith. FURTHER TO THE FOREGOING, IF THIS AGREEMENT IS TERMINATED PURSUANT TO SECTIONS 12.1 OR 12.2, TENANT WAIVES, TO THE EXTENT PERMITTED BY LAW, (i) ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF SUMMARY PROCEEDINGS TO ENFORCE THE REMEDIES SET FORTH IN THIS ARTICLE 12, AND (ii) THE BENEFIT OF ANY LAWS NOW OR HEREAFTER IN FORCE EXEMPTING PROPERTY FROM LIABILITY FOR RENT OR FOR DEBT.

         12.4 Application of Funds. Any payments received by Landlord under any of the provisions of this Agreement during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of any Event of Default) shall be applied to Tenant's current and past due obligations under this Agreement in such order as Landlord may determine or as may be prescribed by the laws of the State.

         12.5 Landlord's Right to Cure Tenant's Default. If an Event of Default shall have occurred and be continuing, Landlord, after Notice to Tenant (which Notice shall not be required if Landlord shall reasonably determine immediate action is necessary to protect person or property), without waiving or releasing any obligation of Tenant and without waiving or releasing any Event of Default, may (but shall not be obligated to), at any time thereafter, make such payment or perform such act for the account and at the expense of Tenant, and may, to the maximum extent permitted by law, enter upon the Property or any portion thereof for such purpose and take all such action thereon as, in Landlord's sole and absolute discretion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Tenant. All reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Landlord in connection therewith, together with interest thereon (to the extent permitted by law) at the

Interest Rate from the date such sums are paid by Landlord until repaid, shall be paid by Tenant to Landlord, on demand.

                                   ARTICLE 13

                                  HOLDING OVER

         Any holding over by Tenant after the expiration or sooner termination of this Agreement shall be treated as a daily tenancy at sufferance at a rate equal to two (2) times the Minimum Rent and other charges herein provided (prorated on a daily basis). Tenant shall also pay to Landlord all damages (direct or indirect) sustained by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Agreement, to the extent applicable. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the expiration or earlier termination of this Agreement.

                                   ARTICLE 14

                               LANDLORD'S DEFAULT

         If Landlord shall default in the performance or observance of any of its covenants or obligations set forth in this Agreement or any obligation of Landlord, if any, under any agreement affecting the Property, the performance of which is not Tenant's obligation pursuant to this Agreement, and any such default shall continue for a period of five (5) Business Days after Notice thereof with respect to monetary defaults and twenty (20) Business Days after Notice thereof with respect to non-monetary defaults from Tenant to Landlord and any applicable Hotel Mortgagee, or such additional period as may be reasonably required to correct the same provided Landlord is proceeding with due diligence to correct the same, then Tenant may declare the occurrence of a "Landlord Default" by a second Notice to Landlord and to the Hotel Mortgagee and Tenant shall have the right to institute forthwith any and all proceedings permitted by law or equity (provided they are not specifically barred under the terms of this Agreement), including, without limitation, actions for specific performance and/or damages; provided, however, except as may be expressly provided in this Agreement, Tenant shall have no right to terminate this Agreement for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any Rent or other charges due hereunder. In the event Landlord wrongfully terminates this Agreement or if Tenant terminates this Agreement pursuant to any right to do so contained herein as a result of Landlord's breach, then, subject to Tenant's mitigation obligations, Tenant shall be entitled to recover as part of its damages for such wrongful termination an amount equal to the damages suffered by Tenant on account of terminating the employment of on-site employees of the Hotel in connection therewith.

         If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse, determination thereof.

                                   ARTICLE 15

                            SUBLETTING AND ASSIGNMENT

         15.1 Subletting and Assignment. Except as provided in Sections 15.3 and 15.5, Tenant shall not, without Landlord's prior written consent (which consent may be given or withheld in Landlord's sole and absolute discretion), assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or sublease (which term shall be deemed to include the granting of concessions, licenses and the like but shall not be deemed to include the lodging of hotel guests consistent with the Permitted Use), all or any part of the Property or suffer or permit this Agreement or the leasehold estate created hereby or any other rights arising under this Agreement to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or operation of the Property by anyone other than Tenant, or the Property to be offered or advertised for assignment or subletting. For purposes of this Section 15.1, an assignment of this Agreement shall be deemed to include any transaction which results in Tenant no longer being an Affiliated Person of Guarantor or pursuant to which all or substantially all of Tenant's assets are transferred to any Person who is not an Affiliated Person of Guarantor.

         If this Agreement is assigned or if the Property or any part thereof are sublet (or occupied by anybody other than Tenant and their respective employees or hotel guests) Landlord may collect the rents from such assignee, subtenant or occupant, as the case may be, and apply the net amount collected to the Rent herein reserved, but no such collection shall be deemed a waiver of the provisions set forth in the first paragraph of this Section 15.1, the acceptance by Landlord of such assignee, subtenant or occupant, as the case may be, as a tenant, or a release of Tenant from the future performance by Tenant of its covenants, agreements or obligations contained in this Agreement.

         No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder (unless Landlord and Tenant expressly otherwise agree that Tenant shall be released from all obligations hereunder), and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in this Section 15.1. No assignment, subletting or occupancy shall affect any Permitted Use; any subletting, assignment or other transfer of Tenant's interest under this Agreement in contravention of this Section 15.1 shall be voidable at Landlord's option.

         15.2 Required Sublease Provisions. Any sublease of all or any portion of the Property entered into on or after the date hereof shall provide (a) that it is subject and subordinate to this Agreement and to the matters to which this Agreement is or shall be subject or subordinate; (b) that in the event of termination of this Agreement or reentry or dispossession of Tenant by Landlord under this Agreement, Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that neither Landlord nor the Hotel Mortgagee, as holder of a mortgage or as Landlord under this Agreement, if such mortgagee succeeds to that position, shall (i) be liable for any act or omission of Tenant under such sublease, (ii) be subject to any credit, counterclaim, offset or defense which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord or by any previous prepayment of more than one (1) month's rent, (iv) be bound by any covenant of Tenant to undertake or complete any construction of the Property or any portion thereof,
(v) be required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) be bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease that are performed after the date of such attornment, (vii) be responsible for any monies owing by Tenant to the credit of such subtenant unless actually delivered to Landlord by Tenant, or (viii) be required to remove any Person occupying any portion of the Property; and (c) in the event that such subtenant receives a written Notice from Landlord or the Hotel Mortgagee stating that an Event of Default has occurred and is continuing, such subtenant shall thereafter be obligated to pay all rentals accruing under such sublease directly to the party giving such Notice or as such party may direct. All rentals received from such subtenant by Landlord or the Hotel Mortgagee, as the case may be, shall be credited against the amounts owing by Tenant under this Agreement and such sublease shall provide that the subtenant thereunder shall, at the request of Landlord, execute a suitable instrument in confirmation of such agreement to attorn. An original counterpart of each such sublease and assignment and assumption, duly executed by Tenant and such subtenant or assignee, as the case may be, in form and substance reasonably satisfactory to Landlord, shall be delivered promptly to Landlord and (a) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Agreement on the part of Tenant to be kept and performed and shall be, and become, jointly and severally liable with Tenant for the performance thereof and (b) in case of either an assignment or subletting, Tenant shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Tenant hereunder.

         The provisions of this Section 15.2 shall not be deemed a waiver of the provisions set forth in the first paragraph of Section 15.1.

         15.3 Permitted Sublease. Notwithstanding the foregoing, including, without limitation, Section 15.2, but subject to the provisions of Section 15.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance after Notice to Landlord, sublease space at the Property for newsstand, car rental agency, business services office, gift shop, parking garage, health club, restaurant, bar or commissary purposes or other concessions in furtherance of the Permitted Use, so long as such subleases (a) do not have a term in excess of the shorter of five (5) years or the remaining Term, (b) do not demise, (i) in the aggregate, in excess of Five Thousand (5,000) square feet of the Hotel, or (ii) for any single sublease, in excess of One Thousand (1,000) square feet of the Hotel, (c) will not violate or affect any Applicable Law or any

Insurance Requirement, (d) Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and the Hotel Mortgagee may reasonably require, and (e) not less than twenty (20) days prior to the date on which Tenant proposes to enter into any sublease or concession, Tenant shall provide a copy thereof to Landlord.

         15.4 Sublease Limitation. For so long as Landlord or any Affiliated Person as to Landlord shall seek to qualify as a "real estate investment trust" under the Code, anything contained in this Agreement to the contrary notwithstanding, Tenant shall not sublet or otherwise enter into any agreement with respect to the Hotel on any basis such that in the opinion of the Landlord the rental or other fees to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee, or (ii) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

         15.5 Permitted Assignments. Tenant shall have the right, without Landlord's consent but subject to Section 20.23, to assign its interest in this Agreement (a) to IHG or any Affiliate of IHG,(b) in connection with a merger, corporate restructuring or consolidation of IHG or a sale of all or substantially all of the assets of IHG and (c) in connection with a sale of all or substantially all of the assets (including associated management agreements) owned by IHG and its Affiliates relating to the InterContinental brand. At Landlord's election, Tenant shall assign this Agreement to any Person who is not an Affiliate of IHG that acquires all or substantially all of the assets of IHG relating to the InterContinental and shall cause such Person to assume all of Tenant's obligations thereafter accruing hereunder.

         15.6 Sale by Landlord. Landlord shall not sell or otherwise transfer the Property other than to an Affiliated Person of Landlord or in connection with a sale or transfer of all the Managed Hotels permitted pursuant to the terms of the New Management Agreement.

                                   ARTICLE 16

                              ESTOPPEL CERTIFICATES

         At any time and from time to time, but not more than a reasonable amount of times per year, upon not less than ten (10) Business Days prior Notice by either party, the party receiving such Notice shall furnish to the other an Officer's Certificate certifying that this Agreement is unmodified and in full force and effect (or that this Agreement is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, that no Default or an Event of Default has occurred and is continuing or, if a Default or an Event of Default shall exist, specifying in reasonable detail the nature thereof, and the steps being taken to remedy the same, and such additional information as the requesting party may reasonably request. Any such certificate furnished pursuant to this Article 16 may be relied upon by the requesting party, its lenders and any prospective purchaser or mortgagee of the Property or the leasehold estate created hereby.

                                   ARTICLE 17

                           LANDLORD'S RIGHT TO INSPECT

         Tenant shall permit Landlord and its authorized representatives to inspect the Property during usual business hours upon not less than twenty-four
(24) hours' notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant's use and operation of the Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.

                                   ARTICLE 18

                                    EASEMENTS

         18.1 Grant of Easements. Provided no Event of Default has occurred and is continuing, Landlord will join in granting and, if necessary, modifying or abandoning such rights-of-way, easements and other interests as may be reasonably requested by Tenant for ingress and egress, and electric, telephone, gas, water, sewer and other utilities so long as:

              (a) the instrument creating, modifying or abandoning any such easement, right-of-way or other interest is satisfactory to and approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned); and

              (b) Landlord receives an Officer's Certificate from Tenant stating
       (i) that such grant, modification or abandonment is not detrimental to the proper conduct of business on such Property, (ii) the consideration, if any, being paid for such grant, modification or abandonment (which consideration shall be paid by Tenant), (iii) that such grant, modification or abandonment does not impair the use or value of such Property for the Permitted Use, and (iv) that, for as long as this Agreement shall be in effect, Tenant will perform all obligations, if any, of Landlord under any such instrument.

         18.2 Exercise of Rights by Tenant. So long as no Event of Default has occurred and is continuing, Tenant shall have the right to exercise all rights of Landlord under the Easement Agreements and, in connection therewith, Landlord shall execute and promptly return to Tenant such documents as Tenant shall reasonably request. Tenant shall perform all obligations of Landlord under the Easement Agreements.

         18.3 Permitted Encumbrances. Any agreements entered into in accordance with Section 18.1 shall be deemed a Permitted Encumbrance.

                                   ARTICLE 19

                                 HOTEL MORTGAGES

         19.1 Landlord May Grant Liens. Landlord shall be entitled to encumber the Hotel and the Property with one or more Hotel Mortgages which are expressly subordinate to this Agreement or one or more Hotel Mortgages in accordance with the following terms and conditions:

              (a) The loan or other debt secured by such Hotel Mortgage shall not be cross-collateralized with other property or hotels which are not managed or franchised by Tenant, IHG or their respective Affiliated Persons;

              (b) the principal amount secured by such Hotel Mortgage shall not exceed the sum of seventy five percent (75%) (or, if less than four (4) Pooled FF&E Hotels secure such principal amount, sixty five percent (65%)) of the sum of the fair market values as of the date of the granting of such Hotel Mortgage of the Pledged Hotels and the other properties securing such principal amount;

              (c) as of the date of the granting of such Hotel Mortgage, the Debt Service Coverage Ratio associated with such loan or debt secured thereby shall not be less than (i) 1.4 if fewer than four (4) Pooled FF&E Hotels secure such loan or other debt or (ii) 1.3 if four (4) or more Pooled FF&E Hotels secure such loan or other debt; and

              (d) the holder of such Hotel Mortgage shall execute and deliver to Tenant (Tenant agreeing to likewise execute and deliver to such holder) a so-called subordination, non-disturbance and attornment agreement which shall provide that:

              (i) this Agreement and Tenant's rights hereunder are subject and subordinate to the Hotel Mortgage, the lien thereof, the rights of the holder thereof and to any and all advances made thereunder, interest thereon or costs incurred in connection therewith;

              (ii) so long as this Agreement is in full force and effect and there exists no Event of Default, Tenant's rights under this Agreement shall not be disturbed by reason of such subordination or by reason of foreclosure of such Hotel Mortgage or receipt of deed in lieu of foreclosure;

              (iii) Tenant shall attorn to the holder or the purchaser at any such foreclosure or the grantee of any such deed (each, a "Successor Landlord");

              (iv) in the event of such attornment, the terms of this Agreement binding on Landlord and Tenant shall continue in full force and effect as a direct agreement between such Successor Landlord and Tenant, upon all the terms, conditions and covenants set forth herein, except that the Successor Landlord shall not be (A) bound by any payment of Rent in advance of when due; (B) bound by any amendment or modification of this Agreement made after the date that Tenant first had written notice of such Hotel Mortgage without the consent of the holder thereof; (C) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Agreement; (D) obligated to perform any work or improvements to be done by Landlord or to make any advances except for those advances to be made pursuant to Section 5.1.3 (b) from and after the date on which such Successor Landlord acquired the Hotel; or (E) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord;

              (v) in the event of a casualty or Condemnation affecting the Hotel which does not result in the termination of this Agreement with respect to the Hotel, the net insurance proceeds or Award shall be applied to the restoration of the Hotel as herein provided;

              (vi) such other terms as are customary for similar agreements; and

              (vii) if the Portfolio Owner exercises its right under the New Management Agreement to cause the Pledged Hotels which are Managed Hotels to be managed pursuant to a separate management agreement pursuant to the terms of Section 4.3(b) of the New Management Agreement, the parties shall make appropriate allocations in the FF&E Reserve and any outstanding advances made by Landlord, Tenant or their respective Affiliated Person so that the obligations allocable to the Pooled FF&E Hotels subject to a Hotel Mortgage shall not be due from the other Pooled FF&E Hotels and vice versa. Without the consent of Tenant, the holder of any Hotel Mortgage shall have the right to elect to be subject and subordinate to this Agreement, such subordination to be effective upon such terms and conditions as such holder may direct which are not inconsistent with the provisions hereof.

         Tenant shall be entitled to pay any overdue regularly scheduled payments of interest and principal on any Hotel Mortgage encumbering the Hotel and offset amounts so paid against the Rent due hereunder.

         19.2 Notice to Mortgagee and Superior Landlord. Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of the Hotel Mortgagee, no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to the Hotel Mortgagee unless and until a copy of the same is given to the Hotel Mortgagee at the address set forth in the above described Notice, and the curing of any of Landlord's defaults within the applicable notice and cure periods set forth in ARTICLE 14 by the Hotel Mortgagee shall be treated as performance by Landlord.

                                   ARTICLE 20

                                  MISCELLANEOUS

         20.1 Limitation on Payment of Rent. All agreements between Landlord and Tenant herein are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of Rent, or otherwise, shall the Rent or any other amounts payable to Landlord under this Agreement exceed the maximum amount permissible under Applicable Law, the benefit of which may be asserted by Tenant as a defense, and if, from any circumstance whatsoever, fulfillment of any provision of this Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, or if from any circumstances Landlord should ever receive as fulfillment of such provision such an excessive amount, then, ipso facto, the amount which would be excessive shall be applied to the reduction of the installment(s) of Minimum Rent next due and not to the payment of such excessive amount. This provision shall control every other provision of this Agreement and any other agreements between Landlord and Tenant.

         20.2 No Waiver. No failure by Landlord or Tenant to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the maximum extent permitted by law, no waiver of any breach shall affect or alter this Agreement, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

         20.3 Remedies Cumulative. To the maximum extent permitted by law, each legal, equitable or contractual right, power and remedy of Landlord or Tenant, now or hereafter provided either in this Agreement or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Landlord or Tenant (as applicable) of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Landlord of any or all of such other rights, powers and remedies.

         20.4 Severability. Any clause, sentence, paragraph, section or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal or ineffective shall not impair, invalidate or nullify the remainder of this

Agreement, but rather the effect thereof shall be confined to the clause, sentence, paragraph, section or provision so held to be invalid, illegal or ineffective, and this Agreement shall be construed as if such invalid, illegal or ineffective provisions had never been contained therein.

         20.5 Acceptance of Surrender. No surrender to Landlord of this Agreement or of the Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

         20.6 No Merger of Title. It is expressly acknowledged and agreed that it is the intent of the parties that there shall be no merger of this Agreement or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly this Agreement or the leasehold estate created hereby and the fee estate or ground landlord's interest in the Property.

         20.7 Conveyance by Landlord. If Landlord or any successor owner of all or any portion of the Property shall convey all or any portion of the Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of such of the Property shall expressly assume all obligations of Landlord hereunder arising or accruing from and after the date of such conveyance or transfer, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Agreement with respect to such of the Property arising or accruing from and after the date of such conveyance or other transfer and all such future liabilities and obligations shall thereupon be binding upon the new owner.

         20.8 Quiet Enjoyment. Upon Tenant's payment of the Rent reserved herein, Tenant shall peaceably and quietly have, hold and enjoy the Property for the Term, free of hindrance or molestation by Landlord or anyone claiming by, through or under Landlord, but subject to (a) any Hotel Mortgage or otherwise permitted to be created by Landlord hereunder, (b) all Permitted Encumbrances,
(c) liens as to obligations of Landlord that are either not yet due or which are being contested in good faith and by proper proceedings, provided the same do not materially interfere with Tenant's ability to operate the Hotel and (d) liens that have been consented to in writing by Tenant. Except as otherwise provided in this Agreement, no failure by Landlord to comply with the foregoing covenant shall give Tenant any right to cancel or terminate this Agreement or abate, reduce or make a deduction from or offset against the Rent or any other sum payable under this Agreement or to fail to perform any other obligation of Tenant hereunder.

         20.9 Recordation of Lease. This Agreement shall be recorded in the form of a Deed of Lease, a memorandum of lease or such other abbreviated form as may be recordable at the Puerto Rico Registry of Property.

         20.10 Notices.

              (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

              (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

              (c) All such notices shall be addressed, if to Landlord:

                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts 02458
                  Attn: Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attn: Warren M. Heilbronner, Esq.
                  [Telecopier No. (617) 338-2880]

         if to Tenant to:

                  -------------------------
                  -------------------------
                  -------------------------



         with a copy to:   InterContinental Hotels Group
                           Resources, Inc.
                           c/o Six Continents Hotels, Inc.
                           Three Ravinia Drive, Suite 100
                           Atlanta, Georgia 30346
                           Attn: General Counsel -  Operations
                           Facsimile:  770-604-5802

         with a copy to:   Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attn:  Timothy Pakenham, Esq.
                           Facsimile: 404-253-8885

              (d) By notice given as herein provided, the parties hereto and their respective successor and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         20.11 Trade Area Restriction. Notwithstanding anything to the contrary in this Agreement, prior to the fifth (5th) anniversary of the Commencement Date, neither Tenant nor any Affiliated Person will acquire, own, manage, operate or open any hotel as an "InterContinental" hotel nor shall Tenant or any Affiliate authorize a third party to operate or open any hotel as an "InterContinental" hotel within the restricted area depicted on Exhibit B unless such hotel (i) is owned or leased by Landlord or its Affiliate, (ii) is owned, operated, managed, franchised or under development on the Commencement Date and has been specifically approved by Landlord in writing at or prior to the time of the execution of the Purchase Agreement or replaces any such hotel, provided such replacement hotel is not first opened after such time and does not have more than ten percent (10%) more guest rooms than the original hotel which it replaces, or (iii) is part of an acquisition by Tenant or its Affiliates of an interest (including an interest as a franchisor) in a chain or group of not less than five (5) comparable full service hotels (such acquisition to occur in a single transaction or a series of related transactions). The terms of this
Section 20.11 shall apply only to "InterContinental" hotels and shall not in any way restrict the ownership, management, franchising or operation of other brands or flags of any hotels owned or operated by Tenant or its Affiliates within the State.

         20.12 Construction. Anything contained in this Agreement to the contrary notwithstanding, all claims against, and liabilities of, Tenant or Landlord arising prior to any date of termination or expiration of this Agreement with respect to the Property shall survive such termination or expiration. In no event shall Landlord be liable for any consequential damages suffered by Tenant as the result of a breach of this Agreement by Landlord. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party to be charged. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each term or provision of this Agreement to be performed by Tenant shall be construed as an independent covenant and condition. Time is of the essence with respect to the provisions of this Agreement. Except as otherwise set forth in this Agreement, any obligations of Tenant (including without limitation, any monetary, repair and indemnification obligations) and Landlord shall survive the expiration or sooner termination of this Agreement.

         20.13 Counterparts; Headings. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which, when taken together, shall constitute but one instrument and shall become effective as of the date hereof when copies hereof, which, when taken together, bear the signatures of each of the parties hereto shall have been signed. Headings in this Agreement are for purposes of reference only and shall not limit or affect the meaning of the provisions hereof.

         20.14 Applicable Law, Etc. This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the Commonwealth of Puerto Rico applicable to contracts between residents of Puerto Rico which are to be performed entirely within Puerto Rico, regardless of (i) where this Agreement is executed or delivered; or (ii) where any payment or other performance required by this Agreement is made or required to be made; or (iii) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Puerto Rico; or (vii) any combination of the foregoing. Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of the Property.

         To the maximum extent permitted by Applicable Law, any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in such court or courts located in the Commonwealth of Puerto Rico as is provided by law; and the parties consent to the jurisdiction of said court or courts located in the Commonwealth of Puerto Rico and to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         20.15 Right to Make Agreement. Each party warrants, with respect to itself, that neither the execution of this Agreement, nor the consummation of any transaction contemplated hereby, shall violate any provision of any law, or any judgment, writ, injunction, order or decree of any court or governmental authority having jurisdiction over it; nor result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound; nor require any consent, vote or approval which has not been given or taken, or at the time of the transaction involved shall not have been given or taken. Each party covenants that it has and will continue to have throughout the term of this Agreement and any extensions thereof, the full right to enter into this Agreement and perform its obligations hereunder.

         20.16 Nonrecourse. Nothing contained in this Agreement shall be construed to impose any liabilities or obligations on Tenant's shareholders, officers, directors, agents or employees

(or any shareholders, officers, directors, agents or employees of any of the foregoing) for the performance of the obligations of Landlord or Tenant hereunder.

         20.17 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         20.18 Securities Filings. Tenant shall cooperate with Landlord in connection with the preparation of any documents Landlord or a Landlord Affiliated Party files under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall use commercially reasonable efforts to provide Landlord with financial statements and other financial information that Landlord requests relating to periods prior to the Commencement Date and to obtain consents from Tenant's independent accountants in connection therewith.

         20.19 Arbitration.

              (a) Whenever in this Agreement it is provided that a dispute is to be resolved by an Arbitration, such dispute shall be finally resolved pursuant to an arbitration before a panel of three (3) arbitrators who will conduct the arbitration proceeding in accordance with the provisions of this Agreement and the rules of the American Arbitration Association. Unless otherwise mutually agreed by Owner and Manager, the arbitration proceedings will be conducted in New York, New York. All arbitrators appointed by or on behalf of either party shall be independent persons with recognized expertise in the operation of hotels of similar size and class as the Hotel with not less than five (5) years' experience in the hotel industry. The party desiring arbitration will give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated as arbitrator on its behalf. Within fifteen (15) days after service of such notice, the other party will give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. The two arbitrators will, within fifteen (15) days thereafter, select a third, neutral arbitrator. As soon as possible after the selection of the third arbitrator, and no later than fifteen (15) days thereafter, the parties will submit their positions on each disputed item in writing to the three arbitrators. The decision of the arbitrators so chosen shall be given within a period of twenty (20) days after the appointment of such third arbitrator. The arbitrators must, by majority vote, agree upon and approve the substantive position of either Tenant or Landlord with respect to each disputed item, and are not authorized to agree upon or impose any other substantive position which has not been presented to the arbitrators by Tenant or Landlord. It is the intention of the parties that the arbitrators rule only on the substantive positions submitted to them by the parties and the arbitrators are not authorized to render rulings which are a compromise as to any such substantive position. A decision in which any two (2) arbitrators so appointed and acting hereunder concur in writing with respect to each disputed item shall in all cases be binding and conclusive upon Tenant or Landlord and a copy of said decision shall be forwarded to the parties. The parties will request that the arbitrators assess the costs and expenses of the Arbitration and their fees against the parties based on a finding as to which parties substantive positions were not upheld. Otherwise the fees and expenses of the arbitration will be treated as an Operating Cost and paid by Tenant unless otherwise determined by the arbitrators.

              (b) If the party receiving a request for Arbitration fails to appoint its arbitrator within the time above specified, or if the two arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any judge of any court in New York County, New York of competent jurisdiction upon ten (10) days' prior written notice to the other party of such intent.

              (c) If there shall be a dispute with respect to whether a party has unreasonably withheld, conditioned or delayed its consent with respect to a matter for which such party has agreed herein not to unreasonably withhold its consent, such dispute shall be resolved by Arbitration.

         20.20 Tax Exemption Decree. Landlord shall use commercially reasonable efforts not to violate the requirements of the Tax Exemption Decree.

         20.21 Cooperation. Landlord and Tenant agree, upon request of the other, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Agency as may be necessary to mitigate, reduce or eliminate any Imposition or Landlord Tax that could be imposed (including, but not limited to, tax exemptions or concessions under the Tax Exemption Decree).

         20.22 Private Letter Ruling. As soon as practicable after the date hereof, Landlord shall apply to the Internal Revenue Service for a private letter ruling to the effect that the Additional Rent reserved hereunder qualifies as "rents from real property" within the meaning of Section 856(d) of the Code. If Landlord does not obtain a favorable letter ruling to such effect within six (6) months after the date hereof, then Landlord and Tenant shall renegotiate, in good faith, the provisions hereof relating to Additional Rent so that the same qualifies as "rents from real property" within the meaning of
Section 856(d) of the Code with the intent that Landlord receive approximately the same level of overall Additional Rent as would have obtained if the Additional Rent provisions were not renegotiated.

         20.23 Affiliated Manager. For so long as Landlord or any Affiliated Person as to Landlord shall seek to qualify as a "real estate investment trust" under the Code, Tenant: (i) shall remain taxable under the Code as an association taxable as a corporation; (ii) shall not become a direct or indirect subsidiary of InterContinental Hotels Group Resources, Inc. or of IHG Management (Maryland) LLC; (iii) shall not permit either InterContinental Hotels Groups Resources, Inc. or IHG Management (Maryland) LLC to become its direct or indirect subsidiary; and (iv) shall not be reorganized, restructured, combined, merged or amalgamated with any Affiliated Person (as to Tenant) in such manner that any such Affiliated Person would, or in Landlord's judgment could be expected to, adversely affect (including, e.g., by application of any Person's actual "disregarded entity" status under the Code) any status such Affiliated Person (as to Tenant) may have as a Code Section 856(d)(9)(A) "eligible independent contractor" at a Code Section 856(d)(9)(D) "qualified lodging facility" owned or leased by Landlord (or any Affiliated Person as to Landlord).

                            [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date above first written.

                                    LANDLORD:

                                    HPT IHG PR, INC.


                                    By:
                                       ----------------------------------------
                                             Its (Vice) President

                                     TENANT:

                                     INTERCONTINENTAL HOTELS (PUERTO RICO) INC.


                                     By:
                                        ---------------------------------------
                                              Its (Vice) President

                                    EXHIBIT A


                                    The Land

                                    EXHIBIT B


                             TRADE AREA RESTRICTION

                                    EXHIBIT C

                            INDEMNIFICATION AGREEMENT

                            INDEMNIFICATION AGREEMENT

         THIS INDEMNIFICATION AGREEMENT (this "Agreement"), is made as of this __day of ______________, 200__, by SIX CONTINENTS INTERNATIONAL HOLDINGS B.V., a Netherlands closed limited liability company ("Seller"), HOLIDAY HOSPITALITY FRANCHISING, INC., a Delaware corporation ("HHF"), and HPT IHG-2 Properties Trust, a Maryland real estate investment trust ("Buyer").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Seller owns all of the issued and outstanding shares of common stock, with a par value of $100 per share (the "Company Shares"), of Crowne Plaza (Puerto Rico), Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (the "Company");

         WHEREAS, the Company is the owner of the InterContinental San Juan Resort and Casino in San Juan, Puerto Rico (the "Hotel"), and certain other related assets;

         WHEREAS, all of the Company Shares are being sold pursuant to a Stock Purchase Agreement between Buyer and Seller dated as of December 17, 2004 (the "PR Purchase Agreement");

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All capitalized terms used in this Agreement, but not otherwise defined shall have the meaning ascribed to such terms in the PR Purchase Agreement. In addition, the following definitions shall apply for purposes of this Agreement:

         "Affiliate" with respect to a person, means a person that controls, is controlled by or is under common control with such person.

         "Benefit Arrangement" means an employment, severance or similar contract, arrangement or policy (written or oral) and each plan or arrangement providing for severance, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, phantom stock, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits that (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any Employee or former Employee of the Company.

         "Closing Tax Year" shall mean the tax year in which the Closing Date occurs.

         "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, all as from time to time in effect, and any successor laws thereto.

         "Damages" means Liens, damages, losses, Liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys', consultants' and experts' fees and disbursements incurred in investigating, defending against, settling or prosecuting any claim, litigation or proceeding or in seeking payment of amounts owed under this Agreement).

         "Employee" means any employee of the Company.

         "Employee Plan" means each "employee benefit plan," as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA,
(ii) is maintained or contributed to by the Company or any of its ERISA Affiliates, and (iii) covers any Employee or former Employee of the Company.

         "Environment" means any and all environmental media, including without limitation ambient air, surface water, ground water, drinking water supply, land surface or subsurface, soil or strata, and also means any indoor location.

         "Environmental Law" means any and all federal, state, Commonwealth of Puerto Rico, local and foreign statutes, laws (including common or case law), regulations, ordinances, rules, judgments, judicial decisions, orders, decrees, codes, plans, injunctions, or governmental restrictions, whether now existing or hereafter enacted, issued or promulgated, relating to the protection of human health or safety or the Environment or to emissions, discharges or Releases of any Hazardous Substance into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, management or handling of any Hazardous Substance or the containment, removal or remediation thereof.

         "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to the Property, whether contingent or fixed, actual or potential, known or unknown, which arise under or relate to matters governed by Environmental Law and arise from or relate in any way to actions occurring or conditions existing on or before the Closing Date, including without limitation, the disposal of Hazardous Substances generated at or transported from the Property.

         "Environmental Permits" means any and all governmental permits, licenses, concessions, grants, franchises, agreements, authorizations, registrations, notices of intent or other governmental approvals or filings issued or required under any Environmental Law.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "Hazardous Substance" shall have the meaning ascribed to such term in the Hotel Lease Agreement.

         "Indemnified Parties" means the Buyer, Hospitality Properties Trust, a Maryland real estate investment trust, the Company (following the Closing), each of their respective Affiliates, each of their respective shareholders, directors, trustees, officers, employees and agents, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties.

         "Indemnifying Parties" means Seller and HHF.

         "Pre-Closing Tax Contest" has the meaning set forth in Section 4.3B hereof.

         "Straddle Period" has the meaning set forth in Section 4.1B hereof.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the Environment (including, without limitation, the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Substance).

         "Tax" and "Taxes" means any and all federal, state, Commonwealth of Puerto Rico, local or non-U.S. taxes, fees, levies, duties, tariffs, imposts, and other similar charges on or with respect to net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, franchise, capital, paid-up capital, profits, greenmail, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, Code Section 59A or windfall profit tax, custom, duty, value added, volume of business or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax.

         "Tax Year" shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year

         "Tax Contest" has the meaning set forth in Section 4.3A hereof.

         "Tax Returns" means any return, claim, election, information return, declaration, report, statement and other document required to be filed in respect of Taxes, including all schedules and attachments thereto, and including all amendments thereof.

         "Tax Authority" means any governmental authority responsible for the imposition or collection of any Tax.

         "Transfer Taxes" has the meaning set forth in Section 4.4 hereof.

         "Transferred Employees" means those employees of the Company that were transferred, or were to be transferred, out of the Company to an Affiliate of Seller in connection with the transactions contemplated by the PR Purchase Agreement.

         "Third Party Claim" means (i) any governmental claim (including by any Tax Authority), suit, order, request, investigation, demand, administrative or judicial enforcement action, notice, order or proceeding or (ii) any lawsuit, claim of action or demand by any individual, entity or other person against any of the Indemnified Parties alleging facts that if true would give rise to indemnification under this Agreement.

         2. Indemnification. Subject to any limitations set forth herein, the Indemnifying Parties, on a joint and several basis, covenant and agree, at their sole cost and expense, to indemnify, defend and hold harmless each Indemnified Party against and from any and all Damages which may at any time be imposed upon, incurred by or asserted or awarded against such Indemnified Party, and arising directly or indirectly from or out of, or relating to:

         (A)      any Environmental Liabilities;

         (B) any claim by a Transferred Employee or any former Employee of the Company, or any other person on behalf of such employees based on events that occurred prior to the Closing;

         (C) any claims or Liabilities regarding any Employee Plan or Benefit Arrangement of the Company in existence at any point prior to the Closing;

         (D) any breach by Seller of any representation and warranty or covenant set forth in the PR Purchase Agreement or in any certificate, instrument or documents delivered to Buyer under the terms of the PR Purchase Agreement;

         (E) the violation by the Company (prior to the Closing) or Seller or any of their respective employees, agents, contractors and representatives of any applicable law, judgment or decree; including without limitation any Environmental Law, Environmental Permit or any other laws, regulations or ordinances applicable to the Property or any of the operations of the Hotel (including the casino located at the Hotel);

         (F)      the operation and use of the Hotel prior to Closing;

         (G) any Property sold or transferred by the Company prior to the Closing;

         (H) any indemnification claims made by former officers, directors, agents or employees of the Company based upon events that occurred prior to the Closing;

         (I) any other claims or any litigation (including threatened litigation) based upon events that occurred prior to the Closing, whether or not the claims or litigation are based on events that occurred prior to the Company's ownership of the Property and regardless of when commenced; and

         (J) any and all other Liabilities (1) incurred by the Company prior to the Closing or (2) that relate to the Property as a result of events occurring prior to the Closing (even if relating to a previous owner of the Property), regardless of its nature, whether or not in the ordinary course of business.

         In the event that the Indemnifying Parties shall be obligated to indemnify the Indemnified Parties pursuant to this Section 2, the Indemnifying Parties shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the Damages to which such indemnification relates.

         3. Procedures. (a) If any of the Indemnified Parties shall claim a right to payment pursuant to this Agreement with respect to which there has been no Third Party Claim, such Indemnified Party shall send written notice of such claim to the Indemnifying Parties specifying the basis for such claim. As promptly as possible after the Indemnified Parties have given such notice, a representative of the Indemnified Parties and a representative of the Indemnifying Parties shall establish the merits and amount of such claim (by mutual agreement) and, within five Business Days of the final determination of the merits and amount of such claim, the Indemnifying Parties shall pay the Indemnified Parties the amount of such claim.

         (b) Any Indemnified Party shall give prompt notice to the Indemnifying Parties of the assertion or commencement of any Third Party Claim; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Parties shall relieve the Indemnifying Parties of any liability or obligation hereunder except to the extent that the Indemnifying Parties have been materially prejudiced thereby. Except as otherwise provided herein, the Indemnifying Parties shall exclusively control the defense of any Third Party Claim at their own expense. The Indemnifying Parties shall not be liable under
Section 2 for any settlement of any Third Party Claim effected by any Indemnified Party without their consent. The Indemnifying Parties shall not consent to the entry of any judgment or enter into any settlement with respect to any Third Party Claim without the consent of the Indemnified Parties unless such settlement includes an unconditional release by all parties to the settlement of the Indemnified Parties and no relief , monetary or otherwise, is required of the Indemnified Parties. Notwithstanding the foregoing, whether or not the Indemnifying Parties assume the defense of a Third Party Claim, if an Indemnified Party determines in good faith that a Third Party Claim is likely to materially adversely affect it or its business (it being understood that any Third Party Claim related to Taxes shall be deemed to have a material adverse effect on the Indemnified Party and its business) in a manner that may not be adequately compensated by money damages, then such Indemnified Party may, by written notice to the Indemnifying Parties, assume the exclusive right to defend, compromise, or settle such Third Party Claim against it and the Indemnifying Parties shall be liable for any such settlement and related Damages. The party controlling the defense of any Third Party Claim shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. In the case of a Third Party Claim, the Indemnified Parties and the Indemnifying Parties shall reasonably cooperate to mitigate and resolve such claim.

         4. Certain Tax Matters. Notwithstanding anything contained in this Agreement or the PR Purchase Agreement to the contrary this Section 4 shall be the sole provision governing indemnities for Tax matters under this Agreement and the PR Purchase Agreement and shall survive the Closing.

         4.1 Tax Indemnity.

         A. The Indemnifying Parties hereby indemnify the Indemnified Parties against, and agree to hold them harmless from, any and all Damages with respect to the following Taxes (without duplication and whether or not disclosed on Schedule 8.1(I) or Schedule 8.1(N) of the PR Purchase Agreement): (i) Taxes imposed on or with respect to Company with respect to Tax periods ending on or before the Closing Date; (ii) with respect to the Straddle Period, Taxes imposed on or with respect to the Company that are allocable, pursuant to Section 4.1B, to the portion of such period ending on and including the Closing Date; (iii) Taxes imposed on or with respect to Seller, Buyer or the Company with respect to the transactions contemplated in Paragraph 5.1(K) of the PR Purchase Agreement ;
(iv) any misrepresentation, inaccuracy or breach of representation and warranty made by the Company pursuant to Paragraph 8.1(N) of the PR Purchase Agreement (without regard to any materiality qualifications therein); (v) Taxes for which the Seller is responsible under Section 4.4 hereof; and (vi) Taxes on or with respect to the Company or the Company's property or the Company's shareholders resulting from the "built-in-gain" provisions of Section 1397 (or any successor provisions thereto) of the PR Code or the recapture provisions of Sections 1117 and/or 1118 (or any successor provisions thereto) of the PR Code and the distribution of the earnings resulting from such provisions (or any successor provisions thereto) to the Company's shareholders.

         B. In the case of any Tax period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Company for the Straddle Period shall be allocated to the portion of the Straddle Period ending on the Closing Date using an interim-closing-of-the-books method assuming that such Tax period ended at the close of the Closing Date, except that (i) exemptions, allowances or deductions that are allowed on an annual basis shall be apportioned on a per-diem basis, (ii) ad valorem real estate, real property, personal property, intangibles and other similar Taxes and any sales Taxes with respect to rental payments for the Closing Tax Year (regardless of the year for which such taxes are assessed) shall be prorated as follows. All installments of special assessments due and payable prior to the Closing Date shall be apportioned to the period ending on the Closing Date and all installments of special assessments due and payable on and after the Closing Date shall be allocated to the period commencing after the Closing Date; provided, however, that the Indemnifying Parties shall not be required by the foregoing to pay any installments of special assessments which have not been confirmed or which relate to projects that have not been completed on the Effective Date. If tax bills for the Closing Tax Year are not available on the Closing Date, taxes shall be prorated at Closing based upon the tax bills for the previous Tax Year, or, if available, based upon the current assessed valuation and current millage rates, and in such event Seller and Buyer shall re-prorate the Taxes as actual or final tax bills for the current year are available. If the Property has been assessed for property tax purposes at such rates as would result in reassessment (such as an "escape assessment" or "roll-back taxes") based upon the change in use, occupancy or ownership of the Property on or after the Closing Date, the Indemnifying Parties hereby agree to pay all such Taxes and to indemnify and save the Indemnified Parties harmless from and against all Liabilities for such Taxes.

         C. Whenever an Indemnifying Party shall be required to pay Buyer an amount due pursuant to this Section 4, such payment shall be made at least two days before the Buyer is required to pay the related Tax liability.

         4.2 Tax Returns

         A. Except as provided in Section 4.4, Seller shall prepare and file (or cause to be prepared and filed) in a timely manner all Tax Returns relating to the Company for any Tax period that ends on or before the Closing Date. With respect to any Tax Return required to be filed hereunder by the Seller after the date of this Agreement, Seller shall provide Buyer with a copy of such completed Tax Return, at least 20 days prior to the due date (including any extension thereof) for the filing of such Tax Return, and Buyer shall have the right to review and comment on such Tax Return and statement within 10 days of receiving such Tax Return from Seller. Seller shall consider in good faith Buyer's comments in preparing the final version of such Tax Return that is filed. Except as provided in the Hotel Lease Agreement, Buyer shall prepare and file (or cause to be prepared and filed) in a timely manner all other Tax Returns relating to the Company for Tax periods ending after the Closing Date (including any Straddle Period). Any such Tax Returns prepared by Buyer shall, to the extent permitted by applicable law, be prepared on a basis consistent with previous Tax Returns. With respect to any Tax Return required to be filed hereunder by the Buyer after the Closing Date, and as to which an amount of Tax is allocable to Seller under Section 4.1 hereof, Buyer shall provide Seller with a copy of such completed Tax Return and a statement setting forth the amount of Tax shown on such Tax Return that is allocable to Seller pursuant to Section 4.1 hereof, at least 20 days prior to the due date (including any extension thereof) for the filing of such Tax Return, and Seller shall have the right to review and comment on such Tax Return and statement within 10 days of receiving such Tax Return from Buyer; provided, however, Buyer's failure to timely provide Seller with the foregoing draft Tax Returns and information shall not relieve Seller of its obligations under Section 4.1 unless Seller is materially prejudiced thereby. Buyer shall consider in good faith Seller's comments in preparing the final version of such Tax Return that is filed.

         B. In furtherance of Sections 4.1 and 4.2A hereof (i) Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Company for any Tax period ending on or before the Closing Date and any Taxes described in Section 4.1A(iii) hereof, and (ii) except as provided in the Hotel Lease Agreement, Buyer shall pay or cause to be paid when due and payable (x) all Taxes with respect to the Company for any Tax period beginning after the Closing Date, and (y) all Taxes with respect to the Company for any Straddle Period (subject to its right of indemnification from Seller by the date set forth in Section 4.1C for Taxes attributable to Seller for such Straddle Period pursuant to Section 4.1B).

         C. Seller and Buyer shall cooperate (and Buyer shall cause the Company to cooperate), and shall cause their respective representatives to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other on a mutually convenient basis all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all Tax periods relating to Taxes. From and after the Closing Date, Seller and Buyer (including their Affiliates and successors) shall (i) retain and maintain all such records including (but not limited to) all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for each Tax period first ending after the Closing Date and for all prior Tax periods, until the later of (x) the expiration of the statute of limitations of the Tax periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, plus 30 days, or (y) six years following the due date (without extension) for such Tax Returns, plus 30 days, and (ii) allow Seller and Buyer and their agents and representatives (and agents or representatives of any of their Affiliates), upon reasonable notice and at mutually convenient times to inspect, review and make copies of such records (at the expense of the party requesting the records) as Seller and Buyer may deem reasonably necessary or appropriate from time to time.

         4.3 Tax Contests.

         A. After the Closing Date, either of Seller or Buyer shall notify the other upon receipt of written notice of the commencement of any Tax audit, inquiry, assessment, or administrative or judicial proceeding (a "Tax Contest") that, if determined adversely to the taxpayer or after the lapse of time, could be grounds for indemnification under Section 4.1. Such notice shall be in writing and shall contain factual information (to the extent known to the notifying party) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax authority in respect of any such asserted Tax liability. Notwithstanding the foregoing, any delay or failure by Seller or Buyer to give notice to the other as required by this Section 4.3A shall not relieve either Seller or Buyer of its obligations under Section 4.1 or Section 4.2 unless the obligated party is materially prejudiced thereby.

         B. If such Tax Contest involves Taxes of the Company for a Tax period ending on or before the Closing Date (a "Pre-Closing Tax Contest") for which Seller is liable (taking into consideration any indemnification obligations pursuant to this Agreement), Seller may elect to control, at its own expense, such Pre-Closing Tax Contest; provided, however, that if the resolution of such Tax Contest could be expected to impact in any manner the Tax liability or Tax Return of the Company, Buyer or any Affiliate for any taxable period ending after the Closing Date (i) Seller shall allow the Buyer to participate in any such Pre-Closing Tax Contest at the Buyer's sole expense and (ii) Seller shall keep Buyer reasonably informed with respect to the commencement, status and nature of any such Pre-Closing Tax Contest involving any Tax liability of the Company or Buyer. In any event, neither the Buyer nor the Seller may settle or compromise such Pre-Closing Tax Contest without the consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed.

         C. Notwithstanding the foregoing, with respect to Tax Contests relating to a Straddle Period, each of the Buyer and Seller may participate and jointly control at their own expense the Tax Contest; provided, however, that neither party shall settle or compromise such Tax Contest without the consent of the other party, which consent shall not unreasonably be withheld, conditioned or delayed. The principle set forth in the preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (in particular, choice of judicial forum).

         D. Notwithstanding the foregoing provisions of this Section 4.3, Seller shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate Taxes and personal property Taxes for the Property due and payable for any period ending prior to or on the Closing Date. Lessee shall have such right with respect to the Straddle Period and periods beginning on or after the Closing Date to the extent so provided in the Hotel Lease Agreement. Buyer and Seller agree to cooperate with each other and to execute any and all documents reasonably requested in furtherance of any Tax exemption or abatement requests or opportunities pending or potentially available to benefit the operation and/or ownership of the Hotel.

         4.4 Transfer Taxes. Notwithstanding any other provision of this Agreement or the PR Purchase Agreement to the contrary, all transfer, documentary, sales, use, stamp, registration and other such Taxes incurred in connection with the transactions contemplated by the PR Purchase Agreement (collectively, "Transfer Taxes") shall be paid one-half by the Seller and one-half by the Buyer, except for any such Transfer Taxes resulting from the transfer of assets and liabilities from the Company pursuant to Paragraph 5.1(K) of the PR Purchase Agreement, which shall be paid by Seller. Seller shall, at its own expense, file all necessary Tax Returns with respect to all such Transfer Taxes, and, to the extent required by applicable Law, Buyer shall join in the execution of any such Tax Returns. Seller shall provide the Buyer with copies of such Tax Returns at least 20 days prior to the last date for timely filing of such Tax Returns (giving effect to any valid extensions thereof). Buyer shall have the right to review and comment on such Tax Returns within 10 days of receiving them from Seller. Seller agrees to consider in good faith Buyer's comments in preparing the final version of the Tax Returns that are filed.

         4.5 Tax Refunds. Any refunds or credits of Taxes shall be for the account of the party responsible under this Section 4 for bearing the Taxes that generated such refund or such credit (taking into account any reimbursement of a party paying such Taxes in the first instance). Each of Seller and Buyer agrees to notify the other promptly in writing if it or any of its Affiliates receives a refund or a credit to which the other party is entitled pursuant to the preceding sentence, and to pay promptly such notified party in cash the amount of such refund or credit.

         4.6 Miscellaneous.

         A. The parties agree to treat all payments made under this Agreement or in connection with any breach of the PR Purchase Agreement as adjustments to the Purchase Price for all Tax purposes.

         B. Buyer and Seller agree, upon request of the other, to use their best efforts to obtain any certificate or other document from any governmental authority as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

         C. Buyer and Seller agree that Buyer may, at Buyer's sole option and discretion, make an election under Code Section 338(g) (and any corresponding election under U.S., state or local tax law) with respect to the purchase of the stock of Company hereunder.

         4.7 Amended Tax Returns. Buyer shall not amend, and shall not permit any of its Affiliates to amend, any Tax Return with respect to Tax periods ending on or before the Closing Date without the prior written consent of Seller.

         5. No Limitation by Due Diligence. The indemnification provided by this Agreement shall be available regardless of the fact that Buyer conducted due diligence on the Company and its properties prior to the consummation of the transactions contemplated by the PR Purchase Agreement and shall be available even if Buyer becomes aware before the Closing of any facts or events that result in an indemnification claim being made in the future.

         6. Authority. Each of the Indemnifying Parties represents and warrants that (i) it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and (ii) this Agreement has been duly and validly authorized, executed and delivered by such Indemnifying Party and constitutes a valid and legally obligation of such Indemnifying Party, enforceable in accordance with its terms.

         7. Conflicting Terms. The Indemnifying Parties acknowledge that certain provisions in this Agreement and the PR Purchase Agreement may be inconsistent or may conflict with one another. In the event of an inconsistency or conflict between the terms of this Agreement and the terms of the PR Purchase Agreement, the terms of this Agreement shall control. The remedies provided by this Agreement are in addition to and not limited by the rights set forth in the PR Purchase Agreement.

         8. Term; Certain Limitations. The obligations of the Indemnifying Parties and the rights of the Indemnified Parties shall continue in force and effect, in the case of claims made pursuant to Section 3(a) and Section 3(b) arising under Section 2(D), for the period such representation, warranty or covenant survives, as set forth in Section 8.4 of the PR Purchase Agreement, and in the case of all other claims, whether made pursuant to Section 3(a) or
Section 3(b) arising under any other provision of Section 2 or under Section 4, for so long as a Third Party Claim could be made if based on the facts giving rise to the claim; provided, however, that any Damages for which an Indemnified Party is paid under the terms of Section 2(D) on account of the breach of any representations of Seller under the PR Purchase Agreement that, pursuant to the terms thereof, survive only for one year after the closing thereunder shall be subject to and apply towards the Sellers' Liability Limit as set forth in clause
(iii) of Paragraph 14.18 of the Purchase and Sale Agreement.

         Notwithstanding the foregoing, with respect to claims arising under
Section 2(D) due to the breach of Seller's Warranties under Sections 8.1(X), 8.1(BB) and 8.1(CC) of the PR Purchase Agreement that are first asserted after the thirtieth anniversary of the date hereof and any corresponding claims under the PR Purchase Agreement, the Indemnified Parties shall look solely to any collateral hereafter pledged securing Seller's obligations hereunder for satisfaction of such claim; provided, however, nothing contained herein is intended to, nor shall it, limit or reduce the rights of Buyer's affiliate under the Management Agreement (as defined in the Purchase and Sale Agreement) or of the Company under the Hotel Lease Agreement or limit or reduce the obligations of the any guarantor of either of either such agreement.

         9. Delay. No delay on the Indemnified Parties' part in exercising any right, power or privilege under this Agreement shall operate as a waiver of any privilege, power or right hereunder.

         10. Releases. Any one or more of the Indemnifying Parties or any other party liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of the said counterparts.

         12. Notices. All notices, approvals, requests, demands and other communications hereunder shall be in writing and shall be given and effective in accordance with the PR Purchase Agreement.

         13. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by all of the parties hereto.

         14. Assignment. Without the prior written consent of Buyer in each instance, no Indemnifying Party may assign, transfer or set over to another, in whole or in part, all or any part of its or their duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

         15. Governing Law; Jurisdiction; Venue. THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, FOR ALL PURPOSES, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE PARTIES CONSENT TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF NEW YORK IN CONNECTION WITH ANY SUIT RELATING TO THIS AGREEMENT. THE PARTIES IRREVOCABLY WAIVE ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         16. Waiver of Jury Trial. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY, AND AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE OR HAS NOT BEEN WAIVED.

         17. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING BUYER, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND SELLER AND HHF HEREBY AGREE THAT, THE NAME "HPT IHG-2 PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER. ALL PERSONS DEALING WITH BUYER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF BUYER, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first written above.




SIX CONTINENTS INTERNATIONAL HOLDINGS B.V., a
Netherlands closed limited liability company

By:______________________________________________
     Name:_______________________________________
     Title:______________________________________



HOLIDAY HOSPITALITY FRANCHISING, INC.,
a Delaware corporation



By:______________________________________________
     Name:_______________________________________
     Title:______________________________________


HPT IHG-2 Properties Trust,
a Maryland real estate investment trust

By:______________________________________________
     Name:_______________________________________
     Title:______________________________________

                                    EXHIBIT N

                           LETTER REGARDING GUARANTEE


                [LETTERHEAD OF INTERCONTINENTAL HOTELS GROUP PLC]








                                                       [_________ __], 2005


To the Beneficiary Parties referred to
below

Ladies and Gentlemen:

         Reference is hereby made to that certain Guaranty Agreement (the "Guaranty") made and given as of [_________ __], 2005, by INTERCONTINENTAL HOTELS (PUERTO RICO), INC. a [________] corporation (the "Guarantor"), for the benefit of HPT TRS IHG-1, INC., a Maryland corporation (together with its successors and assigns, "TRS1"), HPT TRS IHG-2, INC., a Maryland corporation (together with its successors and assigns, "TRS2"), HPT IHG PR, Inc., a Puerto Rico corporation (together with its successors and assigns, "Landlord") and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, "Trust"; and Trust together with the TRS1, TRS2 and Landlord, collectively, the "Beneficiary Parties"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Guaranty.

         The undersigned (the "Parent") hereby unconditionally and irrevocably undertakes for the benefit of the Beneficiary Parties to cause the due performance and observance by the Guarantor of all of the terms, covenants, conditions, agreements and undertakings on the part of the Guarantor to be performed or observed under the Guaranty in accordance with the terms thereof. The Parent's obligations under this letter agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the expiration of the New Management Agreement, or (ii) the termination or expiration of the PR Lease.

         The Parent's obligations under this letter agreement shall not be impaired by any modification, supplement, extension or amendment of the Guaranty, and this letter agreement shall be binding upon the Parent's successors and assigns.

                              INTERCONTINENTAL HOTELS GROUP
                              PLC, a corporation organized and existing under the laws of the United Kingdom


                              By:
                                 --------------------------------------------
                              Name:
                              Title:

                                    EXHIBIT O

                               GUARANTY AGREEMENT

                                 [See Attached]

                                                            [PR Tenant Guaranty]

                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Agreement") is made and given as of [_________ __, 2005], by INTERCONTINENTAL HOTELS (PUERTO RICO) INC. a [________] corporation (the "Guarantor"), for the benefit of HPT TRS IHG-1, INC., a Maryland corporation (together with its successors and assigns, "TRS1"), HPT TRS IHG-2, INC., a Maryland corporation (together with its successors and assigns, "TRS2"), HPT IHG PR, Inc., a Puerto Rico corporation (together with its successors and assigns, "Landlord") and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, "Trust"; and Trust together with the TRS1, TRS2 and Landlord, collectively, "HPT").

                              W I T N E S S E T H :

         WHEREAS, it is a condition precedent to Landlord entering into the PR Lease and TRS2 entering into the New Management Agreement and the consummation of certain other transactions contemplated by the Transaction Documents that the Guarantor enter into this Agreement; and

         WHEREAS, the transactions contemplated by the PR Lease and the Transaction Documents are of direct material benefit to the Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Terms. Capitalized terms used but not defined herein have the meaning ascribed thereto in the New Management Agreement. The following terms as used in this Agreement shall have the meanings set forth below:

         "Accounting Principles" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied.

         "Annual Excess Profits Statement" shall mean the Available Excess Profits Statement for any Annual Period.

         "Available Excess Profits" shall mean, for any monthly or annual period, the lesser of (a) Excess Profits for such monthly or annual period or
(b) all accrued but unpaid Guaranteed Obligations.

         "Available Excess Profits Statement" shall have the meaning ascribed to such term in Section 9(b).

         "Excess Profits" shall mean the excess, if any, of PR Gross Revenues over PR Operating Costs and Management Fees.

         "Financial Officer's Certificate" shall mean a certificate of the chief executive officer, chief financial officer or chief accounting officer (or such officers' authorized designee) of Guarantor, duly authorized, accompanying each Available Excess Profits Statement required to be delivered by Guarantor pursuant to Section 9, in which such officer shall certify that such Available Excess Profits Statement has been properly prepared in accordance with GAAP and is true, correct and complete in all material respects and fairly presents the financial information contained therein.

         "Guaranteed Obligations" shall mean the Manager's obligations to make payments of (a) Owner's First Priority as and when due under the New Management Agreement determined without respect to Gross Revenue thereunder or Operating Profits thereunder; and (b) any and all liquidated damages due to TRS2 under the New Management Agreement.

         "Manager" shall mean IHG Management (Maryland) LLC.

         "Management Agreements" shall have the meaning ascribed to such term in the Parent Guaranty.

         "New Management Agreement" shall mean that certain Management Agreement dated as of the date hereof between TRS2 and Manager, as the same may be amended, modified, supplemented, or otherwise altered.

         "Parent Guaranty" shall have the meaning given to the term "Guaranty" in the New Management Agreement.

         "PR Gross Revenues" shall have the meaning ascribed to the term "Total Hotel Sales" in the PR Lease.

         "PR Hotel" shall have the meaning ascribed to the term "Hotel" in the PR Lease.

         "PR Lease" shall mean that certain Lease Agreement of even date herewith between Landlord and Guarantor as the same may be amended, modified, supplemented, or otherwise altered.

         "PR Operating Costs and Management Fees" shall have the meaning ascribed to the term "Operating Costs" in the PR Lease, plus a management fee of 3% of PR Gross Revenue, but no other management fees.

         2. Representations and Covenants. The Guarantor represents, warrants, covenants and agrees that:

                  2.1 Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any property or assets of the Guarantor is bound, or violate any provision of law applicable to the Guarantor, or any order, writ, injunction, judgment or decree of any court applicable to the Guarantor or any order or other public regulation of any governmental commission, bureau or administrative agency applicable to the Guarantor.

                  2.2 Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to HPT forthwith, upon demand, in immediately available Federal funds, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by HPT in connection with the enforcement of this Agreement, together with interest at the Interest Rate on amounts recoverable under this Agreement from the time such amounts become due until payment.

                  2.3 Legal Existence. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Guarantor has appointed attorneys Alston & Bird LLP, having an address at 1201 West Peachtree Street, Atlanta, Georgia 30309-3424,
Attn: Managing Partner as its agent for service of process. The Guarantor acknowledges and agrees that service of process on such agent shall constitute service of process on Guarantor with respect to any and all claims hereunder, under the Management Agreements or under any Transaction Document.

         3. Guarantee.

         (a) The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations shall be paid in full when due and payable subject to any applicable cure periods, whether upon demand, at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment pursuant to the Management Agreements, or otherwise.

         (b) This guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, subject to any applicable cure periods, the Guarantor shall pay or cause to be paid to HPT the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or perform or cause to be performed such obligations in accordance with the Transaction Documents.

         4. Unenforceability of Guaranteed Obligations, Etc. If the Manager is for any reason under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Manager by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of the Management Agreements or any limitation on the liability of the Manager thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect in accordance with the terms set forth herein and shall be binding upon the Guarantor to the same extent as if the

Guarantor at all times had been the principal debtor and obligor on all such Guaranteed Obligations.

         5. Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

         6. Consents and Waivers, Etc. The Guarantor hereby acknowledges receipt of correct and complete copies of the Management Agreements and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives, to the extent the Guarantor lawfully may do so, (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest,
(c) notice of any default hereunder and any default, breach or nonperformance under the Management Agreements or a Manager Event of Default or Manager Default under the Management Agreements, (d) notice of the terms, time and place of any private or public sale of collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Manager or any other guarantor of the Guaranteed Obligations, under or pursuant to the Management Agreements, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law.

         7. No Impairment, Etc. The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by HPT or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Manager or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Management Agreements or any indulgence in or the extension of the time for payment by the Manager or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Management Agreements or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Manager or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or the modification or amendment made with or without the consent of the Guarantor of any duty, agreement or obligation of the Manager or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Manager or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Manager or any other guarantor or any assets of the Manager or any such other guarantor, or the release or discharge of the Manager or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law.

         8. Reimbursement, Subrogation, Etc. The Guarantor hereby covenants and agrees that the Guarantor will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Manager or any other person with respect to the Guaranteed Obligations prior to the irrevocable payment in full of all amounts then due and owing but unpaid under the Management Agreement, and until the Guaranteed Obligations have been satisfied in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by HPT which destroys the Guarantor's subrogation rights or the Guarantor's rights to proceed against the Manager for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Manager in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to HPT. Until all obligations of the Manager pursuant to the Management Agreements shall have been irrevocably paid and satisfied in full, the Guarantor waives any right to enforce any remedy which HPT now has or may in the future have against the Manager, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by HPT.

         9. Guaranty Limitations. (a) The Guarantor's obligations under Section 3 shall terminate upon the date on which the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to HPT under this Agreement have been irrevocably satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Manager), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination. Notwithstanding anything contained in this Agreement to the contrary, in any given Fiscal Year, the Guarantor's obligations under Section 3 shall not exceed Available Excess Profits for such Fiscal Year.

         (b) The Guarantor shall furnish HPT with detailed statements of Available Excess Profits ( "Available Excess Profits Statements") determined in accordance with the Accounting Principles concurrently with the Guarantor's delivery of annual and monthly operating and financial statements to Landlord in accordance with Sections 3.1.2(a) and 3.1.2(b) of the PR Lease. On or before the date on which an Available Excess Profit Statement is due for any monthly or annual period, Guarantor shall pay to HPT the Available Excess Profit for such period that to the extent there are any accrued but unpaid Guaranteed Obligations as of the last day of the previous month. If the amount of Available Excess Profits for any Fiscal Year (as finally determined) is less than the amount paid by the Guarantor to HPT in respect of Guaranteed Obligations during the applicable Fiscal Year, HPT shall promptly remit the amount of such deficiency to Guarantor.

         (c) Each Available Excess Profits Statement delivered by the Guarantor to HPT shall be accompanied with a Financial Officer's Certificate. At HPT's election and at HPT's cost except as otherwise provided herein, a certified audit of any Annual Excess Profits Statement (and the results of operations calculations supporting such statement) may be performed by a nationally recognized, independent certified public accounting firm appointed by HPT. In the event that HPT elects to have such an audit performed, HPT must give notice of its election within twelve (12) months after its receipt of the applicable Annual Excess Profits Statement. Any dispute concerning the correctness of an audit shall be settled by arbitration in accordance with the arbitration provisions of the PR Lease. The

Guarantor shall pay the cost of any audit revealing an understatement of Available Excess Profits by more than three percent (3%) in the aggregate. In the event that either no notice of audit is given within said twelve (12) months, or no audit is in fact commenced within eighteen (18) months after receipt of an Annual Excess Profits Statement, such Annual Excess Profits Statement shall be deemed accepted by HPT.

         10. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with written acknowledgment of receipt (provided a copy thereof is sent by Federal Express or similar expedited commercial carrier for delivery on the next business day), or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c) All such notices shall be addressed,

         if to HPT to:

                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109

                  Attn:  Warren M. Heilbronner, Esq.
                  [Telecopier No. (617) 338-2880]

         if to the Guarantor to:

                  InterContinental Hotels (Puerto Rico) Inc.
                  67 Alma Road
                  Windsor
                  Berkshire SL4 3HD
                  ENGLAND
                  Attn: Company Secretary
                  Telecopier No. +44 1753 410101

           with a copy to:

                  International Hotels Group, Inc.
                  3 Ravinia Drive
                  Suite 100
                  Atlanta, Georgia 30346
                  Attn:  Vice President, Asset Management
                  [Telecopier No. 770-604-5340]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11. Successors and Assigns. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of HPT's successors and assigns, including, without limitation, such holders, whether so expressed or not.

         12. Applicable Law. Except as to matters regarding the internal affairs of HPT and issues of or limitations on any personal liability of the shareholders and trustees of HPT for obligations of HPT, as to which the laws of the State of Maryland shall govern, this Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby shall be interpreted, construed, applied and enforced in accordance with the laws of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than New York; or (vii) any combination of the foregoing.

         All actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of New York. Guarantor hereby (i) submits to the exclusive jurisdiction of any New York federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (ii) voluntarily and irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that it is not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over Guarantor or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, Guarantor consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHTS TO TRIAL BY JURY WITH RESPECT TO THIS AGREEMENT OR ANY MATTER ARISING IN CONNECTION HEREWITH.

         13. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by HPT, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         14. Waiver of Rights by HPT. Neither any failure nor any delay on HPT's part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise, or the exercise of any other right, power or privilege.

         15. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

         16. Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         17. Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         18. Remedies Cumulative. No remedy herein conferred upon HPT is intended to be exclusive of any other remedy, and subject to the limitations set forth in Section 9 above, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         19. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE
"DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND,

PROVIDES THAT, AND THE GUARANTOR HEREBY AGREES THAT, THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, TRUST. ALL PERSONS DEALING WITH TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         20. Effective Date. This Agreement shall be of no force or effect unless and until the Effective Date occurs.

         WITNESS the execution hereof under seal as of the date above first written.

                                          INTERCONTINENTAL HOTELS (PUERTO
                                          RICO) INC.



                                          By:___________________________
                                             Its:_______________________

                                          By:___________________________
                                             Its:_______________________



ACKNOWLEDGED AND AGREED:

HPT TRS IHG-1, INC.


By:_________________________
   Its:_____________________



HPT TRS IHG-2, INC.


By:_________________________
   Its:_____________________


HPT IHG PR, INC.


By:_________________________
   Its:_____________________


HOSPITALITY PROPERTIES TRUST


By:_________________________
   Its:_____________________